AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
AUGUST 1, 2008

REGISTRATION NO.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEGEND INTERNATIONAL HOLDINGS, INC
(name of small business issuer in its charter)

DELAWARE	1041	23-3067904
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Mr. Peter Lee
LEGEND INTERNATIONAL HOLDINGS, INC
Level 8, 580 St Kilda Road
Melbourne  Victoria  3004
Australia
Telephone: 613-8532-2866
Facsimile: 613-8532-2805
(Name, address, including zip code, and
telephone number, including
area code, of agent for service)

Copies of communications to:
R. Brian Brodrick, Esq.
Phillips Nizer LLP
666 Fifth Avenue
New York  NY
Telephone: 212-841-0700

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)	☐

CALCULATION OF REGISTRATION FEE:

Title Of Each Class Of Securities To Be Registered	Amount to be registered(1)	Proposed Maximum offering price per share(2)	Proposed aggregate price	Amount of Registration Fee

Common Stock, Par Value $0.001 per Share	25,072,049 (3)	$2.65	$66,440,929	$2,611.13
Common Stock, Par Value $0.001 per Share	501,441 (4)	$2.65	$1,328,819	$52.22
Total	25,573,490 .		$67,769,748	$2,663.35

(1) Pursuant to Rule 416, the Registration Statement also covers any additional shares of Common Stock that may become issuable by virtue of antidilution provisions of the warrants.

(2)The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C), based upon the averages of the closing bid and asked prices for the Common Stock as reported by the OTC-Bulletin Board on July 25, 2008 of $2.65

(3) Represents outstanding shares of Common Stock being offered for sale by selling stockholders.

(4) Represents 501,441 shares issuable upon exercise of outstanding warrants at an exercise price of US$2.50 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act, this Registration Statement contains a combined prospectus that also relates to 17,266,510 shares of Common Stock registered pursuant to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on form S-1 (File No. 333-145082.  The Filing fee associated with these shares was previously paid with the earlier registration statement.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

DATED AUGUST 1, 2008

LEGEND INTERNATIONAL HOLDINGS, INC

 42,840,000 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 42,000,000 shares of Legend’s Common Stock by certain persons who are, or will become, stockholders of Legend. Please refer to "Selling Stockholders" beginning on page 15.

We are also registering 840,000 shares of Common Stock that are issuable upon exercise of outstanding warrants at an exercise price of US$2.50 per share.

Legend is not selling any shares of Common Stock in this offering and therefore will not receive any proceeds from this offering.  Legend will however receive proceeds from the sale of Common Stock upon exercise of the warrants. All costs associated with this registration will be borne by Legend.

The shares of Common Stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering.  On July 25, 2008, the last reported sale price of our Common Stock was $2.65 per share. Our Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol "LGDI."  These prices will fluctuate based on the demand for the shares of Common Stock.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.

Please refer to "Risk Factors" beginning on page 10.

No other underwriter or person has been engaged to facilitate the sale of shares of Common Stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY HAVE THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 1, 2008.

We have not authorized anyone to provide information different from that contained in this prospectus.  Neither the delivery of this prospectus nor the sale of shares of Common Stock means that information contained in this prospectus is correct after the dates of this prospectus.  This prospectus is not an offer to sell or a solicitation of an offer to buy these shares of Common Stock in any circumstances under which the offer or solicitation is unlawful.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains numerous forward-looking statements relating to our business. such forward-looking statements are identified by the use of words such as believes, intends, expects, hopes, may, should, plan, projected, contemplates, anticipates or similar words. Actual production, operating schedules, results of operations, ore reserve and mineral deposit estimates and other projections and estimates could differ materially from those projected in the forward-looking statements.  The factors that could cause actual results to differ materially from those projected in the forward-looking statements include:

•	The risk factors set forth herein,

•	The possibility that the phosphates we find are not commercially economical to mine,

•	The possibility that we do not find diamonds or that the diamonds we find are not commercially economical to mine,

•	The risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions),

•	Changes in the market price of phosphate, base metals and diamonds,

•	The uncertainties inherent in our production, exploratory and developmental activities, including risks relating to permitting and regulatory delays,

•	The uncertainties inherent in the estimation of ore reserves,

•	The effects of environmental and other governmental regulations, and

•	Uncertainty as to whether financing will be available to enable further exploration and mining operations.

Investors are cautioned not to put undue reliance on forward-looking statements.  We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in our Common Stock. This summary highlights selected information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our Common Stock discussed under “Risk Factors”, and our financial statements and the accompanying notes, before making an investment decision.

Our Business

General

Our name is Legend International Holdings, Inc. and we sometimes refer to ourselves in this Prospectus as “Legend,” “Company”, or as “we”, “our”, and “us”.

We are an exploration stage mining company. Our objective is to exploit our interest in certain mining tenements which are in Queensland and the Northern Territory of Australia. Our principal exploration target is for phosphate, base metals and diamonds and we are seeking to determine whether they are present in commercially economic quantities on our tenements to develop an operating mine.

We sometimes refer to our tenements collectively in this Prospectus as either the “Queensland Phosphate tenements”, “Lady Jane”, “Lady Annie”, “D-Tree”, “Thorntonia”, “Drifter”, “Quita Creek”, “Highlands Plains”, “Lily Creek”, and the “North Australian diamond tenements”, “Calvert Hills Project”, “Foelsche”, “Selby”, “Cox” or “Abner Range”. Our tenements are registered in the Department of Mines & Energy in Queensland and Department of Primary Industry, Fisheries and Mines in the Northern Territory of Australia, and give us the right to explore and mine minerals from the tenements.

We were incorporated in the State of Delaware on January 2, 2001 as Sundew International, Inc. and changed our name to Legend on March 13, 2003. We registered Legend as a foreign corporation in Australia on August 8, 2006. Our executive offices are at Level 8, 580 St Kilda Road, Melbourne, Victoria, 3004, Australia. Our website is www.lgdi.net. Information included on our website shall not be deemed to be incorporated in this Prospectus.

Stock Split

Effective November 17, 2006, Legend issued one (1) new bonus share of Common Stock for every two (2) shares of Common Stock outstanding on the record at that date. The issue of the new bonus shares of Common Stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its Common Stock. Effective December 31, 2006, Legend issued one (1) new bonus share of Common Stock for every two (2) shares of Common Stock outstanding on the record at that date. The issue of the new bonus shares of Common Stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its Common Stock.

The Company has accounted for these bonus issues as a stock split (the “Stock Split”) and accordingly, all share and per share data included in this Prospectus has been retroactively restated.

The Offering

This offering relates to the sale of 42,840,000 shares of Common Stock by certain selling stockholders. Of these shares being offered:

•	42,000,000 are currently held by selling stockholders;

•	840,000 shares issuable upon exercise of outstanding warrants at an exercise price of US$2.50 per share.

Our shares are quoted on the "over-the-counter" ("OTC") Bulletin Board maintained by the Financial Industry Regulatory Authority Inc. (“FINRA”). The shares may be sold at prevailing market prices or privately negotiated prices.

Risk Factors

You should read the "RISK FACTORS" section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities. Any investment in our Common Stock should be considered a high-risk investment because of the nature of mineral exploration. Only investors who can afford to lose their entire investment should invest in these securities.

Use of Proceeds.

We will not receive any proceeds from the shares offered by the selling stockholders.  See "Use of Proceeds."  We will, however, receive proceeds from the sale of Common Stock upon exercise of the warrants. We are paying all of the expenses relating to the registration of the shares for the selling stockholders.

Defined Terms.

A number of technical and industry terms, as well as other defined terms used in this prospectus, are defined in the GLOSSARY at the end of this prospectus. Generally, we have provided a definition of each such defined term in the first instance that it is used in this prospectus and again in the GLOSSARY.

Currency

We use the Australian dollar as our reporting currency, since we are headquartered in Australia and our administrative expenses are incurred in Australian dollars.  References to dollars are to Australian dollars (A$) unless otherwise indicated as being United States dollars (US$).  For the convenience of the reader, the Australian Dollar figures for the year ended December 31, 2007 have been translated into United States Dollars (“US$”) using the rate of exchange at December 31, 2007 of A$1.00=US$0.8767and the Australian Dollar figures for the three months ended March 31, 2008 have been translated into United States Dollars (“US$”) using the rate of exchange at March 31, 2008 of A$1.00= US$.9178.  Prior to July 31, 2006, the Company’s functional currency was the US dollar.  However, as a result of the purchase of diamond mining tenements in Northern Australia in July 2006, the Company’s 2006 revenue and expenses will be primarily denominated in Australian dollars (A$). Statement of Financial Accounting Standards (“SFAS”) No. 52, Foreign Currency Translation, states that the functional currency of an entity is the currency of the primary economic environment in which the entity operates. Accordingly the Company determined that from August 1, 2006 the functional currency of the Company is the Australian dollar.  Assets, liabilities and equity were translated at the rate of exchange at July 31, 2006.  Revenue and expenses were translated at actual rates.  Transaction gains and losses were included as part of accumulated other comprehensive gain.

Restatement of comparative numbers was made for the change in functional and reporting currency.  The change was adopted prospectively beginning July 31, 2006 in accordance with SFAS No. 52.

Agreements with IFFCO

Effective July 14, 2008, the Company entered into a Shares Option Agreement with the Indian Farmers Fertilizer Cooperative Limited (“IFFCO”).

Share Options Agreement

Under the Share Options Agreement , IFFCO received options to purchase 30 million shares of Common Stock of the Company on the following terms:

a.	5,000,000 options, at an exercise price of $2.50 per share and expiring 60 days from July 11, 2008;
b.	8,000,000 options, at an exercise price of $3.00 per share and expiring 12 months from July 11, 2008;
c.	8,000,000 options, at an exercise price of $3.50 per share and expiring 18 months from July 11, 2008;
d.	9,000,000 options, at an exercise price of $4.00 per share and expiring 24 months from July 11, 2008.

The total proceeds amount to $100.5 million, and when exercised will be utilized to fund expenditure related to the Company’s phosphate project.

The Share Options Agreement also gives IFFCO a preemptive right to acquire its pro rata share of future issuances of Common Stock by the Company, with certain exceptions.

Rock Off-Take Agreement

Pursuant to the Share Options Agreement, the parties agreed to enter into a long-term rock off-take agreement (“ROTA”), which shall be separately negotiated but which shall be based on the following principles:

•
IFFCO shall off take on a long term and the Company shall deliver to IFFCO to offtake directly or through its Affiliates 4 million tonnes of concentrated rock phosphate produced by the Company every year.

•	The long term rock off-take agreement (the “ROTA”) shall be based on, among others, the following principles.

–	The concentrated rock phosphate should conform to specifications reasonably acceptable to IFFCO, such specifications shall be agreed to between the Company and IFFCO in the ROTA.

–	The supplies are FOB at one or more agreed ports in Australia.

–	The Price of the concentrate rock phosphate shall be at a discount of at least 5% to the Benchmark Price of rock.

–	At the Company’s option however,

The ROTA can have provisions for compensation to the Company in case IFFCO does not lift the contracted quantities and to IFFCO if the Company is unable to supply the contracted quantities.

In case the Benchmark Price falls below a value that reduces the return on investment of the project below an agreed amount, IFFCO can convert the entire discount into a subordinated loan at a nominal interest to be repaid in years when the market price is good. The details of this mechanism shall be agreed in the ROTA.

–
The minimum quantity supplied below which compensation claims can arise shall be 90% of the guaranteed quantities. Quantities below such minimum but not below 70% of the contracted quantity, shall be rolled over to the following two years without any compensation, provided the Company does not sell the deficient quantity in the spot market.

–	In case the Benchmark Price becomes such as it materially adversely affects the financial viability of either Party, the Parties will work together to mitigate the situation.

in which case the discount shall equal 10%.

–	IFFCO shall provide no other support to the Company under the ROTA if the discount is 5%.

-
The benchmark Price (the “Benchmark Price”) shall be derived based on the price of equivalent quality of rock imported into India by IFFCO and other large importers. For this purpose only those buyers who import more than 350,000 tonnes per year will be considered. The Parties shall mutually decide transparent indicies and adjustment formulas for different rock specifications for this purpose.

–
In case the agreed indicies are not available, the Benchmark Price  shall be derived based on the international market price of phosphoric acid delivered in India less cost of sulphur, fixed costs and other variable costs of phosphoric acid production, cost of transportation of rock from Australia to India and reasonable return on the production of phosphoric acid, divided by the specific consumption of rock of the specifications agreed in the ROTA. The details of this pricing structure shall be agreed in the ROTA.

•
IFFCO shall be the marketing agent of the Company and act on the instructions of the Company in relation to the 20% of annual production that the Company may sell yearly on the spot market after the Company has fulfilled its annual obligations under its long-term supply agreement with IFFCO. IFFCO shall conduct these transactions on behalf of the Company in the spot market on an arm’s length basis.

●
For so long as IFFCO is a shareholder in the Company, either Party shall have a right of first refusal to participate with the other Party in the production, sale, marketing, distribution or in any other manner making available any fertilizer or related product in Australia (e.g., urea plant or triple super phosphate) on terms that shall be agreed to between the Company and IFFCO.

•
IFFCO shall facilitate the Company in procuring financing for the development and construction of the Company’s phosphate mines and related infrastructure (the “Project”), including introducing the Company to sources of project financing.

•	IFFCO shall also assist the Company by providing technical and personnel assistance on an arm’s length basis.

•
The Parties agree to use their reasonable best efforts to enter into a ROTA within 9 months following the closing.  Unless mutually agreed, neither Party shall be obliged to enter into a ROTA if the Parties have not been able to execute a ROTA within 24 months of the closing and the Party seeking not to enter into the ROTA is not in breach of this Agreement. IFFCO shall also not be obliged to off take rock if the deliveries of the contracted quantities for the first year of operations, agreed in the ROTA, do not commence within 5 years of the Closing Date.

Other

In connection with the execution of the Shares Option Agreement, IFFCO entered into a Shareholders Agreement with Joseph Gutnick, the Company’s Chairman of the Board, President and Chief Executive Officer pursuant to which IFFCO purchased 15 million shares of Common Stock from an affiliate of Mr. Gutnick at $1.87 per share.  The parties agreed to vote in favor of the election of their respective Board nominees, including four nominees selected by Mr. Gutnick and two by IFFCO, subject to adjustment based upon their proportionate share ownership.  The parties granted each other certain rights of first refusal  and tag-along rights with respect to future sale of shares by each other and their respective affiliates.  In addition, the parties agreed to vote by mutual agreement with respect to certain material actions requiring stockholder approval.

In connection with the execution of the Shares Option Agreement and the Shareholders’ Agreement, the Company agreed to increase the size of its Board of Directors from two members to six within 30 days following the closing and to appoint two nominees of IFFCO to the Company’s Board of Directors, including the Managing Director of IFFCO, Dr. Awasthi and two additional nominees to be selected by Mr. Joseph Gutnick, the Company’s Chairman of the Board, President and Chief Executive Officer.  Mr. Gutnick’s nominees are subject to the approval of BMO Nesbitt Burns in accordance with that certain Agency Agreement dated as of June 3, 2008.  The Company also agreed to amend its Bylaws to require that certain material actions by the Company shall require the unanimous approval of the Board of Directors.

Summary Financial Data

The following summary financial data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

Statement of Operations Data

	Year ended December 31			Three months ended March 31
	2006 A$000	2007 A$000	Conv. Transl. US$000	2007 A$000	2008 A$000	Conv. Transl. US$000
Revenues – interest	2	22	19	1	125	115
Costs and expenses	(4,537)	(8,540)	(7,487)	(1,206)	(3,688)	(3,385)
Loss from operations	(4,535)	(8,518)	(7,468)	(1,205)	(3,563)	(3,270)
Other income (loss)	(40)	(120)	(105)	(31)	(628)	(576)
Profit (loss) before income taxes	(4,575)	(8,638)	(7,573)	(1,236)	(4,191)	(3,846)
Provision for income taxes	-	-	-	-	-	-
Net profit (loss)	(4,575)	(8,638)	(7,573)	(1,236)	(4,191)	(3,846)
	A$	A$	US$	A$	A$	US$
Net profit (loss) per share on continuing operations	(0.06)	(0.06)	(0.05)	(0.01)	(0.03)	(0.03)
Weighted average number of shares outstanding (000’s)	75,230	146,740	146,740	127,945	157,534	157,534

Balance Sheet Data
	A$000	A$000	US$000	A$000	A$000	US$000
Total assets	1,149	17,994	15,776	1,655	15,680	14,391
Total liabilities	1,881	1,035	908	1,184	1,797	1,649
Stockholders’ equity (deficit)	(732)	16,959	14,868	(471)	13,883	12,742

Convenience translation at December 31, 2007 using December 31, 2007 exchange rate and at March 31, 2008 using March 31, 2008 exchange rate.

RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information provided in this prospectus before purchasing our Common Stock.  An investment in our Common Stock involves a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment.  The risks and uncertainties described below are not the only ones we face.  There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time.  If the events described in these risks occur, our business, financial condition and results of operations would likely suffer.  Additionally, this prospectus contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ significantly from the results discussed in the forward-looking statements.  This section discusses the risk factors that might cause those differences.

Risks of Our Business

We Lack an Operating History And Have Losses Which We Expect To Continue Into the Future.

To date we have had no material source of revenue. We have no operating history as a mineral exploration or mining company upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

-	exploration and development of any mineral property we identify;

-	our ability to locate economically viable mineral reserves in any mineral property we identify;

-
our ability to raise the capital necessary to conduct exploration and preserve our interest in mineral claims, increase our interest in mineral claims and continue as an exploration and mining company; and

-	our ability to generate revenues and profitably operate a mine on any mineral property we identify.

We Have No Mineral Reserves And We Cannot Assure You That We Will Find Such Reserves. If We Develop A Mineral Reserve, There Is No Guarantee That Production Will Be Profitable.

We cannot guarantee we will ever find any or that we will be successful in locating commercial mineral reserves on any exploration properties that we may obtain.  Even if we find a commercial mineral reserve, there is no assurance that we will be able to mine them. Even if we develop a mine, there is no assurance that we will make a profit. If we do not find commercial minerals you could lose part or all of your investment.

We Will Need Financing To Determine If There Is Commercial Minerals And To Maintain The Mineral Claims.

Our success will depend on our ability to raise capital. We will require substantial additional funds to conduct mineral exploration and development activities on our tenements. There is no assurance whatsoever that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us to make investments. If funds are not available in the amounts required to achieve our business strategy, we would be unable to reach our objective. This could cause the loss of all or part of your investment.

The Report Of Our Independent Registered Public Accounting Firm Contain An Explanatory Paragraph Questioning Our Ability To Continue As A Going Concern.

The report of our independent registered public accounting firm on our financial statements as of December 31, 2007 and for the years ended December 31, 2007 and 2006 includes an explanatory paragraph questioning our ability to continue as a going concern. This paragraph indicates that we have not yet commenced revenue producing operations and have a retained deficit at December 31, 2007 of A$13,993,863 which conditions raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

We Could Encounter Delays Due To Regulatory And Permitting Delays.

We could face delays in obtaining mining permits and environmental permits. Such delays, could jeopardize financing, if any, in which case we would have to delay or abandon work on the properties.

There Are Uncertainties Inherent In The Estimation Of Mineral Reserves.

Reserve estimates, including the economic recovery of ore, will require us to make assumptions about recovery costs and market prices. Reserve estimation is, by its nature, an imprecise and subjective process and the accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation, judgment and experience. The economic feasibility of properties will be based upon our estimates of the size and grade of ore reserves, metallurgical recoveries, production rates, capital and operating costs, and the future price of diamonds. If such estimates are incorrect or vary substantially it could affect our ability to develop an economical mine and would reduce the value of your investment.

If We Define An Economic Ore Reserve And Achieve Production, It Will Decline In The Future. An Ore Reserve Is A Wasting Asset.

Our future ore reserve and production, if any, will decline as a result of the exhaustion of reserves and possible closure of any mine that might be developed.  Eventually, at some unknown time in the future, all of the economically extractable ore will be removed from the properties, and there will be no ore remaining unless this Company is successful in near mine site exploration to extend the life of the mining operation. This is called depletion of reserves. Ultimately, we must acquire or operate other properties in order to continue as an on going business. Our success in continuing to develop reserves, if any, will affect the value of your investment.

If We do Not Have Access to Adequate Infrastructure to Develop Our Mineral Exploration Projects Our Operations Will Be Adversely Affected.

Mining, processing, development and exploration activities depend on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operation costs. There can be no assurance that such infrastructure can be put in place or that capital will be available to the Company on satisfactory terms, or at all, in order to build and maintain such infrastructure, which will have a material adverse affect on the Company’s financial condition and results of operation. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could also adversely affect the Company’s operation, financial conditions and results of operations.

There Are Significant Risks Associated With Mining Activities.

The mining business is generally subject to risks and hazards, including quantity of production, quality of the ore, environmental hazards, industrial accidents, the encountering of unusual or unexpected geological formations, cave-ins, flooding, earthquakes and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in damage to, or destruction of, our mineral properties or production facilities, personal injury or death, environmental damage, reduced production and delays in mining, asset write-downs, monetary losses and possible legal liability. We could incur significant costs that could adversely affect our results of operation.  Insurance fully covering many environmental risks (including potential liability for pollution or other hazards as a result of disposal of waste products occurring from exploration and production) is not generally available to us or to other companies in the industry. What liability insurance we carry may not be adequate to cover any claim.

We May Be Subject To Aboriginal Title and Rights Claims

Aboriginal title and rights may be claimed with respect to Crown properties or other types of tenure with respect to which mining rights have been conferred. The Company is not aware of any aboriginal land claims having been formally asserted or any legal actions relating to aboriginal issues having been instituted with respect to any of the Company’s properties. There can be no assurance that aboriginal title and/or rights claims will not be asserted in the future in respect to the companies properties.

We May Subject To Significant Environmental And Other Governmental Regulations That Can Require Substantial Capital Expenditure, And Can Be Time-Consuming.

We may be required to comply with various laws and regulations pertaining to exploration, development and the discharge of materials into the environment or otherwise relating to the protection of the environment in the countries that we operate, all of which can increase the costs and time required to attain operations. We may have to obtain exploration, development and environmental permits, licenses or approvals that may be required for our operations. There can be no assurance that we will be successful in obtaining, if required, a permit to commence exploration, development and operation, or that such permit can be obtained in a timely basis. If we are unsuccessful in obtaining the required permits it may adversely affect our ability to carry on business and cause you to lose part or all of your investment.

Mining Accidents Or Other Adverse Events At Our Property Could Reduce Our Production Levels.

If and when we reach production it may fall below estimated levels as a result of mining accidents, cave-ins or flooding on the properties. In addition, production may be unexpectedly reduced if, during the course of mining, unfavourable ground conditions or seismic activity are encountered, ore grades are lower than expected, or the physical or metallurgical characteristics of the ore are less amenable to mining or processing than expected. The happening of these types of events would reduce our profitably or could cause us to cease operations which would cause you to lose part or all of your investment.

The acquisition of mineral properties is subject to substantial competition. If we must pursue alternative properties, companies with greater financial resources, larger staffs, more experience, and more equipment for exploration and development may be in a better position than us to compete for properties. We may have to undertake greater risks than more established companies in order to compete which could affect the value of your investment.

We May Lose Our Claims If We Do No Maintain A Minimum Level of Work On The Claims

We will be required to carry out a minimum level of work on each claim to maintain of our claims in good standing. If we cannot afford to carry out the work or pay the fees we could lose our interest in claims. The loss of some or all of our mineral claims would adversely affect the value of your investment.

We are substantially dependent upon AXIS Consultants To Carry Out Our Activities

We are substantially dependent upon AXIS for our senior management, financial and accounting, corporate legal and other corporate headquarters functions.  For example, each of our officers is employed by AXIS and, as such, is required by AXIS to devote time to the business and affairs of the other clients of AXIS.

Pursuant to a services agreement, AXIS provides us with office facilities, administrative personnel and services, management and geological staff and services.  No fixed fee is set in the agreement and we are required to reimburse AXIS for any direct costs incurred by AXIS for us.  In addition, we pay a proportion of AXIS indirect costs based on a measure of our utilization of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and indirect costs.  This service agreement may be terminated by us or AXIS on 60 days’ notice.  See “Certain Relationships and Related Party Transactions.”

We are one of four affiliated companies.  Each of the companies has some common Directors, officers and shareholders.  In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff.  A number of arrangements and transactions have been entered into from time to time between such companies.  Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.  However, it is possible we may enter into such transactions in the future which could present conflicts of interest.

Future Sales of Common Stock Could Depress The Price Of Our Common Stock

Future sales of substantial amounts of Common Stock pursuant to this prospectus or Rule 144 under the Securities Act of 1933 or otherwise by certain stockholders could have a material adverse impact on the market price for the Common Stock at the time.  As of the date of this prospectus, there are 221,258,976 shares of Common Stock outstanding, of which 28,197,207 shares of Common Stock are restricted securities.  We are registering all the restricted securities in this prospectus which will be available for sale when this prospectus becomes effective. In addition, restricted securities will be available for sale pursuant to Rule 144 under the Securities Act.  In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a six-month holding period and who is not an affiliate of the Company may sell restricted securities without limitation as long as the Company is current in its SEC reports. A person who is an affiliate of the Company may sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144.  In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities by a non-affiliate without any limitations after a one-year holding period.  Any sales of shares by stockholders pursuant to this prospectus or Rule 144 may have a depressive effect on the price of our Common Stock.

Our Common Stock Is Traded Over the Counter, Which May Deprive Stockholders Of The Full Value Of Their Shares

Our Common Stock is quoted via the Over The Counter Bulletin Board (OTCBB).  As such, our Common Stock may have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market.  These factors may result in higher price volatility and less market liquidity for the Common Stock.

A Low Market Price May Severely Limit The Potential Market For Our Common Stock

Our Common Stock is currently trading at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers.  These rules generally apply to any equity security that has a market price of less than $5.00 per share, subject to certain exceptions (a “penny stock”).  Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors.  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer.  Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.  The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

The Market Price Of Your Shares Will Be Volatile.

The stock market price of mineral exploration companies like us has been volatile. Securities markets may experience price and volume volatility. The market price of our stock may experience wide fluctuations that could be unrelated to our financial and operating results. Such volatility or fluctuations could adversely affect your ability to sell your shares and the value you might receive for those shares.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling stockholders.  There will be no proceeds to us from the sale of shares of Common Stock in this offering. In addition, any proceeds that we receive from the exercise of warrants will be used for working capital and general corporate purposes.

DETERMINATION OF OFFERING PRICE

The Offering Price is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Act”), and is based on the average of the closing bid and asked prices for the Registrant’s Common Stock as reported on the NASDAQ OTC Bulletin Board on July 2, 2008

DILUTION

The net tangible book value of our Company as of March 31, 2008 was A$13,882,765 or A$0.08 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our Common Stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our Company, our net tangible book value will be unaffected by this offering.

SELLING STOCKHOLDERS

The following table sets forth as of July 25, 2008, the number of shares of our Common Stock owned by each selling stockholder and the number of such shares included for sale in this prospectus, which in each case, except as set forth below, is equal to the number of shares owned by such person.

Except as set forth below, the shares being offered by the selling stockholders were issued or are issuable upon exercise of securities that were issued in connection with one or more of the following transactions.

In June 2008, the Company completed a private placement offering (the “BMO Offering”) of 42,000,000 share of common stock to institutional investors at a purchase price of US$2.50 per share.  BMO Nesbitt Burns Inc., Wellington West Capital Markets Inc. and BBY Limited acted as agents for the offering and received a commission of 5% of the offering proceeds and two year warrants to purchase 840,000 shares of common stock at an exercise price of US$2.50 per share.

The Company has agreed to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement covering the resale of the shares of Common Stock within forty-five (45) calendar days after the closing date of the BMO Offering (the “Filing Deadline”) (which was subsequently extended to August 1, 2008)..  The Company has agreed to use its best efforts to cause such registration statement to become effective as soon as possible thereafter, and within the earlier of: (i) one hundred twenty (120) calendar days after the closing date or (ii) five (5) calendar days of the SEC clearance to request acceleration of effectiveness (the “Effectiveness Deadline”).  The Company agreed that in the event that the registration statement is not filed with the SEC on or before the Filing Deadline, or such registration statement is not declared effective by the SEC on or before the Effectiveness Deadline or if the effectiveness thereafter lapses (except for certain permitted grace periods)or if the Company fails to file certain SEC reports on a timely basis, the Company shall on the first day of each month thereafter until the date that the Company is in compliance with the foregoing requirements issue to the purchasers as liquidated damages and not as a penalty for such failure (the “Liquidated Damages”):  shares of common equal to 1.2% of the shares purchased in the BMO Offering that have not been sold or cannot be sold without restriction under Rule 144.

In connection with the BMO Offering, the Company agreed not to issue any additional shares of Common Stock (other than pursuant to existing rights) for a period of 120 days following the closing without the consent of BMO, which shall not be unreasonably withheld.  The Company also agreed to appoint two additional directors and a chief operating officer with the approval of BMO and to use its reasonable best efforts to list its shares of Common Stock on the American Stock Exchange within six months following the closing date.

In connection with the BMO Offering, Joseph Gutnick, Renika Pty Ltd. and Chabad House of Caulfield Pty Ltd. (the “Gutnick Group”) generally have agreed not to acquire, transfer or dispose of any shares of Common Stock or other securities of the Company or enter into any agreements or make any announcements with respect thereto for a period of one year following the Closing, except that the Gutnick Group is not prohibited from (i) selling shares to an industry participant such as a mining company or fertilizer manufacturer or user in an off-market transaction; (ii) selling up to 2,000,000 shares commencing 180 days after the closing date; provided that BMO shall have the right to act as the broker for any sales that are made on market; and (iii)  selling shares in response to a takeover offer for all of the outstanding shares of the Company.

	Beneficial Ownership Prior to Offering			Beneficial Ownership After Offering
Selling Stockholders	Common Stock	Percentage of Outstanding Common Stock*	Shares Being Offered(a)	Common Stock	Percentage of Outstanding Common Stock

Atticus European Fund, Ltd. (a)	29,127,339	13.18%	7,629,776	21,497,563	9.73%
Greenway Portfolio D (a)	1,842,661	0.83%	455,224	1,387,437	0.63%
MMCAP International Inc. (b)	275,000	0.12%	275,000	-	-
Republic Investment Management Pte Ltd - How & Co (c)	189,000	0.09%	189,000	-	-
Republic Investment Management Pte Ltd. – RBC Dexia Investor Services Bank, S.A (d)	411,000	0.19%	411,000	-	-
CF Eclectica Agriculture Fund(e)	675,000	0.31%	675,000	-	-
Craton Capital Global Resources Partnership LP	45,000	0.02%	45,000	-	-
Epoch Master Ltd. (g)	800,000	0.36%	800,000	-	-
CQS Convertible and Quantitative Strategies Master Fund Ltd.	225,000	0.10%	225,000	-	-
Libra Fund LP(i)	3,160,000	1.43%	3,160,000	-	-
Libra Offshore Ltd. (j)	740,000	0.33%	740,000	-	-
IGXG Management LLC – Series G (k)	400,000	0.18%	400,000	-	-
Perella Weinberg Partners Xerion Master Fund Ltd. (l)	7,000,000	3.16%	3,980,000	3,020,000	1.36%
BTR Global Prospector Trading Ltd. (m)	558,000	0.25%	558,000	-	-
BTR Global Energy Trading Limited (n)	450,000	0.20%	450,000	-	-
BTR Global Arbitrage Trading Limited (o)	500,000	0.23%	500,000	-	-
Salida Multi Strategy Hedge Fund (p)	1,000,000	0.45%	1,000,000	-	-

BTR Global Opportunity Trading Limited (q)	1,050,000	0.48%	1,050,000	-	-
BTR Global Prospector II Trading Ltd. (r)	42,000	0.02%	42,000	-	-
Petercam Equities Agrivalue	1,700,000	0.77%	1,700,000	-	-
The Ospraie Portfolio Ltd.(t)	1,700,000	0.77%	1,700,000	-	-
Seamans Capital Management F/B/O Lifespan Endowment (u)	150,000	0.07%	150,000	-	-
Seamans Capital Management F/B/O Lahey Clinic (v)	110,000	0.05%	110,000	-	-
Seamans Capital Management Global Income Pref. 6% Fund (w)	240,000	0.11%	240,000	-	-
Quantum Partners LDC (x)	1,924,250	0.87%	1,818,750	105,500	0.05%
Quantum Emea Fund (y)	6,062,500	2.74%	6,062,500	-	-
RS Capital Partners Ltd. (z)	1,924,250	0.87%	1,818,750	105,500	0.05%
City Natural Resources High Yield Trust (aa)	225,000	0.10%	225,000	-	-
U Capital Offshore Investments, LP (bb)	124,400	0.06%	90,000	34,400	0.02%
Map T. Segregated Portfolio – A Segregated Portfolio of LMA (cc)	146,000	0.07%	110,000	36,000	0.02%
GPC 79,LLC (dd)	174,433	0.08%	112,190	61,493	0.03%
Weiss Multi-Strategy Partners LLC (ee)	538,877	0.24%	340,730	180,383	0.08%
OGI Associates LLC (ff)	197,080	0.09%	197,080	-	-
Eastern Advisors Capital, Ltd (gg)	1,700,000	0.77%	1,700,000	-	-
Luxor Capital Partners LP(ii)	470,184	0.21%	470,184	-	-
LCG Select, LLC (jj)	127,982	0.06%	127,982	-	-
Luxor Spectrum, LLC(kk)	819	0.00%	819	-	-
Luxor Capital Partners Offshore Ltd.(ll)	708,170	0.32%	708,170	-	-
LCG Select Offshore Ltd.(mm)	589,616	0.27%	589,616	-	-
Luxor Spectrum Offshore, Ltd.(nn)	28,647	0.01%	28,647	-	-
Atlas Master Fund Ltd. (oo)	74,582	0.03%	74,582	-	-
Hargreaves Hale (pp)	320,000	0.14%	320,000	-	-
WR Multi-Strategy Master Fund Ltd. (qq)	23,615	0.01%	23,615	-	-
Enso Global Equities Levered Master Partnership LP (rr)	143,256	0.06%	143,256	-	-
Enso Global Equities Levered Master Partnership LP (ss)	426,668	0.19%	426,668	-	-
Enso Global Opportunities Master Partnership LP (tt)	70,344	0.03%	70,344	-	-
HFR HE Jade Master Trust (uu)	56,117	0.03%	56,117	-	-
BMO Nesbitt Burns Inc.	672,000(xx)	0.30%	672,000(xx)	-	-
Wellington West Capital Markets Inc.	84,000(xx)	0.04%	84,000(xx)	-	-
BBY Ltd (vv)	219,519(ww)	0.10%	84,000(xx)	135,519	0.06%

*       Based upon 221,258,976 shares outstanding at July 25, 2008.

(a)	In accordance with a Form 4 dated June 6, 2008, Atticus Capital LP, Atticus Management Limited and Mr. Timothy Barakett may be deemed to be beneficial owners of the shares of Common Stock.

(b)	MMCAP Asset Management Inc. has voting and investment control over the shares of Common Stock owned by MMCAP International Inc. SPC. Mathew MacIsaac is a director of MMCAP International Inc. SPC.

(c)	Anwar Awan has voting and investment control over the shares of Common Stock owned by Republic Investment Management Pte Ltd. – How & Co

(d)	Anwar Awan has voting and investment control over the shares of Common Stock owned by Republic Investment Management Pte Ltd. – RBC Dexia Investor Services Bank, S.A.

(e)	George Lee has voting and investment control over the shares of Common Stock owned by CF Eclectica Agriculture Fund

(f)
Maquarie Capital Investment Management Ltd (“MCIM”) has voting and investment control over the shares of Common Stock owned by Craton Capital Global Resources Partnership LP. Brenton Saunders and Mohendra Moodley are portfolio managers for MCIM. Lachlan Pike, Adam Solano and Lauren Steinberg are traders for MCIM.

(g)	Rajesh Hari Gupta has voting and investment control over the shares of Common Stock owned by Epoch Master, Ltd.

(h)	Deutsche Bank AG DTC #2428 has voting and investment control over the shares of Common Stock owned by CQS Convertible and Quantitative Strategies Master Fund Limited.

(i)	Ranjan Tandon has voting and investment control over the shares of Common Stock owned by Libra Fund LP

(j)	Ranjan Tandon has voting and investment control over the shares of Common Stock owned by Libra Offshore Ltd.

(k)	Arthur Norman Field has voting and investment control over the shares of Common Stock owned by IGXG Management LLC – Series G.

(l)	Daniel Arbess, Julio Garcia, William Kourakos and James Keyes have voting and investment control over the shares of Common Stock owned by Perella Weinberg Partners Xerion Master Fund Ltd.

(m)	Terry Bell has voting and investment control over the shares of Common Stock owned by BTR Global Prospector Trading Ltd ..

(n)	Brad White has voting and investment control over the shares of Common Stock owned by BTR Global Energy Trading Limited

(o)	Brad White has voting and investment control over the shares of Common Stock owned by BTR Global Arbitrage Trading Ltd

(p)	Brad White has voting and investment control over the shares of Common Stock owned by Salida Multi Strategy Hedge Fund

(q)	Danny Guy has voting and investment control over the shares of Common Stock owned by BTR Global Opportunity Trading Limited

(r)	Terry Bell has voting and investment control over the shares of Common Stock owned by BTR Global Prospector II Trading Ltd

(s)
Sylvie Huret, Luc Van den Brande, Guy Lerminiaux, Johnny Debschuysser, Baudouin du Parc, Leopold d’Oultremont, Georges Caballe and Geoffroy d’Aspremont representing Petercam SA, with all directors acting two by two, have voting and investment control over the shares of Common Stock owned by Petercam B Fund, Belgian limited liability company.

(t)
Dwight Anderson may be deemed to have voting and investment control over the shares of Common Stock owned by The Ospraie Portfolio Ltd. by virtue of his position as President of Ospraie Management, Inc.

(u)	Brian D. Corcoran has voting and investment control over the shares of Common Stock owned by Seamans Capital Management F/B/O Lifespan Endowment

(v)	Brian D. Corcoran has voting and investment control over the shares of Common Stock owned by Seamans Capital Management F/B/O Lahey Clinic

(w)	Brian D. Corcoran has voting and investment control over the shares of Common Stock owned by Seamans Capital Management Global Income Pref. 6% Fund

(x)
George Soros, Robert Soros and Jonathan Soros share voting and investment control over the shares of Common Stock owned by Quantum Partners LDC by virtue of their positions as Chairman, Deputy Chairman and President of Soros Fund Management LLC,

(y)
George Soros, Robert Soros and Jonathan Soros share voting and investment control over the shares of Common Stock owned by Quantum Emea Fund Ltd. by virtue of their positions as Chairman, Deputy Chairman and President of Soros Fund Management LLC,

(z)
George Soros, Robert Soros and Jonathan Soros share voting and investment control over the shares of Common Stock owned by RS Capital Partners Ltd. by virtue of their positions as Chairman, Deputy Chairman and President of Soros Fund Management LLC,

(aa)	David Coats has voting and investment control over the shares of Common Stock owned by City NatuResources High Yield Fund.

(bb)	Jonathan Urfrig has voting and investment control over the shares of Common Stock owned by Map T. Segregated Portfolio – A Segregated Portfolio of LMA .

(cc)	Jonathan Urfrig has voting and investment control over the shares of Common Stock owned by U Capital Offshore Investments, LP.

(dd)	Weiss Multi-Strategy Advisors LLC has voting and investment control over the shares of Common Stock owned by GPC 79, LLC.

(ee)	Weiss Multi-Strategy Advisors LLC has voting and investment control over the shares of Common Stock owned by Weiss Multi-Strategy Partners LLC .

(ff)	Weiss Multi-Strategy Advisors LLC has voting and investment control over the shares of Common Stock owned by OGI Associates, LLC.

(gg)	Scott Booth has voting and investment control over the shares of Common Stock owned by Eastern Advisors Capital Ltd.

(hh)	Not used.

(ii)	Christian Leone has voting and investment control over the shares of Common Stock owned by Luxor Capital Partners, LP.

(jj)	Christian Leone has voting and investment control over the shares of Common Stock owned by LCG Select, LLC.

(kk)	Christian Leone has voting and investment control over the shares of Common Stock owned by Luxor Spectrum, LLC.

(ll)	Christian Leone, Don Seymour and Aldo Ghisletta have voting and investment control over the shares of Common Stock owned by Luxor Capital Partners Offshore, Ltd.

(mm)	Christian Leone, Don Seymour and Aldo Ghisletta have voting and investment control over the shares of Common Stock owned by LCG Select Offshore, Ltd.

(nn)	Christian Leone, Don Seymour and Aldo Ghisletta have voting and investment control over the shares of Common Stock owned by Luxor Spectrum Offshore, Ltd.

(oo)	Dmitry Balyasny has voting and investment control over the shares of Common Stock owned by Atlas Master Fund, Ltd .

(pp)
Hargreave Hale Limited has voting and investment control over the shares of Common Stock owned by Hargreave Hale Nominees Limited, Heritage Bank and HSBC Global Custody Nominees Limited. Adam Caplan is a director of Hargreave Hale Limited.

(qq)	Salina Love has voting and investment control over the shares of Common Stock owned by WR Multi-Strategy Master Fund Ltd. ..

(rr)	Salina Love has voting and investment control over the shares of Common Stock owned by Enso Global Equities Levered Master Partnership LP..

(ss)	Salina Love has voting and investment control over the shares of Common Stock owned by Enso Global Equities Levered Master Partnership LP..

(tt)	Salina Love has voting and investment control over the shares of Common Stock owned by Enso Global Opportunities Master Partnership LP..

(uu)	Salina Love has voting and investment control over the shares of Common Stock owned by HFR HE Jade Master Trust.

(vv)	Glenn Rosewall has voting and investment control over the shares of Common Stock owned by BBY Limited..

(ww)	Includes shares issuable upon exercise of two-year warrants at an exercise price of US$2.50 per share and Common Stock..

(xx)	Issuable upon exercise of two-year warrants at an exercise price of US$2.50 per share.

PLAN OF DISTRIBUTION

General

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchase by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	short sales;

▪	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

▪	a combination of any such methods of sale; and

▪	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.  The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities, and may sell or deliver shares in connection with these trades.  The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements.  If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses (excluding selling expenses) incident to the registration of the shares being registered herein.

Blue Sky Laws.  Under the securities laws of certain states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Costs of Registration.  We will pay all the expenses incident to the registration, offering and sale of the shares of Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately US$42,663. The offering expenses consist of: a SEC registration fee of US$2,663, accounting fees of US$15,000, legal fees of US$20,000 and miscellaneous expenses of US$5,000.

Regulation M.  The selling stockholders should be aware that the anti manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of Common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while such selling stockholder is distributing shares covered by this prospectus. The selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post- effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding which the Company considers material.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

The following table sets out certain information concerning the Company’s officers and directors.

Name	Age	Position(s) Held

Joseph Gutnick	56	Chairman of the Board
		President, Chief Executive Officer and Director.

David Tyrwhitt	70	Director.

Peter Lee	50	Secretary, Chief Financial Officer and Principal
		Accounting Officer.

Craig Michael	31	General Manager Development & Resources

Joseph Gutnick
Mr. Gutnick has been Chairman of the Board, President and Chief Executive Officer since November 2004 and has been Chairman of the Board, President and Chief Executive Officer of numerous public listed companies in Australia and the USA specialising in the mining sector since 1980 and is currently a Director of Quantum Resources Limited.  Mr. Gutnick was previously been a Director of the World Gold Council.  He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management and a Member of the Australian Institute of Company Directors.

David Tyrwhitt

Dr Tyrwhitt was appointed a Director in March 2005. He is a geologist, holding a Bachelor of Science and PhD degrees and has 46 years experience in mineral exploration and management development and operation of gold mines in Australia.  Dr Tyrwhitt has been a Director of numerous public listed companies in Australia in the mining industry and is currently a Director of Hawthorn Resources Limited, and Quantum Resources Limited and has also been a Director of Golden River Resources Corp, a Delaware corporation (GORV.OB) since 1996 and Northern Capital Resources Corp., a Nevada corporation since 2008.

Peter Lee

Mr. Lee has been Chief Financial Officer since March 2005 and Secretary since November 2004.  He is a Director, Chief Financial Officer and Secretary of Golden River Resources Corp, a Delaware corporation (GORV.OB).  Mr. Lee is a Member of the Institute of Chartered Accountants in Australia, a Fellow of Chartered Secretaries Australia Ltd., a Member of the Australian Institute of Company Directors and holds a Bachelor of Business (Accounting) from Royal Melbourne Institute of Technology. He has over 25 years commercial experience and is currently General Manager Corporate and Company Secretary of several listed public companies in Australia.

Craig Michael

Mr. Michael has 8 years experience in the mining and resources industry. His previous work was with Oxiana Ltd where he was based in Laos in a Supervisor/Trainer role, both as a Mine Geologist and Resource Geologist at the Sepon Copper Gold Project. He was responsible for the geological interpretation of the Khanong copper-gold deposit and the surrounding oxide and primary gold deposits. In conjunction with training the national geologic staff in all mining and resource geology functions Mr. Michael also conducted resource estimates for public reporting. Prior to his time with Oxiana, he was a Mine Geologist at Sons of Gwalia’s Carosue Dam Gold Project in Western Australia where he also conducted his honours thesis on their flagship Karari gold deposit.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.  No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities. No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Board of Directors

Our Certificate of Incorporation provides that there must be at least one Director of the Company.  Our Board of Directors currently consists of two directors.

Directors need not be stockholders of the Company or residents of the State of Delaware.  Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified.  Directors may receive compensation for their services as determined by the Board of Directors. A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains.  A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

The executive officers of the Company are appointed by the Board of Directors.  There are no family relationships between any Directors or executive officers of the Company.

Our Board of Directors consists of two members, of whom one has been, and continues to be, independent under applicable regulations. During fiscal 2007, our Board of Directors met four times. The Board of Directors also uses resolutions in writing to deal with certain matters and during fiscal 2007, six resolutions in writing were signed by all Directors.

The Company encourages all Directors to attend the Annual Meeting of stockholders, either in person or by telephone. The Directors did not attend the 2007 Annual meeting as they were overseas on business.

IFFCO Shareholders’ Agreement

In connection with the execution of the Shares Option Agreement, IFFCO entered into a Shareholders Agreement with Joseph Gutnick, the Company’s Chairman of the Board, President and Chief Executive Officer pursuant to which IFFCO purchased 15 million shares of Common Stock from an affiliate of Mr. Gutnick at $1.87 per share.  The parties agreed to vote in favor of the election of their respective Board nominees, including four nominees selected by Mr. Gutnick and two by IFFCO, subject to adjustment based upon their proportionate share ownership.  The parties granted each other certain rights of first refusal  and tag-along rights with respect to future sale of shares by each other and their respective affiliates.  In addition, the parties agreed to vote by mutual agreement with respect to certain material actions requiring stockholder approval.

In connection with the execution of the Shares Option Agreement and the Shareholders’ Agreement, the Company agreed to increase the size of its Board of Directors from two members to six within 30 days following the closing and to appoint two nominees of IFFCO to the Company’s Board of Directors, including the Managing Director of IFFCO, Dr. Awasthi and two additional nominees to be selected by Mr. Joseph Gutnick, the Company’s Chairman of the Board, President and Chief Executive Officer.  Mr. Gutnick’s nominees are subject to the approval of BMO Nesbitt Burns in accordance with that certain Agency Agreement dated as of June 3, 2008.  The Company also agreed to amend its Bylaws to require that certain material actions by the Company shall require the unanimous approval of the Board of Directors.

Nominating Committee

We do not have a nominating committee. Historically our entire Board has selected nominees for election as directors. The Board believes this process has worked well thus far particularly since it has been the Board’s practice to require unanimity of Board members with respect to the selection of director nominees. In determining whether to elect a director or to nominate any person for election by our stockholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, stockholders, or other persons.  The Board of Directors has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not directors, officers, or employees of Legend on the same basis as candidates proposed by any other person.

Audit and Compensation Committees

We do not have an Audit Committee or a Compensation Committee as we only have two Directors, only one of whom (Dr. Tyrwhitt) may be deemed to be independent.  However, Dr Tyrwhitt liaises directly with the auditors on matters normally dealt with by an Audit Committee. It is the opinion of the Board of Directors that Mr. Tyrwhitt is an independent director as defined in Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Board believes that Mr. Tyrwhitt would meet the director independence requirements of the Nasdaq Stock Market if we were listed on such Market. Our Board does not include “a "financial expert" as defined in Item 407(e) of Regulation S-K. The Company only has one independent Director and this Director does not have a finance background.

Executive and Director compensation matters are determined by the entire Board of Directors.

Code of Ethics

We have adopted a Code of Conduct and Ethics and it applies to all Directors, Officers and employees.  A copy of the Code of Conduct and Ethics will be posted on our website and we will provide a copy to any person without charge.  If you require a copy, you will be able to download it from our website at www.lgdi.net or alternatively, contact us by facsimile or email and we will send you a copy.

Stockholder Communications with the Board

Stockholders who wish to communicate with the Board of Directors should send their communications to the Chairman of the Board at the address listed below. The Chairman of the Board is responsible for forwarding communications to the appropriate Board members.

Mr. Joseph Gutnick
Legend International Holdings, Inc.
PO Box 6315 St Kilda Road
Central Melbourne, Victoria 8008 Australia

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, our Directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in our Common Stock and are also required to provide to us copies of such reports.  Based solely on such reports and related information furnished to us, we believe that in fiscal 2007 all such filing requirements were complied with in a timely manner by all Directors and executive officers and 10% stockholders, except that Mr. Gutnick and Renika Pty Ltd. filed one Form 4 in connection with the sale of stock and Mr. Gutnick filed one Form 4 with respect to the receipt of options. Mr Lee filed two Form 4’s in connection with the receipt of options and Mr Michael filed a Form 3 and two Form 4’s in connection with the receipt of options, after the respective due dates of such forms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets out, to the best of our knowledge, the numbers of shares of Common Stock beneficially owned as at July 25, 2008 by:

(i)	each of our present Executive Officers and Directors,

(ii)	each person (including any “group” as that term is defined in Section 13(d)(3) of the Securities Exchange Act) who beneficially owns more than 5% of our Common Stock, and

(iii)	all of our present Directors and officers as a group.

Name	Number of Shares Owned		Percentage of Shares (1)
Joseph and Stera Gutnick *	69,426,726	(2)(3)(4)(5)	31.27

David Tyrwhitt *	-	(6)	-

Peter Lee *	1,050,000	(7)	**
Craig Michael *	100,000	(8)	**

All officers and Directors As a Group	70,576,726		31.62
Atticus European Fund, Ltd 767 Fifth Avenue – 12th Fl. New York, NY 10153	29,127,339	(9)	13.18

RK Legend LLC 1321 Lenox Hill Manhattan, NY 10021	11,137,624		5.04

Green Way Portfolio D 767 Fifth Avenue – 12th Fl. New York, NY 10153	1,842,661	(9)	0.83

Kisan International Trading, FZE Emaar Business Park No.2, Office 562, Jebel Ali, Dubai, UAE Post Box 261835	20,000,000	(10)	8.84

*	unless otherwise indicated, the address for each person is C/- Legend International Holdings, Inc., Level 8, 580 St Kilda Road, Melbourne, Victoria 3004, Australia.
**           less than 1%

(1)	Based on 221,258,976 shares outstanding as of July 25, 2008.

(2)	Includes 48,755,476 shares of Common Stock owned by Renika Pty. Ltd., of which Mr Joseph Gutnick, Stera M. Gutnick and members of their family are officers, Directors and principal stockholders.

(3)
Includes 750,000 shares issuable to Mr Joseph Gutnick upon exercise of stock options of which vested on September 19, 2007. Mr. Gutnick holds a further 750,000 options which vest on September 19, 2008, 750,000 options which vest on September 19, 2009, 1,666,666 options which vest on February 7, 2009, 1,666,667 options which vest on February 7, 2010, and 1,666,667 options which vest on February 7, 2011.

(4)	Joseph Gutnick and Stera Gutnick are husband and wife.

(5)
Includes 19,901,250 shares of Common Stock owned by Chabad House of Caulfield Pty Ltd. (“Chabad House”), a private corporation that is the trustee of the Heichal Menachem Community Centre Fund, a charitable organization. Joseph Gutnick and Stera Gutnick are directors of Chabad House but disclaim any beneficial interest in the shares of Common Stock owned by Chabad House.

(6)	Does not include 333,333 options which vest on July 11, 2009, 333,333 options which vest on July 11, 2010 and 333,334 options which vest on July 11, 2011.

(7)
Includes 525,000 shares issuable to Mr Peter Lee upon exercise of stock options of which vested on September 19, 2007 and 525,000 options which vest on September 19, 2008. Mr Lee holds a further 333,333 options which vest on December 28, 2008, 333,333 options which vest on December 28, 2009, 525,000 options which vest on September 19, 2009 and 333,333 options which vest on December 28, 2010.

(8)
Includes 100,000 shares issuable to Mr. Michael upon exercise of stock options which vest on September 10, 2008 and. Does not include 416,666 options which vest on December 28, 2008, 416,666 options which vest on December 28, 2009,  100,000 options which vest on September 10, 2009, 416,667 options which vest on December 28, 2010, 100,000, options which vest on September 10, 2010.

(9)	In accordance with a Form 4 dated June 06, 2008, Atticus Capital LP, Atticus Management Limited and Mr. Timothy Barakett may be deemed to be beneficial owners of the shares of Common Stock.

(10)
Includes 15,000,000 shares of common stock owned by Kisan International Trading, FZE, a subsidiary of Indian Farmers Fertilizer Cooperative Limited (“IFFCO”) and 5,000,000 options granted to IFFCO which are exercisable by September 11, 2008. Does not include 8,000,000 options which were granted to IFFCO which are exercisable no later than July 14, 2009, 8,000,000 options which are exercisable no later than January 14, 2010, and 9,000,000 options which are exercisable no later than July 14, 2010.

Transfer Agent

The transfer agent and registrar for the Company's Common Stock is Continental Stock Transfer & Trust Company of 17 Battery Place, 8th Floor, New York, NY 10004.

DESCRIPTION OF SECURITIES

The following description of our Common Stock is a summary of the material terms of our Common Stock. This summary is subject to and qualified in its entirety by our Certificate of Incorporation as amended, our Bylaws and by the applicable provisions of the State of Delaware law.

Our authorized capital stock consists of 20,000,000 shares of preferred stock and 300,000,000 shares of Common Stock having a par value of $0.001 per share, of which 221,258,976 shares were issued and outstanding as of July 25, 2008.

There is no cumulative voting for the election of directors. There are no preemptive rights to purchase shares. The holders of shares of Common Stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to shareholders after payment of all creditors. All of our issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that our unissued shares of Common Stock are subsequently issued, the relative interests of existing shareholders may be diluted.

INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT

The Delaware Business Corporation Act and our by-laws, provide that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.  However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Not Applicable

DESCRIPTION OF BUSINESS

The Company has never generated any significant revenues from operations and is still considered an exploration stage company.  The Company was initially formed to engage in the business of selling compatible inkjet cartridges and refill kits on the Internet for the consumer printer market.  In March 2003, management of the Company decided to engage in the business of building and acquiring controlling or other interests in one or more companies engaged in the contract sales and distribution of specialty medical products, and raise additional capital for this purpose.  Neither business was successful and operations of both were eventually discontinued.  During fiscal 2004, management of the Company developed a plan of operations to acquire income-producing real property.  The Company did not acquire any properties pursuant to such plan.

Following the change of management in November 2004, the Company developed a new plan of operations, which was to engage in mineral exploration and development activities.  Legend's business plan calls for the identification of mineral properties where it can obtain secure title to exploration, development and mining interests.

Legend’s Land Holdings and Projects

The Legend landholdings, prospective for phosphate, diamonds and base metals cover 40,525 square acres in Queensland, Australia and 4.7 million square acres in the Northern Territory, Australia. In Queensland, Legend’s holdings are historical phosphate deposits located in the Mt. Isa district, along the margin of the Georgina Basin which is host to major base metal and phosphate deposits.

Legend’s mining tenements are divided into the following project areas:

•	Phosphate Projects:
▪	the Queensland Phosphates &
▪	Selby Project, Northern Territory.

•	Diamond Projects:
▪	The Foelsche Project encompassing:
▪	McArthur River, Northern Territory.
▪	Glyde River, Northern Territory.
▪	Foelsche, Northern Territory
▪	Abner Range, Northern Territory.
▪	Cox, Northern Territory.

•	All of these project areas are also prospective for Base Metals.

Queensland Projects

Tenement Status, Details & Commitments (Projected) Queensland, Australia

Lease	Lease Status	Project	App. Date	Grant Date	Expiry Date	Anni. Date (2008)	Rent $ (2008)	Commit. $ (2008)
EPM14905	Granted	Quita Creek	10/12/2004	12/12/2006	11/12/2011	11/12/2008	$11,178	$70,000
EPM14906	Granted	Highland Plains	10/12/2004	24/08/2007	23/08/2012	23/08/2008	$12,150	$50,000
EPM14912	Granted	Lily Creek	17/12/2004	30/01/2007	29/01/2012	29/01/2008	$12,460	$50,000
EPM14753	Granted	D-Tree	09/08/2004	21/04/2008	20/04/2013	20/04/2009	$2,392
EPM16683	Application (Withdrawn)	Lady Jane	30/07/2007
EPM16940	Application (Withdrawn)	Lady Annie	09/10/2007
EPM16941	Application (Withdrawn)	Thorntonia	09/10/2007
EPM16942	Application (Priority Granted)	Lady Annie	09/10/2007
EPM17087	Application	Drifter	03/12/2007
EPM17330	Application (Priority Granted)	Lady Jane	04/02/2008
EPM17333	Application (Priority Granted)	Thorntonia	05/02/2008
EPM17334	Application (Secondary)	Lady Annie	05/02/2008
EPM17447	Application (Priority Granted)	Lady Annie	03/03/2008
EPM17437	Application (Priority Granted)	West Thornton Creek	03/03/2008
EPM17443	Application (Priority Granted)	East Galah Creek	03/03/2008
EPM17446	Application (Priority Granted)	Epsom Bore	03/03/2008
EPM17441	Application (Priority Granted)	Johnstone Creek	03/03/2008

Landholdings

Some of Legend’s landholdings (tenements) are held under licence from the Queensland Government in Australia. Tenements are granted as either exploration permits, mineral development licences or mining leases.

Exploration permits can only be applied for over available ground.  Applications consist of a prescribed application form, proposed exploration programme with estimated expenditure and the prescribed application fee.  An exploration permit number is assigned when the application is received.  The Department then assesses the application to determine whether a company is a suitable candidate and proposes to spend sufficient funds on exploration on the licence.  If the Department considers a company to be a suitable candidate, the Department then assesses the environmental impact of the proposed exploration programme and also commences the native title process.  The native title process involves advertising the application for the purpose of determining whether there are any objections to the licence being granted. If there are no objections, the permit is granted.

The exploration permit is granted for five years provided the company continues to comply with the licences conditions.  There is a statutory requirement to reduce the area of the exploration licence by fifty percent before the end of years three, four and five.

Rent is required to be paid each year in advance.

An annual expenditure report is due each year, as a statement of the amount that has been spent on the ground.  An annual technical report is also due each year, as a statement of the exploration work that has been undertaken on the ground and what work is proposed to be undertaken for the coming year.

The exploration permit is due to expire at the end of year five but a renewal application can be lodged prior to the expiry to, if granted, extend the permit for up to another five years.  A summary of work completed on the ground together with a detailed explanation of the work proposed for the ground is required to accompany the renewal application.

If the company proposes to mine a measured resource it will need to apply for a Mining Lease.  As the Exploration Permit holder it has automatic priority to the ground to be the subject of the mining Lease.  Applications consist of a prescribed application form, details of the proposed development, the financial resources to fund the proposal and the prescribed application fee.  A mining lease number is assigned when the application is received.  The Department then assesses the application to determine the suitability of the proposal.  The application will then pass through the environmental and native title process.  An agreement will need to be negotiated with the native title holders/claimants as part of the native title process.

A mineral lease may be granted for such term as the Minister thinks fit.  The company is required to state the term of the lease required at the time of application.  The term required is stated on the application form.

Rent is required to be paid each year in advance.

An annual expenditure report is due each year, as a statement of what has been spent on the ground.  An annual technical report is also due each year, as a statement of what work has been done on the ground and what work is proposed for the coming year.

Geological History of the Georgina Basin of Queensland.

The Georgina Basin hosts a number of phosphorate deposits near Mt Isa. In particular, the Beetle Creek Formation and Thorntonia Limestone contain three key phosphatic lithologies: pelletal, microsphorite and replacement-types. The Lady Annie, Lady Jane, D-Tree & Thorntonia phosphate deposits lie within the Beetle Creek Formation and its lateral facies equivalents. (Howard, 1986)

The Inca Formation is the youngest unit, composed of laminated siltstones and shales and conformably overlies Thorntonia Limestone. The Thorntonia Limestone is a dolomitic limestone with increasing chert bands toward top. It is the lateral facies equivalent to the Beetle Creek Formation, with which it intertongues. The Beetle Creek Formation hosts the phosphate deposits, composed predominately of interbedded coarse to fine grained phosphorites, siltstone, claystone, chert and some descrete carbonate lenses. Locally, karst-like surfaces are filled with chalky high-grade phosphate that appear to replace the underlying limestone. This unit conformably and gradationally overlies Mt Hendry Formation which is a discontinuous conglomerate and sandstone. (Cook & Elgueta, 1986)

All the deposits formed under coastal, shallow marine conditions. These Cambrian sediments are covered by up to 71m of Mesozoic claystone and sandstone and Cainozoic alluvium and eluvium. Coarse to medium grained skeletal-ovulitic grainstone and packstone phosphorites are thought to have formed through reworking, transport and accumulation grains.  Phosphatic microsphorite are thought to have formed from the suspension of very fine grained detrital material or precipitation from the water column in very shallow supratidal areas. (Cook & Elgueta, 1986) The replacement phosphates are thought to have occurred due to post-depositional phosphate replacement of carbonate, such as found at D-Tree.

LEGEND
Coastline
Legend International Holdings,Inc.
Australia
Northern Territory
&
Queensland
Land Holdings
Land Holdings
Northern Territory
DARWIN
TOWNSVILLE
MT ISA
ALICE SPRINGS
BRISBANE
KALGOORLIE
PERTH
BROKEN HILL
SYDNEY
ADELAIDE
CANBERRA
BALLARAT
MELBOURNE
HOBART
Decimal Degrees
IndexMap

Highland Plains
Thorntonia
Lady Jane
D-Tree
Drifter
Lady Annie
Lily Sherrin Creek
MOUNT ISA
Northern Territory
Queensland
Quita Creek
LEGEND
Town
Class 2
Class 3
N
Decimal Degrees
Legend International Holdings,Inc.
Queensland
Tenement Holdings

Cox
Foelsche
Abner Range
Glyde
Selby
LEGEND
Town
Roads
Projects
Decimal Degrees
Legend International Holdings,Inc.
Northern Territory
Tenement Holdings

Exploration History and Forward Work Program

The Lady Annie, Lady Jane, D-Tree & Thorntonia phosphate deposits are located approximately 130km north west of Mt Isa in the Georgina Basin. The historically published deposits lie within the same geological rock unit and their size and tonnages are as follows:

Deposit	Classification	Estimated million tonnes	% P2O5
Lady Annie	Non-reserve mineralized material*	293	16.6 [1]
Lady Jane	Non-reserve mineralized material*	193	17.6 1

* Such non-reserve mineralized material would not qualify as a reserve until a comprehensive evaluation based upon unit cost, grade, recoveries and other material factors concludes being both legal and economic feasibility

Source of Information
Historically published resources & reserves in Queensland  Minerals Mines & Projects, 4th Edition. From:1 1990 Freeman, M.J., Shergold, J.H., Morris, D.G., & Walter, M.R. Late Proterozoic And Palaeozoic Basins of Central and Northern Australia- Regional Geology And Mineralisation. 21996 Draper, J.J Phosphate- Queensland Mineral Commodity Report, Queensland Government Mining Journal, 97 (1131) 14-25.

Past feasibility studies by BH South Ltd (Rogers J.K, 1988) occurred in 1974 on a phosphate rock beneficiation plant and slurry pipeline to the Queensland coast. Beneficiation test shafts and mining scale trenches were dug. A pilot plant built in 1973 produced 34% P205 concentrate at Lady Annie from 17% P205 rock (Cook, P.J. 1989). Feasiblity was concluded at that time at a production rate of 4-5 million tonnes per year (Cook, P.J. 1989).

A thorough Open File Historical data review has commenced. Past exploration and reserve estimation data is being acquired and compiled into a global database for use in re-validating the past surveys, drilling and sampling. Appropriate Heritage, Environmental and Proposals for Works approvals are being sought. A detailed field sampling and drilling program is being developed in full awareness of quality control and compliance procedures to verify past data and re-establish the volumes and percentage of phosphate in these deposits. It is anticipated that fieldwork will commence mid 2008.

Access

Access to the Queensland project areas is by commercial airline to Mount Isa, a mining district in Queensland. From Mount Isa it is approximately 96 kilometres by road however, helicopter is often used due to rugged terrain. Mount Isa has substantial infrastructure, accommodation and other facilities. Between April to November, in the dry season, four wheel drive vehicles can be used on dirt roads

Project	Access
Queensland Phosphates	Via the Barkly Highway from Mount Isa.

Government Regulations, Declarations & Conditions

The Company’s exploration operations are subject to federal and state laws and regulations governing the method of acquisition and ownership of mining rights, exploration, development, mining, production, taxes, labour standards, occupational health, mine safety, toxic substances other matters.   Federal and State legislation also governs environmental management and native title issues.  We are committed to and, to our knowledge, are in compliance with all governmental legislation and regulations.

Mineralisation

No known mineral reserves are known on our land in Queensland, however phosphate resources are recorded.  Our proposed program will be developed with a view to verify existing data and prove the deposits up to deposit grade.

Government Requirements for Maintenance of Licences

To ensure that licences are kept in good standing the Company is required to pay the annual rent amount for each licence on its respective anniversary date.  The amount due is dependent upon the size and age of the licence.  The Company is also required to work the licences and meet the annual expenditure commitments.  Annual reporting is required, specifying details of the exploration programme which has occurred and which is anticipated for the following year.  Failure to comply would place the licences at risk of cancellation and therefore forfeit the right to explore on that ground.

Licence Conditions

The Company is required to meet certain standard conditions and obligations as specified by the Queensland Mineral Resources Act, Exploration Permits. These include conducting activities in a way which minimise environmental damage, rehabilitation, avoiding interference with registered native title sites or areas and ensuring compliance with any other relevant legislation. Programmes of Work are to be submitted at the time of application for any ground disturbance or exploration works, the conditions of which are clearly specified and adhered to. Security bonds are payable on the grant of the permits and additional conditions can be imposed by the government State Minister.

Native Title

The rights and obligations of the Company with respect to native title obligations differ depending upon the permit’s proposed impact on the land.  All the exploration permit applications held by the company will need to comply with the Native Title Act.  The overwhelming majority on permit applications will be advertised under the expedited procedure and require advertising to determine whether there are any objections.  If they are no objections, the Queensland Government can grant the permit and will impose the Native Title Protection Conditions on the permit before grant.  These conditions ensure that any native title claimants are aware of the proposed exploration work and it gives them an opportunity to identify any culturally sensitive areas.  If there are objections, the company will need to negotiate an agreement with the native title claimants.  Following lodgement of this agreement with the Queensland government the permit will be granted.

Environment

The rights and obligations of the Company with respect to environmental management and rehabilitation are based upon the principles of disturbance minimisation, including such things as preservation of mature trees, preventing the spread of noxious weeds, avoiding the disturbance of waterways and waste management.  Rehabilitation is a condition of the Security bond and requires such things as sealing of collars, plugging of casings and replacement of topsoils.

Royalties

The royalty rate for phosphate rock is the higher of the following: (a) 80 cents for each tonne of phosphate rock; or (b) the rate, rounded down to 2 decimal places, for each tonne of phosphate rock worked out using the following formula –

where R is the royalty rate, G is the average P2O5 content of the phosphate rock for the return period, and Pcurr is the average price for the return period, converted to Australian dollars at the average hedge settlement rate for the return period, of Moroccan phosphate rock with 32.3% P2O5 content.

Contractual Agreements in relation to Queensland Phosphate Interests

(i)
On November 2, 2007, we entered into an agreement with Iron Duyfken Pty Ltd to acquire three (3) project areas in the Georgina Basin of Queensland, Australia. Each project hosts a known and well documented, substantial deposit of phosphate rock (Cook, P.J, 1989, Howard, P.F, 1986). These deposits were delineated by earlier work conducted by previous major companies since 1967 and have been named the Lady Annie, Lady Jane and Thorntonia phosphate deposits. The deposits were defined in times when phosphate prices were low. Phosphate prices have risen considerably since those times due to increased world demand especially from China and India. Past feasibility studies on these deposits will be reassessed with a view to commercialization of the deposits, based on current prices. Legend agreed to pay A$500,000 and issue 500,000 shares of Common Stock as consideration.

(ii)
Effective November 7, 2007, Legend International Holdings, Inc entered into an agreement with Ansett Resources & Industries Pty Ltd to acquire one (1) project area in the Georgina Basin of Queensland, Australia. The project hosts a known and well documented, substantial deposit of phosphate rock (Cook, P.J, 1989, Howard, P.F, 1986). The deposit was delineated by earlier work conducted by previous major companies since 1967 and have been named the D-Tree phosphate deposit. As set out above, the deposit was defined in times when phosphate prices were low. Phosphate prices have risen considerably since those times due to increased world demand especially from China and India. Past feasibility studies on this deposit will be reassessed with a view to commercialization of the deposit, based on current prices. Legend agreed to pay A$300,000 as consideration.

(iii)
We entered into a farm-in and joint venture heads of agreement with King Eagle Resources Pty Limited on December 7, 2007 pursuant to which Legend can earn an 80% interest in phosphate on three tenement blocks named Quita Creek, Highland Plains and Lily and Sherrin creek by spending $3 million on phosphate exploration over five years. Legend has no rights to any other minerals on the three tenement blocks.

(iv)
Effective February 27, 2008, we entered into a Share Sale Agreement whereby the Company agreed to purchase all of the issued and outstanding shares of Teutonic Minerals Pty Ltd. As a result, Teutonic became a subsidiary of the Company from that date. Teutonic holds an application for a mineral licence over phosphate in the Georgina Basin in the State of Queensland, Australia. The consideration payable to the vendors was A$300,000, and the Company granted a 1% gross revenue royalty from production from the mineral licence.

Northern Territory Exploration Interests

Tenement Status, Details & Commitments (Projected) Northern Territory, Australia

Lease	Lease Status	Project	Grant Date	Expiry Date	Area (Ha)	Anni. Date $ (2008)	Rent $ (2008)	Commit. $ (2008)
EL22244	Granted	Foelsche	3/7/2003	3/6/2009	144,500	3/6/2008	79,376	30,000
EL22245	Granted	Foelsche	3/7/2003	3/6/2009	42,410	3/6/2008	22,704	100,000
EL22246	Granted	Selby	2/5/2003	2/4/2009	103,700	2/4/2008	61,600	30,000
EL22247	Granted	Selby	2/5/2003	2/4/2009	159,000	2/4/2008	86,944	30,000
EL22251	Granted	Selby	4/24/2003	4/23/2009	164,400	4/23/2008	88,000	500,000
EL22252	Granted	Selby	8/22/2002	8/21/2008	23,580	8/21/2008	25,344	50,000
EL22294	Application 12/9/1999	Cox			108,600

EL22295	Granted	Cox	2/5/2003	2/4/2009	79,050	2/4/2008	42,944	30,000
EL22296	Granted	Cox	2/5/2003	2/4/2009	43,400	2/4/2008	23,936	30,000
EL22297	Granted	Cox	8/5/2003	8/4/2009	70,920	8/4/2008	37,840	30,000
EL22298	Surrendered	Cox	4/24/2002	4/23/2008	98,480	4/23/2008	105,248	30,000
EL22299	Application 12/9/1999	Cox			125,600
EL22300	Surrendered	Cox	9/26/2002	9/25/2008	16,560	9/25/2008	17,600	20,000
EL22302	Surrendered	Cox	9/26/2002	9/25/2008	53,270	9/25/2008	59,840	30,000
EL22351	Granted	Foelsche	8/5/2003	8/4/2009	31,290	8/4/2008	16,720	30,000
EL23116	Granted	Abner Range	3/3/2003	3/2/2009	1,646	3/2/2008	880	15,000
EL23117	Granted	Abner Range	3/3/2003	3/2/2009	1,645	3/2/2008	880	20,000
EL23118	Granted	Abner Range	3/3/2003	3/2/2009	10,520	3/2/2008	5,632	50,000
EL23119	Granted	Foelsche	3/3/2003	3/2/2009	4,927	3/2/2008	2,640	30,000
EL23121	Granted	Foelsche	3/3/2003	3/2/2009	5,915	3/2/2008	3,168	100,000
EL23126	Granted	Cox	8/5/2003	8/4/2009	19,700	8/4/2008	10,560	20,000
EL23127	Application 4/10/2001	Cox			36,020
EL23162	Application 5/9/2001	Cox			38,577
EL23510	Granted	Foelsche	3/3/2003	3/2/2009	985	3/2/2008	528	40,000
EL23511	Granted	Foelsche	3/3/2003	3/2/2009	4,596	3/2/2008	2,464	20,000
EL23512	Granted	Foelsche	3/3/2003	3/2/2009	7,237	3/2/2008	3,872	20,000
EL23513	Granted	Abner Range	3/3/2003	3/2/2009	22,690	3/2/2008	12,144	30,000
EL23514	Granted	Abner Range	3/3/2003	3/2/2009	2,959	3/2/2008	1,584	100,000
EL23515	Granted	Foelsche	7/4/2003	7/3/2009	22,820	7/3/2008	13,024	150,000
EL25486	Application 7/18/2006	Cox			91,570
EL25491	Granted	Foelsche	3/12/2007	3/11/2013	2,628	3/11/2008	88	60,000
EL25612	Application 9/20/2006	Cox			91,750
EL25613	Application 9/20/2006	Cox			81,710
EL25614	Application 9/20/2006	Cox			103,200
EL25615	Application 9/20/2006	Cox			28,710
EL25616	Granted	Foelsche	8/23/2007	8/22/2013	6,136	8/22/2008	209	15,000
EL25617	Granted	Foelsche	8/23/2007	8/22/2013	24,840	8/22/2008	847	40,000
EL25629	Application 9/25/2006	Cox			17,190
EL26175	Granted	Foelsche			126
EL26176	Granted	Foelsche			590
EL26177	Granted	Foelsche			281
EL26360	Granted	Selby			329
EL26405	Ceased	Foelsche			29,310
EL26406	Application 08/27/2007	Foelsche			8,079
EL26495	Pending - Received offer to grant	Foelsche			1,970

EL26507	Pending - Received offer to grant	Foelsche	7,235
EL26509	Pending - Received offer to grant	Foelsche	2,630
EL26514	Pending - Received offer to grant	Cox	5,011
EL26515	Pending - Received offer to grant	Cox	3,635
EL26528	Pending - Received offer to grant	Foelsche	32,240

Landholdings

All of Legend’s landholdings (tenements) are held under licence from the Northern Territory Government in Australia. Tenements are granted as either exploration licences or mining leases.

Exploration licences can only be applied for over available ground.  Applications consist of a prescribed application form, proposed exploration programme with estimated expenditure and the prescribed application fee.  An exploration licence number is assigned when the application is received.  The Department then assesses the application to determine whether a company is a suitable candidate and proposes to spend sufficient funds on exploration on the licence.  If the Department considers a company to be a suitable candidate, the Department then commences the native title process which involves advertising for the purpose of determining whether there are any objections to the licence being granted. If there are no objections, the licence is granted.

The exploration licence is granted for six years provided the company continues to comply with the licences conditions.  There is a statutory requirement to reduce the area of the exploration licence by fifty percent before the end of years two, three, four and five.  An application to waive the reduction can be made at the time the reduction is due.

Rent is required to be paid each year in advance.  The cost per block is increased by 100% each year after year two.

An annual expenditure report is due each year, as a statement of the amount that has been spent on the ground.  An annual technical report is also due each year, as a statement of the exploration work that has been undertaken on the ground and what work is proposed to be undertaken for the coming year.

The exploration licence is due to expire at the end of year six but a renewal application can be lodged prior to the expiry to, if granted, extend the licence for another two years.  A summary of work completed on the ground together with a detailed explanation of the work proposed for the ground is required to accompany the renewal application.  The rent of the two year period is also required with the renewal application.

If the company proposes to mine a measured resource it will need to apply for a Mineral Lease.  As the Exploration Licence holder it has automatic priority to the ground to be the subject of the Mineral Lease.  Applications consist of a prescribed application form, details of the proposed development, the financial resources to fund the proposal and the prescribed application fee.  A mineral lease number is assigned when the application is received.  The Department then assesses the application to determine the suitability of the proposal.  The application will then pass through the native title process.  An agreement will need to be negotiated with the native title holders/claimants as part of the native title process.  The mineral leases must be surveyed before it is granted.

A mineral lease may be granted for such term as the Minister thinks fit.  The company is required to state the term of the lease required at the time of application.  The term required is stated on the application form.

Rent is required to be paid each year in advance.

An annual expenditure report is due each year, as a statement of what has been spent on the ground.  An annual technical report is also due each year, as a statement of what work has been done on the ground and what work is proposed for the coming year.

Geological History and Kimberlite Occurrence in the McArthur River Basin.

The North Australian Craton is one of two principal tectonic domains in the Northern Territory. The dominant tectonic episode for formation of the Craton, reworking the Archaean (or Palaeo-Proterozoic) basement, was the Barramundi Orogeny at 1865-1850Ma. Outcrops of these older deformed and metamorphosed rocks are now surrounded by younger basins.

The McArthur Group is the principal element of cover over the North Australian Craton, composed of mildly deformed and unmetamorphosed Meso-proterozoic (1800-570Ma) dolomitic carbonate, evaporates and sediments. The McArthur River Basin extends over 180,000 square kilometers and its sediments host a number of base metal occurrences including the McArthur Lead-Zinc-Silver shale-hosted deposit; strata-bound, disseminated Lead-Zinc deposits; the Redbank Copper deposits and Cobalt, Uranium and Iron.

The McArthur River Basin is covered by approximately 100 meters of Cambrian Bukalara sandstone and flood basalts in the south. Widespread, young Cretaceous sedimentation covered the region but much has been removed through erosion. One remnant of Cretaceous sediment is host to the Merlin field which represents the youngest volcanic event in the region.

The major structural feature in the McArthur Basin is the north to north-west trending Batten Trough or Batten Fault Zone approximately 70 kilometres wide, to which Legend’s holdings lie to the east. The Trough is bound on the west by the Emu Fault which transects Legend’s holdings in the McArthur River Project. The associated Mallapunyah and Calvert faults are approximately 50 kilometres apart and also trend north-west.

The presence of microdiamonds across the North Australian Craton defies geological boundaries, extending right across its heart. This wide distribution may be due to recycling of the microdiamonds through the younger Cretaceous by fluvial processes. However, an element of high-level fracture control is now evidenced by the Merlin deposits. Since the discovery of the Merlin field, diamond exploration approaches have shifted from Proterozoic mobile belts with little consideration of regional geology, to incorporate the range of fracture zones in the North Australian Craton. The North Australian Craton is extensively underlain by Archaean basement and deep lithospheric, cratonic rocks may be tapped by younger kimberlites as they intrude into these fractures. The Merlin kimberlites are certainly younger than their Cambrian sandstone host, yet older than their Cretaceous cover.

Access

Access to the Northern Territory project areas is by commercial airline to Darwin, the capital of the Northern Territory. From Darwin it is approximately 950 kilometres by road approximately 2 hours flying time by air. The nearest major town is Borroloola which has limited accommodation and other facilities, where Legend has a base. Access from Borroloola to the drilling sites is normally via helicopter as terrain is rugged. Between April to November, in the dry season, four wheel drive vehicles can be used on dirt roads however, distances from Borroloola to field sites range between 90 and 150 kilometres.

Access to the Queensland project areas is by commercial airline to Mount Isa, a mining district in Queensland. From Mount Isa it is approximately 96 kilometres by road however, helicopter is often used due to rugged terrain. Mount Isa has substantial infrastructure, accommodation and other facilities. Between April to November, in the dry season, four wheel drive vehicles can be used on dirt roads

Project	Access
Queensland Phosphates	Via the Barkly Highway from Mount Isa.
Selby	Via the Carpentaria Highway, east from Daly Waters to Cape Crawford, Borroloola and from the south via Wollogorang.
McArthur
Glyde
Abner Range
Foelsche
Cox	Via the Roper Highway and station roads to Hodgson River, Nutwood Downs and Cox River. Or, via the Carpentaria Highway towards Cape Crawford.

Exploration History and Forward Work Program

Selby Project

The Selby project is located 100km SW of the coast of the Gulf of Carpentaria in the McArthur Basin, adjacent to the Georgina Basin which hosts Legend’s Queensland phosphates. Historically recorded phosphate rock outcrops at surface in recurrent lenses over a 60 kilometre strike. Uranium, which is a common by-product of marine phosphate deposits, accounting for a significant proportion of the world’s Uranium production, is also present.

An historical Open File review of the Selby region has also identified base metal results from stream sampling adjacent to the Karns Dolomite and regional fault systems. Historical data also reveals that the region remains prospective for diamonds.

A multi-facetted approach to exploration of the Selby phosphate was established in 2007. Geological mapping, rock chip, stream and loam sampling, diamond and RC drilling was undertaken. Early results from Legend’s rock chip sampling of phosphate-bearing siltstones are as such:

Geochemical analysis of sampling will be undertaken to assist in the further development of this program, in order to adequately delineate the extent of phosphate present. Further work is anticipated to explore for structural or shale-hosted base metals.

McArthur River

Legend’s base metal project is situated approximately 20 kilometres south west of Borroloola. The Emu fault zone which runs through Legend’s tenements is a mineralised geological feature hosting the HYC Pyritic Shale base metal prospect and a number of known base metal deposits accounting for 8% of world base metal (lead-zinc-silver) production.

A detailed collation and analysis of a significant amount of available historical open file geophysical and geochemical data is underway. Tracks have been made to enable access for a detailed geological mapping program, stream & loam sampling. 149 RC/RAB drill holes have been approved and this drilling will commence in 2008.

Abner Range

The Abner Range Plateau is approximately 300 kilometers south of Borroloola, west of The Gulf of Carpentaria in the Northern Territory. It is host to the diamondiferous Abner Range Kimberlite part of the Merlin diamondiferous intrusive field, only seven kilometres north of Legend’s holdings. Past indicator mineral sampling by Ashton and Rio Tinto has recovered macrodiamonds, microdiamonds and chromite indicator minerals with no primary source yet determined.

Airborne Electro-Magnetic (“EM”), magnetic and gravity surveys flown in late 2006 have identified numerous EM, gravity & magnetic anomalies and grid-based loam samples were taken as follow up to this result and of other targets.

Geochemical analysis of the results of the loam gridding and sampling will be used to inform regions of high priority for ground gravity surveys. This will be conducted as a part of the ongoing diamond core and reverse circulation drilling program.

Glyde Project

The Glyde River is in the Batten Trough and hosts 40 kilometres of alluvial gravels sourced from numerous diamond bearing catchments including the entire Merlin diamond field. The pipes in the Merlin field are located on the eastern shoulder of the Battern Trough only six kilometres east of the Emu Fault. They have intruded the Cambrian Bukalara sandstone and were emplaced around the time of the Alice Springs Orogeny.

The Legend tenement is north of the HYC Pyritic Shale base metal prospect and this Member has been intersected in several drill holes. CRAE has explored the tenement area for kimberlite. Ashton collected two bulk samples from separate drainages and had diamond responses. Helicopter magnetics and EM covered the northern part of the tenement as part of Rio Tinto’s exploration around the Merlin pipe field.

An airborne geophysical program flown in late 2006 located many targets for drilling. Bulk sampling, stream and loam sampling and an RC drilling program was undertaken in December 2006.

The geochemistry of drilling and sampling undertaken in 2006 will be analysed in conjunction with geophysical and geological data in order to delineate priority targets. The tenement covering the Glyde River to the north will be examined for alluvial diamonds.

Foelsche Project

Legend’s Foelsche Project tenements lie east of the Glyde Project and Merlin diamond field. They are bound by regional scale faults which act as fluid conduits for mineralisation and have uplifted basement rocks up to lie against younger sandstones. The area contains historical trains of kimberlite indicator minerals in streams draining the area.

In 2005, airborne EM/magnetics were flown by Astro which identified priority geophysical anomalies. These were investigated with ground gravity surveys and RC/diamond drill holes in 2006. The source of the geophysical anomalies was attributed to depressions in the Proterozoic sandstone bedrock which were infilled by younger Cretaceous/Tertiary sediment. Similar infill sequences are known to typically occur over kimberlites in the region.

Many exploration targets at Foelsche are not yet explored and numerous kimberlite indicator mineral trains require follow-up. Re-appraisal of airborne EM/magnetics, additional aeromagnetic surveys and follow-up drilling is planned for the area.

Cox Project

The Cox Project covers approximately 8,676.9 square kilometers and is located between Roper Bar and Cape Crawford on the north western part of the Bauhinia Downs. In the 1980’s indicator mineral sampling by Ashton and Rio Tinto recovered numerous microdiamonds and three macrodiamonds. Magnetic anomolies and some chromite indicator minerals were found but a primary source was not found by these companies.

Exploration carried out over the Cox Project has included site investigations to verify historical sampling results, a compilation and analysis of historic exploration data from open-file reports and multi-client airborne magnetic data with a view to developing an appropriate exploration strategy.

A loam and stream sampling program is being developed to chase the results observed in the limited sampling undertaken to date. This would enable a thorough coverage of transportation systems in the tenements.

Tenement Commitment & Expenditure Figures (Past & Projected) Northern Territory, Australia.

The Department have verbally agreed with Legend that as long as legend spends more on exploration than the commitment on a project basis, the Department will consider legend to have met commitment and grant waiver of reduction applications. Furthermore, the Department agreed to grant waivers of the Cox project as a result of the amounts spent on other projects by Legend.

Project	TenID	Grant	2005-2006		2006-2007		2007-2008
			Commit	Expend	Commit	Expend	Commit	Expend
COX	EL 22295	05/02/2003	25,000	7,899	25,000	15,700	30,000	1,898
COX	EL 22296	05/02/2003	25,000	7,483	25,000	35,927	30,000	5,959
COX	EL 22297	05/08/2003	20,000	12,736	20,000	5,103	30,000	2,235
COX	EL 22298	24/04/2002	20,000	20,211	20,000	25,705	30,000	52,055
COX	EL 22300	26/09/2002	20,000	6,190	20,000	2,521	20,000	3,814
COX	EL 22302	26/09/2002	20,000	6,190	30,000	2,833	30,000	4,470
COX	EL 23126	05/08/2003	20,000	3,532	15,000	4,381	20,000	1,845
			150,000	64,241	155,000	92,170	190,000	72,276
FOELSCHE	EL 22244	07/03/2003	20,000	20,341	20,000	3,570	30,000	2,667
FOELSCHE	EL 22245	07/03/2003	20,000	223,256	20,000	484,319	100,000	15,411
FOELSCHE	EL 22351	05/08/2003	20,000	4,318	15,000	11,466	30,000	7,607
FOELSCHE	EL 23116	03/03/2003	20,000	5,275	15,000	9,763	15,000	17,467
FOELSCHE	EL 23117	03/03/2003	20,000	5,251	10,000	67,170	20,000	19,729
FOELSCHE	EL 23118	03/03/2003	20,000	69,689	20,000	103,087	50,000	444,841
FOELSCHE	EL 23119	03/03/2003	20,000	86,536	20,000	76,691	30,000	5,057
FOELSCHE	EL 23121	03/03/2003	20,000	9,248	15,000	529,146	100,000	76,911
FOELSCHE	EL 23510	03/03/2003	20,000	98,161	20,000	135,159	40,000	42,884
FOELSCHE	EL 23511	03/03/2003	20,000	6,058	20,000	3,535	20,000	2,924
FOELSCHE	EL 23512	03/03/2003	15,000	6,338	15,000	3,535	20,000	41,861
FOELSCHE	EL 23513	03/03/2003	15,000	6,088	15,000	62,547	30,000	21,257
FOELSCHE	EL 23514	03/03/2003	20,000	6,088	15,000	228,272	100,000	404,475
FOELSCHE	EL 23515	04/07/2003	20,000	6,914	15,000	10,731	150,000	25,902
FOELSCHE	EL 25491	12/03/2007	N/A	N/A	N/A	N/A	60,000	3,508
FOELSCHE	EL 25616	23/08/2007	N/A	N/A	N/A	N/A	15,000	4,844
FOELSCHE	EL 25617	23/08/2007	N/A	N/A	N/A	N/A	40,000	843
			270,000	553,561	235,000	1,728,991	795,000	1,138,188
SELBY	EL 22246	05/02/2003	25,000	8,714	25,000	10,350	30,000	10,790
SELBY	EL 22247	05/02/2003	25,000	10,454	25,000	9,970	30,000	67,815
SELBY	EL 22251	24/04/2003	20,000	150,857	20,000	339,821	500,000	1,360,596
SELBY	EL 22252	22/08/2002	20,000	23,000	25,000	39,510	50,000	11,048
			90,000	193,025	95,000	399,651	610,000	1,450,249

Government Regulations, Declarations & Conditions

The Company’s exploration operations are subject to federal and state laws and regulations governing the method of acquisition and ownership of mining rights, exploration, development, mining, production, taxes, labour standards, occupational health, mine safety, toxic substances other matters.  Federal and State legislation also governs environmental management and native title issues. We are committed to and, to our knowledge, are in compliance with all governmental legislation and regulations.

Mineralisation

No known mineral reserves are known on our land in the Northern Territory. Our previous and proposed programs are exploratory in nature.

Government Requirements for Maintenance of Licences

To ensure that licences are kept in good standing the Company is required to pay the annual rent amount for each licence on its respective anniversary date.  The amount due is dependent upon the size and age of the licence.  The Company is also required to work the licences and meet the annual expenditure commitments.  Annual reporting is required, specifying details of the exploration programme which has occurred and which is anticipated for the following year. Failure to comply would place the licences at risk of cancellation and therefore forfeit the right to explore on that ground.

Licence Conditions

The Company is required to meet certain standard conditions and obligations as specified by the Northern Territory Of Australia Mining Act, Exploration Licence. These include conducting activities in a way which minimise environmental damage, rehabilitiation, avoiding interference with registered native title sites or areas and ensuring compliance with any other relevant legislation. Mine Management Plans are to be submitted for any ground disturbance or exploration works, the conditions of which are to be clearly specified for approval and adhered to. Security bonds are payable on Mine Management plans and additional conditions can be imposed by the government State or Territory Minister.

Native Title

The rights and obligations of the Company with respect to native title obligations differ between licences depending upon the underlying ownership of the land.  Crown land, namely pastoral lease land, falls under the Native Title Act while Aboriginal freehold land falls under the Aboriginal Land Rights Act (Northern Territory). All the granted licences held by the Company are on pastoral lease land.  The Company is currently in negotiations with the local native title council working towards the grant of several more applications that are situated on aboriginal freehold land. Heritage surveys are contracted where necessary to ensure the protection of local registered and unregistered aboriginal heritage sites.

Environment

The rights and obligations of the Company with respect to environmental management and rehabilitation are based upon the principles of disturbance minimisation, including such things as preservation of mature trees, preventing the spread of noxious weeds, avoiding the disturbance of waterways and waste management. Rehabilitation is a condition of the Security bond and requires such things as sealing of collars, plugging of casings and replacement of topsoils.

Royalties

Certain of the tenements have a 1% gross revenue royalty payable to an external party from all mineral production derived on the tenements.

Acquisition of Northern Territory Tenements

Effective as of March 3, 2006, Legend entered into a Contract for the Sale of Mining Tenements (“Contract”) with Astro Diamond Mines N.L. (“Astro”) an Australian company pursuant to which the Company acquired certain diamond mining tenements in Northern Australia from Astro. The consideration payable by Legend to Astro was Australian dollars $1.5 million and Legend was also required to pay to Astro any costs incurred on the tenements after February 1, 2006.  Astro provided commercial warranties which are usual for a transaction of this nature in favour of Legend. Under Australian law, Astro was required to provide an independent experts report to shareholders for this transaction. In order to prepare the independent experts report, a mineral valuation was prepared on behalf of Astro which indicated that the preferred value for the tenements that are the subject of the transaction was A$1.5 million. This formed the basis of the consideration agreed by the parties. The President and Chief Executive Officer of the Company, Mr. J. I. Gutnick was Chairman and Managing Director of Astro at the time of entering into the Contract and Dr DS Tyrwhitt, an independent Director of the Company, who is also a Director of Astro was a Director of Astro at the time of entering into the Contract. The tenements are located in the Northern Territory of Australia and are prospective for diamonds.

HISTORY

Legend was incorporated in the State of Delaware on January 5, 2001 under the name Sundew International, Inc., to engage in the business of selling compatible inkjet cartridges and refill kits on the Internet.

On March 13, 2003, Legend filed for an Amendment to its Certificate of Incorporation (the "Amendment") pursuant to which the name of Sundew International, Inc. was changed to "Legend International Holdings, Inc."

In November 2004, Renika Pty Ltd, an Australian corporation (“Renika”) acquired an 88% interest in Legend from William and Michael Tay (the “Tays”), the Tays resigned as Directors and Officers of Legend, Joseph Gutnick was appointed President, Chief Executive Officer and a Director and Peter Lee was appointed Secretary.  The Tays also granted Renika an option to acquire an additional 578,240 shares of Common Stock that Renika exercised in 2005. Commencing in fiscal 2005, Legend has decided to focus its business on mineral exploration activities.

Effective as of March 3, 2006, the Company entered into a Contract for the Sale of Mining Tenements (“Contract”) with Astro Diamond Mines N.L. (“Astro”) an Australian company pursuant to which the Company shall acquire certain diamond mining tenements in Northern Australia from Astro, which is described above.

In November 2007, Legend acquired a number of phosphate exploration interests in the State of Queensland in Australia

Legend is an exploration stage company.  Legend has not been involved in any bankruptcy, receivership or similar proceeding.  Legend has not been involved in any material reclassification, merger consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

General

The following discussion and analysis of our financial condition and plan of operation should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this report.  This report contains numerous forward-looking statements relating to our business. Such forward-looking statements are identified by the use of words such a s believes, intends, expects, hopes, may, should, plan, projected, contemplates, anticipates or similar words. Actual operating schedules, results of operations, ore grades and mineral deposit estimates and other projections and estimates could differ materially form those projected in the forward-looking statements.

We are an exploration stage mining company.  Our principal exploration target is for phosphate. We are in the initial stages of our exploration program and we have not yet identified any ore reserves.  We have not generated any material revenues from operations.

Selected Financial Data

Our selected financial data presented below for each of the years in the two-year period ended December 31, 2007, and the balance sheet data at December 31, 2007 has been derived from financial statements, which have been audited by PKF, Certified Public Accountants, a Professional Corporation.  The selected financial data should be read in conjunction with our financial statements for each of the years in the two year period ended December 31, 2007 and Notes thereto, which are included elsewhere in this Prospectus.

The selected financial data presented below for each of the periods in the three months ended March 31, 2008, and the balance sheet at March 31, 2008 have been derived from the Company's interim (unaudited) financial statements included elsewhere in this Prospectus.

	Year ended December 31			Three months ended March 31
	2006 A$000	2007 A$000	Conv. Transl. US$000	2007 A$000	2008 A$000	Conv. Transl. US$000
Revenues – interest	2	22	19	1	125	115
Costs and expenses	(4,537)	(8,540)	(7,487)	(1,206)	(3,688)	(3,385)
Loss from operations	(4,535)	(8,518)	(7,468)	(1,205)	(3,563)	(3,270)
Other income (loss)	(40)	(120)	(105)	(31)	(628)	(576)
Profit (loss) before income taxes	(4,575)	(8,638)	(7,573)	(1,236)	(4,191)	(3,846)
Provision for income taxes	-	-	-	-	-	-
Net profit (loss)	(4,575)	(8,638)	(7,573)	(1,236)	(4,191)	(3,846)
	A$	A$	US$	A$	A$	US$
Net profit (loss) per share on continuing operations	(0.06)	(0.06)	(0.05)	(0.01)	(0.03)	(0.03)
Weighted average number of shares outstanding (000’s)	75,230	146,740	146,740	127,945	157,534	157,534

Balance Sheet Data
	A$000	A$000	US$000	A$000	A$000	US$000
Total assets	1,149	17,994	15,776	1,655	15,680	14,391
Total liabilities	1,881	1,035	908	1,184	1,797	1,649
Stockholders’ equity (deficit)	(732)	16,959	14,868	(471)	13,883	12,742

Foreign Currency Translation

The majority of our administrative operations are in Australia and, as a result, our accounts are reported in Australian dollars. The income and expenses of its foreign operations are translated into Australian dollars at the average exchange rate prevailing during the period. Assets and liabilities of the foreign operations are translated into Australian dollars at the period-end exchange rate. The following table shows the period-end rates of exchange of the Australian and US dollar compared with the US dollar during the periods indicated.

12 months ended December 31, 2006                                                         A$1.00= US$0.7893
12 months ended December 31, 2007                                                         A$1.00= US$0.8767
3 months ended March 31, 2007                                                                A$1.00=  US$0.8080
3 months ended March 31, 2008                                                                A$1.00=  US$0.9178

Plan of Operation

We have A$112 million in cash at July 2, 2008. See “Liquidity and Capital Resources” for a discussion of how the Company intends to finance its plan of operations.

We commenced exploration activities on the tenements we acquired in July 2006 and since that time and up to March 31, 2008 have spent A$10.1 million on exploration activities. We plan to continue our exploration program throughout 2008 and anticipate spending A$5,000,000 on exploration. However, if exploration results are positive, we believe that we will be able to raise additional equity capital in order to progress our exploration program at a faster rate.

The services of our Chief Executive Officer, Chief Financial Officer, General Manager Resources and geologists as well as certain clerical employees are provided by AXIS.  At the current time, we have no plans to change these arrangements or employ any further persons.

Results of Operations

Three Months Ended March 31, 2008 vs. Three Months Ended March 31, 2007.

The Company’s financial statements are prepared in Australian dollars (A$).  A number of the costs, expenses and assets of the Company are incurred/held in US$ and the conversion of these costs to A$ means that the comparison of the three months ended March 31, 2008 to the three months ended March 31, 2007 does not always present a true comparison.

Other income increased from A$946 for the three months ended March 31, 2007 to A$125,009 for the three months ended March 31, 2008 which represents interest on funds in the bank of $113,966 and A$11,043 from affiliate companies.

Costs and expenses increased from A$1,206,258 in the three months ended March 31, 2007 to A$3,687,786 in the three months ended March 31, 2008. The increase in expenses is a net result of:

a)
an increase in exploration expenditure written off from A$749,388 for the three months ended March 31, 2007 to A$ 1,151,696  in the three months ended March 31, 2008. The exploration costs include geological/geophysical/mineral analysis contractors, salaries for contract field staff, travel costs, accommodation and tenement acquisition costs of A$326,337 (refer Note 7) and holding costs. Drilling recommenced in April 2008 following the end of the wet season in Northern Australia.

b)
an increase in legal, accounting and professional expense from A$25,663 for the three months ended March 31, 2007 to A$143,675 for the three months ended March 31, 2008 as a result of the increase in legal fees for general legal work including stock transfer matters, regulatory filings, stock transfer agent fees, and audit fees for professional services in relation to the Form 10-Q and the registration statement. All fees have increased in the three months to March 31, 2008 as a result of increased activity by the Company as a consequence of the exploration program, the acquisition of mining tenements, and capital raising activities.

c)
an increase in administrative costs from A$305,193 in the three months ended March 31, 2007 to A$1,509,461 in the three months ended March 31, 2008 as a result of an increase in direct costs, including salaries, indirect costs and service fees, charged to the Company by AXIS from $360,000 to $498,519 (US$457,541), as a result in the level of activity of the Company; the cost of the shares issued under a registration rights agreement of A$660,494 (US$606,201); the cost of travel and accommodation in the marketing of the Company of A$121,902 (US$111,882) and investor relations, tenement and other consultants of A$87,038 (US$79,883). The increases are as a result of the increase in activity by the Company as a consequence of the acquisition of mining tenements, preparation of regulatory filings and capital raising activities.

d)
a decrease in interest expense from A$26,229 for the three months ended March 31, 2007 to A$9,869 for the three months ended March 31, 2008 due to the decrease in interest bearing debt of the Company. For the three months ended March 31, 2008, interest was incurred on motor vehicle finance lease and camp lease.

e)
an increase in stock based compensation from A$99,785 in the three months ended March 31, 2007 to A$873,085 in the three months ended March 31, 2008 as a result of the issue of options under the 2006 Incentive Option Plan. See note 4 for further details on the options issued.

As a result of the foregoing, the loss from operations increased from A$1,205,312 for the three months ended March 31, 2007 to A$3,562,777 for the three months ended March 31, 2008. An increase in foreign currency exchange loss for the three months ended March 31, 2007 from $30,571 to A$628,057 in the three months ended March 31, 2008 was recorded as a result of the movement in the Australian dollar versus the US dollar. The net loss was A$1,235,883 for the three months ended March 31, 2007 compared to a net loss of A$4,190,834 for the three months ended March 31, 2008.

Year ended December 31, 2007 versus Year ended December 31, 2006

Effective November 17, 2006, Legend issued one (1) new bonus share of Common Stock for every two (2) shares of Common Stock outstanding on the record at that date. The issue of the new bonus shares of Common Stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its Common Stock. Effective December 31, 2006, Legend issued one (1) new bonus share of Common Stock for every two (2) shares of Common Stock outstanding on the record at that date. The issue of the new bonus shares of Common Stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its Common Stock.

The Company has accounted for these bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

As an exploration company, we do not have an ongoing source of revenue. Our revenue stream is normally from ad-hoc tenement disposals and interest received on cash in bank. During the year ended December 31, 2007, we received A$22,183 (US$19,448) in interest on funds in the bank (2006: A$1,930).

Costs and expenses increased during the year from A$4,536,507 for the year ended December 31, 2006 to A$8,539,934 (US$7,486,960) for the year ended December 31, 2007.

The main components of costs and expenses are as follows:-

(i)
An increase in exploration expenditure written off from A$3,811,385 in 2006 to A$5,132,000 (US$4,499,224) in 2007. Our accounting policy is to expense all exploration costs (including costs associated with the acquisition of tenement interests) as incurred. During 2007, we incurred A$3,729,592 in costs for exploration drilling on our tenements in the Northern Territory. The costs included drilling, helicopter support, geological/geophysical contractors, salaries and associated costs for contract field staff, travel, accommodation, meals and tenement holding costs. During 2007, we used drillers almost continuously on our exploration program. In December 2007, we entered into agreements to purchase exploration permits in Queensland. The purchase price of A$1,318,000 included cash of A$800,000, and shares with a value of A$518,000. The total cost has been expensed as part of exploration costs. We have spent A$84,408 since entering into the agreements on purchasing and reviewing data for the permits. In 2006, the Company acquired certain diamond mining tenements in Northern Australia for A$1,500,000, paid A$81,000 in stamp duty, A$921,131 of exploration expenditure incurred by Astro from February 1, 2006 to September 30, 2006 and A$1,309,244 of exploration expenditure incurred since acquisition by the Company. All costs incurred in connection with this acquisition have been expensed as part of exploration costs. The Company commenced a drilling program on the tenement interests in the Northern Territory of Australia as soon as settlement of the acquisition of the tenements was completed.

(ii)
An increase in interest expense from A$41,371 in 2006 to A$62,196 (US$54,528) in 2007. During 2007, we incurred A$25,235 for interest on the camp lease; A$1,807 motor vehicle finance lease; A$14,683 charged by AXIS on outstanding amounts owing under the Service Agreement, which was repaid in June 2007; A$16,774 charged by Astro on amounts owed for exploration expenditure incurred by Astro, which was repaid in March 2007, and A$3,697 for short term funds used to maintain the Company’s activities. AXIS provides management and geological services to us pursuant to a Service Agreement dated December 2004. AXIS and Astro charged interest at a rate of 10.10% during 2007. During 2006, we borrowed A$324,951 from Wilzed, a company which our President and CEO is a Director and shareholder and in October 2006, the total debt of A$336,081 was repaid. Wilzed charged us A$3,588 in interest at a rate between 9.35% to 9.85% during 2006. AXIS charged us A$13,498 in interest for 2006 at a rate between 9.35% to 10.10% during 2006 on accounts owing under the Service Agreement. Astro charged us A$21,302 in interest on amounts owed for exploration expenditure incurred by Astro.

(iii)
An increase in legal, professional and accounting from A$89,351 for 2006 to A$213,063 (US$186,792) for 2007. During 2007, we incurred legal expenses of A$91,483 for general legal work including stock transfer matters, regulatory filings, stock option plans and Form SB-2 Registration Statement; audit fees of A$62,049 for professional services in relation to financial statements, the quarterly Form 10-QSBs, Form 10-KSB, Form 10-K and Form SB-2; and A$59,531 for a stock transfer agent and regulatory filing fees. All fees have increased from 2006 as a result of increased activity by the Company as a consequence of the acquisition of mining tenements, capital raising activities and preparation of the Form SB-2 Registration Statement. During 2006, we incurred legal expenses of A$28,295 in relation to general legal work including stock transfer matters, stock option plans and regulatory filings; audit fees of A$35,062 for professional services in relation to financial statements, the quarterly Form 10-QSBs and Form 10-KSB; and A$25,993 for a stock transfer agent and regulatory filing fees.

(iv)
An increase in administrative costs from A$479,093 in 2006 to A$2,753,365 (US$2,413,875) in 2007. During 2007, the corporate management and service fees charged to us by AXIS was A$410,416 (US$359,812). AXIS charged us A$454,107 (US$398,116) for Directors’ fees, salaries  and salary related matters incurred in behalf of the Company, which relates to our share of salaries paid to the President & Chief Executive Officer, Chief Financial Officer and Secretary, General Manager Development and Resources, General Manager Business and other staff of AXIS who provide services to the Company. One independent Director charged directly to the Company the amount of A$20,000 for 2007. The Company paid insurance premiums of A$35,100 for 2007 compared to the 2006 premium was only for five months. The Company incurred A$282,648 (US$247,798) for travel by Directors and officers on capital raising trips, A$67,867 for travel of Directors, officers and support contractors to the field, A$534,268 (US$469,269) for investor relations consultants and A$36,595 for tax matters, employee option valuation and exploration tenement maintenance; and A$13,443 for postage and freight charges. There was no comparable amount in 2006 for A$604,805 (US$530,233) for registration statement non-performance; A$111,197 for New York rent; A$49,256 for subscription to industry papers and services; A$15,564 for telecommunications support; A$14,751 for website maintenance; A$15,601 for depreciation of non-field assets and minor equipment purchases, A$8,238 for franchise tax, general costs of A$10,791 and A$8,791 for printing and stationery. AXIS charge A$120,000 for asset usage of plant and equipment of which $60,000 was charged to costs in 2007 and there was no comparable amount for 2006. The overall increase in administration costs related to the increase in activity by the Company as a consequence of providing support to a field exploration program from mid February 2007 to November 2007, capital raising activities, preparation of regulatory filings and Form SB-2 Registration Statement. During 2006, the management fee charged by AXIS to us was $76,910. AXIS charged us A$75,410 for Director’s fees and salaries incurred on behalf of the Company. One independent Director charged directly to the Company the amount of A$35,000 for the period from the date of his appointment to December 31, 2006. The Company paid A$8,350 in insurance premiums for policies that commenced in August 2006. The Company incurred A$66,477 in travel and accommodation costs, A$61,878 in relation to travel by Directors and officers on capital raising trips and A$4,598 for travel of support contractors to the field; A$193,513 for consultants, A$179,464 for investor relations consultants and A$14,049 for lodging annual tax returns, employee share option valuation and exploration tenement maintenance; A$8,350 for postage and freight costs; A$11,351 for motor vehicle costs related to the motor vehicle proposals for the field program.

(v)
Stock based compensation has increased from A$115,307 for 2006 to A$375,740 (US$329,411) for 2007. The Company has issued options under the 2006 Incentive Option Plan in September 2006, May 2007, September 2007 and December 2007. The increase is a result of additional options issued and includes an adjustment for forfeited options. See note 4 for further details on the options issued.

Accordingly, the loss from operations increased from A$4,534,577 for the year ended December 31, 2006 to A$8,517,751 (US$7,467,512) for the year ended December 31, 2007.

There was no provision for tax in either the prior year or the current year.

The net loss amounted to A$8,638,129 (US$7,573,047) for the year ended December 31, 2007, compared to a net loss of A$4,574,594 for the year ended December 31, 2006.

The net loss per common equivalent share in 2007 was A$0.06 (US$0.05) compared with a net loss with a common equivalent share price of A$0.06 (US$0.05) in the prior year.

Liquidity and Capital Resources

As of March 31, 2008, the Company has cash of A$13,879,241 (US$12,738,367).

For the three months ending March 31, 2008, net cash used in operating activities was A$2,060,930 (2007: A$1,038,065) primarily consisting of the net loss of A$4,190,83 (2007: A$1,235,883), increase in accounts receivable of A$735,468 (2007: A$108,027)and offset by an increase in accounts payable and accrued expenses of A$762,641 (2007: A$165,218); net cash used in investing activities was A$519,484, being for the purchase of motor vehicles, geotechnical software and equipment for A$193,147 and the purchase of an investment for  A$326,337; and net cash provided by financing activities was A$nil (2007: A$1,441,396 being net proceeds from share issue of A$2,338,646 and net repayments to affiliates of A$897,250).

On December 12, 2007, we entered into a Subscription Agreement with Atticus European Fund Ltd. and Green Way Managed Account Series Ltd. in respect of its segregated account, Green Way Portfolio D (collectively “Atticus”) pursuant to which the Company issued in a private placement transaction (the “Private Placement”) to Atticus an aggregate of 18,750,000 shares of Common Stock at a price of US$0.80 per share for an aggregate purchase price of US$15,000,000 (A$16,924,292).  We agreed to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement covering the resale of the shares of Common Stock, which registration statement was filed on February 13, 2008 and was declared effective by the SEC on April 17, 2008.

In June 2008, the Company completed a private placement offering (the “BMO Offering”) of 42,000,000 share of common stock to institutional investors at a purchase price of US$2.50 per share.  BMO Nesbitt Burns Inc. and Wellington West Capital Markets Inc.  acted as agents for the offering and received a commission of 5% of the offering proceeds and two year warrants to purchase 840,000 shares of common stock at an exercise price of US$2.50 per share.

The Company has agreed to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement covering the resale of the shares of Common Stock within forty-five (45) calendar days after the closing date of the BMO Offering (the “Filing Deadline”).  The Company has agreed to use its best efforts to cause such registration statement to become effective as soon as possible thereafter, and within the earlier of: (i) one hundred twenty (120) calendar days after the closing date or (ii) five (5) calendar days of the SEC clearance to request acceleration of effectiveness (the “Effectiveness Deadline”).  The Company agreed that in the event that the registration statement is not filed with the SEC on or before the Filing Deadline, or such registration statement is not declared effective by the SEC on or before the Effectiveness Deadline or if the effectiveness thereafter lapses (except for certain permitted grace periods)or if the Company fails to file certain SEC reports on a timely basis, the Company shall on the first day of each month thereafter until the date that the Company is in compliance with the foregoing requirements issue to the purchasers as liquidated damages and not as a penalty for such failure (the “Liquidated Damages”):  shares of common equal to 1.2% of the shares purchased in the BMO Offering that have not been sold or cannot be sold without restriction under Rule 144.

In connection with the BMO Offering, the Company agreed not to issue any additional shares of Common Stock (other than pursuant to existing rights) for a period of 120 days following the closing without the consent of BMO, which shall not be unreasonably withheld.  The Company also agreed to appoint two additional directors and a chief operating officer with the approval of BMO and to use its reasonable best efforts to list its shares of Common Stock on the American Stock Exchange within six months following the closing date.

During fiscal 2007, net cash used in operating activities was A$7,048,738 (US$6,179,628), as compared to A$4,125,135 in 2006, reflecting the commencement of the Company’s diamond exploration activities in 2006.

During fiscal 2007, net cash provided by financing activities was A$23,435,853 (US$20,546,212) which represented the proceeds of private placements offering of shares of Common Stock and repayment of short term financing facilities, as compared to A$4,977,205 in 2006.

We commenced exploration activities on the tenements we acquired in July 2006 and since that time and up to March 31, 2008, have spent A$10,095,081 on exploration activities which includes the amounts paid in connection with our Astro acquisition and purchase of exploration permits in Queensland. We plan to continue our exploration program throughout 2008 and anticipate spending A$5,000,000 on exploration. However, if exploration results are positive, we believe that we will be able to raise additional equity capital in order to progress our exploration program at a faster rate. In addition, we expect that we will need to spend $2,000,000 on legal, professional, accounting and administration expenses. The Company will need to raise funds in cash to fund its business plan.  The Company plans to satisfy its cash requirements by additional equity financing or loans. This will be in the form of private placements of restricted Common Stock, preferred stock or debentures. The Company may not be able to operate if it does not obtain the additional capital or financing it requires. There can be no assurance that the Company will be successful in raising such capital or financing and thus, be able to satisfy its cash requirements.

The Company is considered to be an exploration stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its Common Stock, preferred stock or debentures. In the event the Company is unsuccessful in raising such capital, it may never commence active operations.

Impact of Australian Tax Law

Australian resident corporations are subject to Australian income tax on their non-exempt worldwide assessable income (which includes capital gains), less allowable deductions, at the rate of 30%. Foreign tax credits are allowed where tax has been paid on foreign source income, provided the tax credit does not exceed 30% of the foreign source income.

Under the U.S./Australia tax treaty, a U.S. resident corporation such as us is subject to Australian income tax on net profits attributable to the carrying on of a business in Australia through a “permanent establishment” in Australia. A “permanent establishment” is a fixed place of business through which the business of an enterprise is carried on. The treaty limits the Australian tax on interest and royalties paid by an Australian business to a U.S. resident to 10% of the gross interest or royalty income unless it relates to a permanent establishment. Although we consider that we do not have a permanent establishment in Australia, it may be deemed to have such an establishment due to the location of its administrative offices in Melbourne. In addition we may receive interest or dividends from time to time.

Impact of Australian Governmental, Economic, Monetary or Fiscal Policies

Although Australian taxpayers are subject to substantial regulation, we believe that our operations are not materially impacted by such regulations nor is it subject to any broader regulations or governmental policies than most Australian taxpayers.

Recent Issuance of Securities

In 2004, a total of 2,004,750 common shares were issued to the Company’s former sole officer and director for services valued at A$58,053 (US$44,550) or $0.029 (US$ 0.022) per share.

In December 2004, the Company issued to Renika Pty Limited (“Renika”), a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of Common Stock, at an exercise price of $0.022 and a latest exercise date of December 2009 for services to be rendered to the Company.  The Company undertook a Black Scholes valuation of these options using a A$0.029 (US$0.022) exercise price, A$0.029 (US$0.022) market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%.  The 20,250,000 options were valued at A$160,672 (US$123,300) or A$0.008 (US$0.006) each.

The stock options were issued for services rendered, to be rendered and for agreeing to provide financial assistance to the Company (not the actual provision of financial assistance).  The issue of the stock options was not contingent upon any further services or events.  The stock options are not forfeitable if the services or financial assistance are not provided.  Accordingly, the value of the stock options was expensed immediately during 2004.

In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of Common Stock.

Effective as of December 12, 2005, the Board of Directors of Company approved the distribution to all stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of Common Stock of the Company at an exercise price of 25 cents per share with a latest exercise date of December 31, 2012.  The options were issued on a pro-rata basis to all stockholders of record on December 31, 2005 on the basis of two (2) options for every one (1) share of Common Stock owned by a stockholder on the record date. The options may not be exercised until the shares underlying the options are registered under federal and state securities laws.

Effective July 21, 2006, Legend issued 71,730,079 shares of Common Stock to Renika, following the cashless exercise of 34,778,220 options. The shares of Common Stock issued are restricted shares.

From September 19, 2006 to November 17, 2006, we entered into subscription agreements with a number of parties pursuant to which we issued to those parties in a private placement transaction shares of Common Stock in Legend at an issue price of US$0.50 per share.

On November 30, 2006, we issued 112,500 shares of Common Stock and 112,500 options over shares of Common Stock to Pinchas T Althaus in connection with the settlement of a dispute.

Effective November 17, 2006, Legend issued one (1) new bonus share of Common Stock for every two (2) shares of Common Stock outstanding on the record at that date. The issue of the new bonus shares of Common Stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its Common Stock. The Company has accounted for these bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

On December 31, 2006, we entered into a subscription agreement with a party pursuant to which we issued to that party in a private placement transaction shares of Common Stock and options on the basis of one option for every two shares subscribed for with no exercise price in Legend at an issue price of US$0.50 per share. The Company has accounted for these bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

Effective December 31, 2006, Legend issued one (1) new bonus share of Common Stock for every two (2) shares of Common Stock outstanding on the record at that date. The issue of the new bonus shares of Common Stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its Common Stock.

From February 19, 2007 to July 31, 2007, we entered into subscription agreements with a number of parties pursuant to which we issued to those parties in a private placement transaction 29,336,824 shares of Common Stock in Legend at an issue price of US$0.25 per share.

From June 15, 2007 to July 31, 2007, we issued an aggregate of 2,150,000 shares of Common Stock as consulting fees in connection with a private placement.

In November 2007, we issued 75,000 shares of Common Stock as a result of the cashless exercise of 90,000 options expiring December 31, 2012.

In November 2007, we also issued 104,000 shares of Common Stock to two parties for investor relations and consulting services.

In November 2007, we entered into an agreement with Iron Duyfken Pty Limited to purchase a number of tenements for the purpose of phosphate exploration. As part consideration, we issued 250,000 shares to each of Pilmore Pty Limited and Len van der Sluijs.

On November 22 and 24, 2007, we agreed to issue a total of 104,000 shares of Common Stock for investor relations and consulting services.

On December 12, 2007, we entered into a Subscription Agreement with Atticus European Fund Ltd and Green Way Managed Account Series Ltd in respect of its segregated account, Green Way Portfolio D (collectively “Atticus”) pursuant to which the Company issued in a private placement transaction (the ”Private Placement”) to Atticus an aggregate of 18,750,000 shares of Common Stock at a price of US$0.80 per share for an aggregate purchase price of US$15,000,000.

On December 31, 2007, we issued 200,000 shares of Common Stock for services rendered to us and 150,000 shares of Common Stock for consulting services.

Between January 1, 2008 and March 31, 2008, Legend issued a further 132,877 shares of common stock as a result of delays in lodging a registration statement.

Between April 1, 2008 and June 30, 2008, Legend issued a further 324,932 shares of common stock as a result of delays in lodging a registration statement and a further 30,800 shares of common stuck for consulting services.

In May 2008, we issued 1,125,980 shares of Common Stock as a result of the exercise of options expiring December 31, 2012.

In June 2008, we issued 256,602 shares of Common Stock as a result of the exercise of options expiring December 31, 2012.

On June 03, 2008, we entered into an Agency Agreement with BMO Nesbitt Burns Inc. (“BMO”), Wellington West Capital Markets Inc. and BBY Limited (collectively, the “Agents”) pursuant to which the Company issued in a private placement transaction (the ”Private Placement”) an aggregate of 42,000,000 shares of Common Stock at a price of US$2.50 per share for an aggregate purchase price of US$105,000,000 to accredited investors introduced by the Agents.

On July 1, 2008 we issued 318,960 shares of Common Stock as a result of the exercise of options expiring December 31, 2012.

The securities described above were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act) under Section 4(2) of the Act and/or under Regulation S promulgated under the Act.

Impact of Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements on the Company’s annual financial statements, see Note 2 to the Company’s Financial Statements which are included herein.

Quantitative and Qualitative Disclosures about Market Risk

At March 31, 2008, the Company had no outstanding Loan Facilities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet agreements.

DESCRIPTION OF PROPERTY

We occupy certain executive and office facilities in Melbourne, Victoria, Australia which are provided to us pursuant to a service agreement with AXIS Consultants. See “Certain Relationships and Related Transactions.” The Company believes that its administrative space is adequate for its current needs.

For information about our mineral claims, see “Description of Business and Appendix B.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2004, the Company entered into an agreement with AXIS Consultants Pty Ltd to provide geological, management and administration services to the Company.  AXIS is affiliated through common management. We are one of five affiliated companies of which three are Australian public companies listed on Australian Stock Exchange.  Each of the companies has some common Directors, officers and shareholders.  In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff.  A number of arrangements and transactions have been entered into from time to time between such companies.  It has been the intention of the affiliated companies and respective Boards of Directors that each of such arrangements or transactions should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the shareholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

AXIS is a company owned by its public companies (including Legend) and any profits generated by AXIS are returned to its shareholders in the form of dividends.

AXIS is paid by each company for the costs incurred by it in carrying out the administration function for each such company.  Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services.  AXIS procures items of equipment necessary in the conduct of the business of the Company.  AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

We are required to reimburse AXIS for any direct costs incurred by AXIS for the Company.  In addition, we are required to pay a proportion of AXIS’s overhead cost based on AXIS’s management estimate of our utilisation of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. Amounts invoiced by AXIS are required to be paid by us.  We are also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first request AXIS to provide the service and AXIS fails to provide the service within one month.

The Service Agreement may be terminated by AXIS or us upon 60 days prior notice.  If the Service Agreement is terminated by AXIS, we would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS.  There can be no assurance that we could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us.  Our inability to provide such services or to find a third party to provide such services may have a material adverse effect on our operations.

In accordance with the Service Agreement AXIS provides the Company with the services of our Chief Executive Officer, Chief Financial Officer, geologists and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%.

During 2006, AXIS charged the Company A$203,664 in management fees and administration services, A$212,679 for exploration services provided to the Company, charged interest of A$13,498 on the outstanding balance, loaned us $4,500 and the Company repaid A$180,000. AXIS charged interest at a rate of between 9.35% and 10.10% for 2006. AXIS did not charge a service fee for 2006. The amount owed to AXIS at December 31, 2006 was A$312,253.  During 2007, AXIS charged the Company A$1,126,311 in management fees including salaries incurred in relation to AXIS staff that provided services to the Company, A$834,552 for exploration services provided to the Company, A$151,800 for asset usage, interest of A$14,683 and we repaid A$2,432,687. AXIS charged interest at a rate of 10.10% for 2007. The amount owed to AXIS at December 31, 2007 was A$6,912.

On December 14, 2004, the Company issued 20,250,000 options to Renika Pty Ltd (“Renika”) as consideration for services to be rendered by the new President and Chief Executive Officer of the Company.  The 20,250,000 options convert to 20,250,000 shares of Common Stock at an exercise price of $0.022 and a latest exercise date of December 2009.  The Company undertook a Black Scholes valuation of the options using a $0.022 exercise price, $0.022 market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7% which equated to a value of $123,300.  The $0.022 market price was based on the price of the Company’s shares of Common Stock at the time.  In the absence of any independent directors on the Company’s Board, the Company’s sole director, Mr. Gutnick, appointed Dr. David Tyrwhitt to approve the terms of the options on behalf of the Company.  In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of Common Stock.

Wilzed Pty Ltd, a company associated with President and CEO of the Company, Joseph Gutnick, has paid expenses on behalf of the Company and has provided loan funds to enable the Company to meet its liabilities. During the 2006 fiscal year, Wilzed loaned A$324,951 and charged A$3,588 in interest, and we repaid $336,081. The amount owed at December 31, 2006 was A$nil. Wilzed charged interest at a rate of between 9.35% and 9.85% for 2006.

Mr Joseph Gutnick, the President of the Company advanced the Company the initial deposit on opening a US Dollar bank account. In March, 2007, the balance of A$831, owing of the initial advance of A$1,303 (US$1,000) less expenses incurred of A$472, was repaid.

Effective as of March 3, 2006, Legend entered into a Contract for the Sale of Mining Tenements (“Contract”) with Astro Diamond Mines N.L. (“Astro”) an Australian company pursuant to which the Company acquired certain diamond mining tenements in Northern Australia from Astro. The consideration payable by Legend to Astro was A$1.5 million and Legend was also required to pay to Astro any costs incurred on the tenements after February 1, 2006.  Astro provided commercial warranties which are usual for a transaction of this nature in favour of Legend. Under Australian law, Astro was required to provide an independent experts report to shareholders for this transaction. In order to prepare the independent experts report, a mineral valuation was prepared on behalf of Astro which indicated that the preferred value for the tenements that are the subject of the transaction was A$1.5 million. This formed the basis of the consideration agreed by the parties. The President and Chief Executive Officer of the Company, Mr. J. I. Gutnick, is Chairman and Managing Director of Astro and Dr D.S. Tyrwhitt, an independent Director of the Company is also a Director of Astro. The tenements are located in the Northern Territory of Australia and are prospective for diamonds. Astro incurred costs on the mining tenements from February 1, 2006 which at settlement Legend was required to pay. However, Astro had not quantified the amount at the date of settlement. At December 31, 2006, the Company owed Astro A$942,433 including interest of A$21,302. During fiscal 2007, the amount was repaid in full including interest charge for fiscal 2007 of A$16,774. Astro charged interest at a rate of 10.10% in 2007.

The Company appointed Mr. Mordechai Gutnick, as the Company’s General Manager, Business in December, 2007.  Mr.  Gutnick is the son of Joseph Gutnick, the Company’s President and Chairman of the Board.  Mr. Mordechai Gutnick receives an annual salary paid via AXIS.  In addition, in December, 2007, Mr. Mordechai Gutnick was granted 2,000,000 stock options with an exercise price of US$1.00 per share which vest 1/3 on December 28, 2008, 1/3 on December 28, 2009 and 1/3 on December 28, 2010.

Transactions with Management.

We have a policy that we will not enter into any transaction with an Officer, Director or affiliate of us or any member of their families unless the transaction is approved by a majority of our disinterested non-employee Directors and the disinterested majority determines that the terms of the transaction are no less favourable to us than the terms available from non-affiliated third parties or are otherwise deemed to be fair to us at the time authorised.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Legend's Common Stock is traded on the Over-the-Counter Bulletin Board ("OTCBB") under the ticker symbol "LGDI" and CUSIP# 52467C 10 0. The Company's Common Stock was initially cleared for trading on the OTC-BB on September 26, 2003.

The following table sets out the high and low bid information for the Common Stock as reported by the National Quotation Service Bureau for each period/quarter indicated in US$:

Calendar Period	High Bid (1)	Low Bid (1)

2006
First Quarter	3.75	2.50
Second Quarter	3.90	2.50
Third Quarter	2.55	0.85
Fourth Quarter	2.10	1.00

2007
First Quarter	1.80	0.90
Second Quarter	1.95	1.50
Third Quarter	1.45	1.25
Fourth Quarter	1.50	0.75

2008
First Quarter	2.15	0.90

(1)	The quotations set out herein reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

As of July 25, 2008, there are 221,258,976 shares of Common Stock outstanding.

To date we have not paid dividends on our Common Stock and we do not expect to declare or pay any dividends on our Common Stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the Board of Directors.

Shareholders

As of July 3, 2008, there were approximately 269 record holders of the Company's Common Stock. Within the holders of record of the Company's Common Stock are depositories such as Cede & Co., a nominee for The Depository Trust Company (or DTC), that hold shares of stock for brokerage firms which, in turn, hold shares of stock for one or more beneficial owners. Accordingly, the Company believes there are many more beneficial owners of its Common Stock whose shares are held in "street name", not in the name of the individual shareholder.

Options

Effective as of December 12, 2005, the Board of Directors of Company approved the distribution to stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of Common Stock of the Company at an exercise price of US$0.25 ($0.111, as adjusted) per share with a latest exercise date of December 31, 2012 and otherwise on the terms and conditions set out in Appendix A to the Form 8-K dated December 12, 2005.  The options were issued on a pro-rata basis to all stockholders of record on December 31, 2005 on the basis of two (2) options for every one (1) share of Common Stock owned by a stockholder on the record date. The options may not be exercised until the shares underlying the options are registered under federal and state securities laws. On June 26, 2006, the Board of Directors amended the terms and conditions of the options and included a cashless exercise clause for the options in the terms and conditions. On July 21, 2006, Renika exercised 34,778,220 options using the cashless exercise feature and were issued 71,730,079 shares of Common Stock. In December 2006, the Company issued 700,000 shares with attaching options on the basis of one option for every two shares at no exercise price. The options were exercised in December 2006. On December 27, 2006, a further optionholder exercised 19,000 options using the cashless exercise feature and were issued 24,750 shares of Common Stock.  1,405,170 of these options remained outstanding as of the date of this prospectus.

On September 19, 2006, the Company issued 7,425,000 options (as adjusted for the Stock Split) pursuant to the 2006 Equity Incentive Plan. Of the total 7,425,000 options issued, 2,475,000 vest on September 19, 2007, 2,475,000 vest on September 19, 2008 and 2,475,000 vest on September 19, 2009. The exercise price of the options is US$1.00 for the President and Chief Executive Officer and for all other participants, US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The options expire on September 19, 2016. The Company has accounted for all options issued in 2006 based upon their fair market value using the Binomial pricing model. There were no employee stock options issued by the Company prior to 2006. An external consultant has calculated the fair value of the options using the Binomial valuation method using a share price of US$0.50, strike price as set out above, maturity period of 5.5 to 6.5 years depending on the vesting date, risk free interest rate of 4.69% and volatility of 60%. This equates to values ranging from US$0.116 to US$0.233 per option depending on the exercise price and vesting date.  The total value of the options equates to A$752,701 (US$566,633).

In November 2006, the Company issued options to purchase 112,500 shares of Common Stock with an exercise price of US$0.111 per share in connection with the settlement of a dispute.

On May 16, 2007, the Company issued 862,500 options pursuant to the 2006 Equity Incentive Plan. Of the total 862,500 options issued, 287,500 vest on May 16, 2008, 287,500 vest on May 16, 2009 and 287,500 vest on May 16, 2010. The exercise price of the options is US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The options expire on May 16, 2017. The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model. An external consultant has calculated the fair value of the options using the Binomial valuation method using a share price of US$0.25, strike price as set out above, maturity period of 5.5 to 6.5 years depending on the vesting date, risk free interest rate of 4.92% and volatility of 60%. This equates to values ranging from US$0.064 to US$0.124 per option depending on the exercise price and vesting date.  The total value of the options equates to A$42,593 (US$35,438).

On December 28, 2007, the Board of Directors of the Company agreed to issue/ratify the issue of 5,387,500 options under the 2006 Incentive Option Plan to officers, employees and consultants as follows:

(i)
300,000 options which will vest 1/3 on September 10, 2009, 1/3 on September 10, 2010 and the balance on September 10, 2011 and 50% have an exercise price of US$0.444 per option and 50% have an exercise price of US$1.00 per option. An external consultant has calculated the fair value of the options using the Binomial valuation method using a share price of US$1.25, strike price as set out above, maturity period of 5.5 to 6.5 years depending on the vesting date, risk free interest rate of 4.637% and volatility of 60%. This equates to values ranging from US$0.79 to US$1.01 per option depending on the exercise price and vesting date.  The total value of the options equates to A$272,035;

(ii)
300,000 options which will vest 1/3 on December 19, 2009, 1/3 on December 19, 2010 and the balance on December 19, 2011 and 50% have an exercise price of US$0.444 per option and 50% have an exercise price of US$1.00 per option. An external consultant has calculated the fair value of the options using the Binomial valuation method using a share price of US$0.95, strike price as set out above, maturity period of 5.5 to 6.5 years depending on the vesting date, risk free interest rate of 4.441% and volatility of 60%. This equates to values ranging from US$0.54 to US$0.72 per option depending on the exercise price and vesting date.  The total value of the options equates to A$183,806; and

(iii)
4,787,500 options which will vest 1/3 on December 28, 2009, 1/3 on December 28, 2010 and the balance on December 28, 2011 and have an exercise price of US$1.00 per option. An external consultant has calculated the fair value of the options using the Binomial valuation method using a share price of US$1.09, strike price as set out above, maturity period of 5.5 to 6.5 years depending on the vesting date, risk free interest rate of 4.488% and volatility of 60%. This equates to values ranging from US$0.65 to US$0.69 per option depending on the exercise price and vesting date.  The total value of the options equates to A$3,386,185.

(iv)
On February 7, 2008 the Board of Directors of the Company agreed to issue 5,000,000 options to officers, employees and consultants under the 2006 Incentive Option Plan which will vest 1/3 on February 7, 2009, 1/3 on February 7, 2010 and the balance on February 7, 2011 and have an exercise price of US$2.00 per option. An external consultant has calculated the fair value of the options using the Binomial valuation method using a share price of US$0.99, strike price as set out above, maturity period of 5.5 to 6.5 years depending on the vesting date, risk free interest rate of 4.387% and volatility of 60%. This equates to values ranging from US$0.40 to US$0.46 per option depending on the exercise price and vesting date.  The total value of the options equates to A$2,856,004.

(v)
On February 18, 2008 the Board of Directors of the Company agreed to issue 400,000 options to officers, employees and consultants under the 2006 Incentive Option Plan which will vest 1/3 on February 18, 2009, 1/3 on February 18, 2010 and the balance on February 18, 2011 and have an exercise price of US$1.00 per option. An external consultant has calculated the fair value of the options using the Binomial valuation method using a share price of US$1.04, strike price as set out above, maturity period of 5.5 to 6.5 years depending on the vesting date, risk free interest rate of 4.422% and volatility of 60%. This equates to values ranging from US$0.61 to US$0.65 per option depending on the exercise price and vesting date.  The total value of the options equates to A$334,750.

Dividend Policy

The Company has not previously paid any cash dividends on Common Stock and does not anticipate or contemplate paying dividends on Common Stock in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business. The only restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by law. Under Delaware corporate law, no dividends or other distributions may be made which would render the Company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Effective November 17, 2006, the Company’s Board of Directors declared a 1-for-2 share bonus issue in the form of a dividend that was payable in December 2006 to stockholders of record as of November 17, 2006.  An aggregate of 27,599,722 shares of Common Stock were issued in connection with this dividend.

In November 2006, the Company’s Board of Directors declared a second 1-for-2 share bonus issue in the form of a dividend that was payable in January 2007 to stockholders of record as of December 31, 2006.  An aggregate of 41,934,337 shares of Common Stock were issued in connection with this dividend.

EXECUTIVE COMPENSATION

The following table sets forth the annual salary, bonuses and all other compensation awards and pay outs on account of our Chief Executive Officer for services rendered to us during the fiscal years ended December 31, 2006 and 2007 and our Chief Financial Officer and General Manager Development & Resources for services rendered to us during the fiscal year ended December 31, 2007.  No other executive officer received more than US$100,000 per annum during these periods.

Summary Compensation Table

Name and Principal Position	Year	Salary (A$)	Bonus (A$)	Stock Awards (A$)	Option Awards (A$)	Non-Equity Incentive Plan Compensation (A$)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (A$)	All Other Compensation (A$)	Total (US$)
Joseph Gutnick, Chairman of the Board, President and CEO	2007 2006	82,132 -	- -	- -	86,764 8,892	- -	- -	26,768 -	195,664 28,892
Peter Lee, CFO & Secretary	2007	115,400	-	-	65,501 (i)	-	-	38,825 (ii)(iii)	219,726
Craig Michael, Gen Mgr, Development & Resources	2007	48,988	-	-	59,341 (i)	-	-	11,948 (ii)	120,277
(i)	The amounts included in the table for option awards has been calculated in accordance with SFAS 123R.
(ii)	Includes share of superannuation contributions made by AXIS applicable to salaries charged to the Company.
(iii)	Includes share of cost of motor vehicle costs made by AXIS applicable to Mr Lee as charged to the Company.

Outstanding Equity Awards at Fiscal Year-End

Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Been Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph Gutnick, Chairman of the Board, President and CEO (1)	-	-	2,250,000	US$1.00	9/19/16	-	-	-	-
Peter Lee, CFO and Secretary(2)	- - -	- - -	787,500 787,500 1,000,000	US$0.444 US$1.00 US$1.00	9/19/16 9/19/16 12/28/17	- - -	- - -	- - -	- - -
Craig Michael, General Manager Development & Resources(3)	- - -	- - -	150,000 150,000 1,250,000	US$0.444 US$1.00 US$1.00	9/10/17 9/10/17 12/28/17	- - -	- - -	- - -	- - -

(1)
Includes 750,000 shares issuable to Mr Joseph Gutnick upon exercise of stock options of which vested on September 19, 2007. Mr Gutnick holds a further 750,000 options which vest on September 19, 2008 and 750,000 options which vest on September 19, 2009

(2)
Includes 525,000 shares issuable to Mr Peter Lee upon exercise of stock options of which vested on September 19, 2007. Mr Lee holds a further 525,000 options which vest on September 19, 2008, 333,333 options which vest on December 28, 2009  525,000 options which vest on September 19, 2009, 333,333 options which vest on December 28, 2009, 333,333, options which vest on December 28, 2010 and 333,334, options which vest on December 28, 2011.

(3)
Includes 100,000 options which vest on September 10, 2009, 416,666 options which vest on December 28, 2009  100,000 options which vest on September 10, 20010, 416,667 options which vest on December 28, 2010, 100,000, options which vest on September 10, 2011 and 416,667, options which vest on December 28, 2011.

2006 Equity Incentive Plan

The 2006 Plan provides for the granting of options. The maximum number of shares available for awards is 10% of the issued and outstanding shares of Common Stock on issue at any time.  If an option expires or is cancelled without having been fully exercised or vested, the remaining shares will generally be available for grants of other awards.

The 2006 Plan is administered by the Board comprised solely of directors who are not employees or consultants to Legend or any of its affiliated entities.

Any employee, director, officer, consultant of or to Legend or an affiliated entity (including a company that becomes an affiliated entity after the adoption of the 2006 Plan) is eligible to participate in the 2006 Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the success of Legend or an affiliated entity. During any one year period, no participant is eligible to be granted options to purchase more than 5% shares of our issued and outstanding Common Stock or if they provide investor relations activities, or are a consultant to the Company, 2% of the issued and outstanding shares of Common Stock in any 12 month period.

Options granted under the 2006 Plan are to purchase Legend Common Stock.  The term of each option will be fixed by the Board, but no option will be exercisable more than 10 years after the date of grant.  The option exercise price is fixed by the Board at the time the option is granted.  The exercise price must be paid in cash. Options granted to participants vest and have a term of 10 years.

No award is transferable, or assignable by the participant except upon his or her death.

The Board may amend the 2006 Plan, except that no amendment may adversely affect the rights of a participant without the participant’s consent or be made without stockholder approval if such approval is necessary to qualify for or comply with any applicable law, rule or regulation the Board deems necessary or desirable to qualify for or comply with.

Subject to earlier termination by the Board, the 2006 Plan has an indefinite term except that no ISO may be granted following the tenth anniversary of the date the 2006 Plan is approved by stockholders.

Other than the issue of these Options, there are no other current plans or arrangements to grant any options under the 2006 Plan.

Compensation Pursuant to Plans

The Company does not have any pension or profit sharing plans.  The Company does not have any employees and therefore has no superannuation obligations.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2007, information regarding options under our 2006 stock option plan, our only active plan.  The 2006 stock option plan has been approved by our stockholders.  Outstanding options under this plan that are forfeited or cancelled will be available for future grants.  All of the options are for the purchases of our Common Stock.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available future issuance under equity compensation (excluding securities reflected in Column One)
Equity compensation plans approved by security holders	12,587,500	A$0.8820	5,119,326
Equity compensation plans not approved by security holders	-	-	-
_______________
(1)  The maximum number of shares available for issuance under the 2006 stock option plan is equal to 10% of the issued and outstanding shares of Common Stock, at any time.

Director Compensation

Name	Fees Earned or Paid in Cash (A$)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total (A$)
David Tyrwhitt	20,000	-	-	-	-	-	20,000

It is our policy to reimburse Directors for reasonable travel and lodging expenses incurred in attending Board of Directors meetings.  Commencing January 2005, non-management Directors are paid Directors fees of A$20,000 per annum.

FINANCIAL STATEMENTS

See the Consolidated Financial Statements beginning on page F-1, “Financial Statements”

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

LEGAL MATTERS

The validity of the Common Stock offered in this prospectus has been passed upon by Phillips Nizer LLP of New York, New York

EXPERTS

The financial statements of Legend as of December 31, 2007 and for the years ended December 31, 2007 and 2006 and the cumulative amounts from inception, January 5, 2001 through December 31, 2007, have been audited by PKF, Certified Public Accountants, a Professional Corporation, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Annual Financial Statements

Item 1.	FINANCIAL STATEMENTS

Introduction to Interim Financial Statements.

The interim financial statements included herein have been prepared by Legend International Holdings, Inc. (“Legend International” or the “Company”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (The “Commission”).  Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in this Prospectus and Registration Statement.

In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary to present fairly the financial position of the Company as of March 31, 2008, the results of its operations for the three month periods ended March 31, 2008 and March 31, 2007, and the changes in its cash flows for the three month periods ended March 31, 2008 and March 31, 2007, have been included.  The results of operations for the interim periods are not necessarily indicative of the results for the full year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Foreign Currency Translation

The functional and reporting currency of the Company is the Australian dollar.

UNLESS OTHERWISE INDICATED, ALL FINANCIAL INFORMATION PRESENTED IS IN AUSTRALIAN DOLLARS.

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Balance Sheet

	March 31, 2008	December 31, 2007
ASSETS	A$	A$
	(Unaudited)
Current Assets:
Cash	13,879,241	17,088,190
Receivables	1,242,732	507,264
Prepayments	87,620	110,840

Total Current Assets	15,209,593	17,706,294

Non-Current Assets:
Property and Equipment, net (Note 3)	340,462	158,177
Deposits	130,000	130,000

Total Non-Current Assets	470,462	288,177

Total Assets	15,680,055	17,994,471

LIABILITIES

Current Liabilities:
Accounts payable and accrued expenses	1,489,919	671,384
Lease liability	217,371	273,740

Total Current Liabilities	1,707,290	945,124

Non Current Liabilities:
Reclamation and Remediation Provision	90,000	90,000

Total Non Current Liabilities:	90,000	90,000

Total Liabilities	1,797,290	1,035,124

Commitments and Contingencies (Note 6)

Stockholders’ Equity

Common Stock: US$.001 par value, 300,000,000 shares authorized
177,201,702 issued	223,195	223,039
Additional Paid-in-Capital	31,805,777	30,691,681
Accumulated Other Comprehensive Income	38,490	38,490
Retained Deficit during development period	(839,463)	(839,463)
Retained Deficit during exploration period	(17,345,234)	(13,154,400)

Total Stockholders’ Equity	13,882,765	16,959,347

Total Liabilities and Stockholders’ Equity	15,680,055	17,994,471

The accompanying notes are an integral part of these financial statements.

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)

	For the three months ended March 31				January 5, 2001 (Inception) to March 31,
		2008 A$		2007 A$		2008 A$

Revenues:

Sales		-		-		6,353
less cost of sales		-		-		(1,362)

Gross profit		-		-		4,991

Other income
Interest income		125,009		946		151,067

		125,009		946		156,058

Costs and expenses:
Exploration expenditure		1,151,696		749,388		10,095,081
Legal, accounting and professional		143,675		25,663		492,135
Stock based compensation		873,085		99,785		2,019,982
Loss on equipment written off		-		-		3,570
Interest expense		9,869		26,229		122,000
Administration expenses		1,509,461		305,193		4,819,535

Total expenses		(3,687,786)		(1,206,258)		(17,552,303)

(Loss) from operations		(3,562,777)		(1,205,312)		(17,396,245)

Foreign currency exchange gain/(loss)		(628,057)		(30,571)		(788,452)

(Loss) before income taxes		(4,190,834)		(1,235,883)		(18,184,697)

Provision for income taxes		-		-		-

Net (Loss)		(4,190,834)		(1,235,883)		(18,184,697)
Basic and diluted loss per common shares	$	A(0.03)	$	A(0.01)	$	A(0.37)
Weighted average number of common shares used in per share calculations		157,534,219		127,945,366		49,007,614

The accompanying notes are an integral part of these consolidated financial statements

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Statements of Stockholders’ Equity (Deficit)
for the period ended March 31, 2008

	Shares of Common Stock	Par Value A$	Additional Paid-In Capital A$	Retained (Deficit) During the Exploration Period A$	Retained (Deficit) During the Development Period A$	Accumulated Other Comprehensive Income A$	Stockholders’ Equity (Deficit) A$
Balance, January 5, 2001	-	-	-	-	-	-	-

Shares issued to founder for organisation cost and services at US$0.05 per shares	4,297,500	5,550	118,896	-	-	-	124,446
Shares Issued for services rendered at US$0.05 per share	146,250	189	4,046	-	-	-	4,235
Shares Issued for Cash	616,500	796	17,056	-	-	-	17,852

Net Loss	-	-	-	-	(131,421)	-	(131,421)
Balance, December 31, 2001	5,060,250	6,535	139,998	-	(131,421)	-	15,112
Shares Issued for Cash	225,000	291	6,225	-	-	-	6,516
Shares Issued for Officer’s Compensation	11,250,000	14,529	148,359	-	-	-	162,888

Net Loss	-	-	-	-	(182,635)	-	(182,635)
Balance, December 31, 2002	16,535,250	21,355	294,582	-	(314,056)	-	1,881
Shares Issued for services rendered at US$0.022 per share	5,026,500	6,491	139,065	-	-	-	145,556

Net Loss	-	-	-	-	(156,965)	-	(156,965)
Balance, December 31, 2003	21,561,750	27,846	433,647	-	(471,021)	-	(9,528)
Shares Issued for services rendered at US$0.022 per share	2,004,750	2,589	55,464	-	-	-	58,053
Options Issued for services	-	-	160,672	-	-	-	160,672
Loan forgiveness-former major shareholder	-	-	12,144	-	-	-	12,144

Net Loss	-	-	-	-	(234,611)	-	(234,611)
Balance, December 31, 2004	23,566,500	30,435	661,927	-	(705,632)	-	(13,270)

Shares issued on cashless exercise of options	17,085,938	22,066	(22,066)	-	-	-	-

Net Loss	-	-	-	-	(75,508)	-	(75,508)

Balance, December 31, 2005	40,652,438	52,501	639,861	-	(781,140)	-	(88,778)
Share issued on cashless exercise of options	72,281,329	93,336	(93,336)	-	-	-	-
Shares and options issued under settlement agreement	112,500	144	35,272	-	-	-	35,416
Shares issued for cash	12,756,734	16,254	3,854,843	-	-	-	3,871,367
Cost of share issues	-	-	(128,376)	-	-	-	(128,376)
Amortisation of Options under stock option plan	-	-	115,307	-	-	-	115,307
Net unrealized gain on foreign exchange translation	-	-	-	-	-	38,490	38,490

Net Loss	-	-	-	(4,516,271)	(58,323)	-	(4,574,594)
Balance, December 31, 2006	125,803,001	162,505	4,423,571	(4,516,271)	(839,463)	38,490	(731,168)

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Statements of Stockholders’ Equity (Deficit)
for the period ended March 31, 2008
(continued)

	Shares of Common Stock	Par Value A$	Additional Paid-In Capital A$	Retained (Deficit) During the Exploration Period A$	Retained (Deficit) During the Development Period A$	Accumulated Other Comprehensive income A$	Stockholders’ Equity (Deficit) A$
Shares issued for cash	47,886,624	56,690	25,684,414	-	-	-	25,741,104
Cost of share issues	-	-	(1,675,111)	-	-	-	(1,675,111)
Shares issued for consulting fees	2,604,200	2,984	1,001,122	-	-	-	1,004,106
Shares issued on cashless exercise of options	75,000	85	(85)	-	-	-	-
Shares issued under registration rights agreement	200,000	230	364,575	-	-	-	364,804
Shares issued for part- settlement of the acquisition of rights to exploration licences under agreement	500,000	545	517,455	-	-	-	518,000
Amortization of options under stock option plan	-	-	375,740	-	-	-	375,740

Net Loss	-	-	-	(8,638,129)	-	-	(8,638,129)
Balance, December 31, 2007	177,068,825	223,039	30,691,681	(13,154,400)	(839,463)	38,490	16,959,347
Shares issued under registration rights agreement	132,877	156	241,011	-	-	-	241,167
Amortization of options under stock option plan	-	-	873,085	-	-	-	873,085

Net Loss	-	-	-	(4,190,834)	-	-	(4,190,834)
Balance, March 31, 2008 (Unaudited)	177,201,702	223,195	31,805,777	(17,345,234)	(839,463)	38,490	13,882,765

The accompanying notes are integral part of the financial statements.

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)

	For the three months ended March 31		January 5, 2001 (Inception) to March 31,
	2008 A$	2007 A$	2008 A$
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	(4,190,834)	(1,235,883)	(18,184,697)

Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Foreign exchange	628,057	30,571	787,109
Shares and Options issued for Stock Based Compensation
- Employees	873,085	99,785	2,019,983
- Consultants	-	-	383,833
- Exploration Agreement	-	-	518,000
- Registration Payment Arrangements	241,167	-	605,972
Exploration expenditure	326,337	-	326,337
Provision for rehabilitation	-	-	90,000
Depreciation	10,865	1,870	31,835
Accrued interest added to principal	-	8,401	37,282
Net Change in:
Receivables	(735,468)	(108,027)	(1,293,373)
Prepayments and deposits	23,220	-	(217,620)
Accounts Payable and Accrued Expenses	762,641	165,218	1,569,054
Net Cash (Used) In Operating Activities	(2,060,930)	(1,038,065)	(13,326,285)

CASH FLOWS FROM INVESTING ACTIVITIES:

Write off of Property and Equipment	-	-	3,570
Acquisition of Subsidiary	(326,337)		(326,337)
Purchase of Property, Equipment and Motor Vehicle	(193,147)	(4,000)	(347,712)
Net Cash (Used) In Investing Activities	(519,484)	(4,000)	(670,479)

CASH FLOWS FROM FINANCING ACTIVITIES:

Advances Payable - Affiliates	-	(897,250)	(26,156)
Repayment of Convertible Debenture	-	-	(130,310)
Repayment of Shareholder Advance	-	-	(641)
Proceeds from Convertible Debenture Payable	-	-	130,310
Shareholder Advance	-	-	6,621
Proceeds from Issuance of Stock	-	2,740,162	29,636,838
Cost of share issues	-	(401,516)	(1,162,125)
Net Borrowing/Repayments from Affiliates	-	-	50,003
Net Cash Provided by Financing Activities	-	1,441,396	28,504,540

Effect of exchange rate changes on cash	(628,535)	-	(628,535)
Net Increase/(Decrease) in Cash	(3,208,949)	399,331	13,879,241

Cash at Beginning of Period	17,088,190	839,797	-

Cash at End of Period	13,879,241	1,239,128	13,879,241

Supplemental Disclosures:
Cash paid for interest	-	16,774	62,196
Cash paid for income taxes	-	-	-
Stock and options issued for services	-	-	1,447,935
Accrued interest and stockholder advances charged to paid in capital	-	-	12,744
Stock issued for exploration agreement	-	-	518,000
Stock issued for registration payment arrangement	241,167	-	605,972
Equipment obtained through a capital lease	-	-	24,581
Capital lease obligation for exploration costs	-	-	362,462
Interest in relation to capital lease for exploration costs	-	-	42,313

The accompanying notes are integral part of the financial statements.

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Notes to Financial Statements

1.	ORGANISATION AND BUSINESS

Legend International Holdings, Inc, ("the Company"), was incorporated under the laws of the State of Delaware on January 5, 2001.

Following a change of management in November 2004, the Company developed a new plan of operations for fiscal 2006, which is to engage in mineral exploration and development activities. The Company's current business plan calls for the identification of mineral properties where it can obtain secure title to exploration, development and mining interests. The Company’s preference is to identify large minerals deposits with low operating costs. The Company is prepared to consider the exploration, development and mining of profitable base metal interests. At the beginning of 2006, the Company expanded its areas of interest to include diamond exploration activities and in July 2006, the Company completed the acquisition of certain diamond mining tenements in Northern Australia. Since that time, the Company has identified that those mining tenements in Northern Australia also have potential for uranium and base metals. In November 2007 and February 2008, the Company acquired mining tenements prospective for phosphate in the State of Queensland, Australia.

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred net losses since its inception.

Exploration Stage Enterprise

The Company is an exploration stage enterprise. The Company is devoting all of its present efforts in securing and establishing its exploration business through field sampling and drilling programs in the State of Queensland and the Northern Territory of Australia.

2.	RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (FIN 48), which provides clarification related to the process associated with accounting for uncertain tax positions recognized in consolidated financial statements. FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. FIN 48 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on the Company’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. In February 2008, the FASB staff issued Staff Position No. 157-2 ”Effective date of FASB Statement No. 157” (“FSP FAS 157-2”). FSP FAS 157-2 delayed the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognised or disclosed at fair value in the financial statements on a recurring basis ( at least annually). The provisions of FSP FAS 157-2 are effective for the Company’s fiscal year beginning January 1, 2009. The adoption of this interpretation has not and is not expected to have a material impact on the Company’s future reported financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115”, which permits companies to choose to measure many financial instruments and certain other items at fair value. The provisions of SFAS 159 were adopted January 1, 2008. The Company did not elect the Fair Value Option for any of its financial assets or liabilities and therefore, the adoption of SFAS 159 had no impact on the Company’s consolidated financial position, results or operations or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”), which replaces SFAS 141. SFAS 141(R) requires assets and liabilities acquired in a business combination, contingent consideration, and certain acquired contingencies to be measured at their fair values as of the date of acquisition. SFAS 141(R) also requires that acquisition-related costs and restructuring costs be recognized separately from the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and will be effective for business combinations entered into after January 1, 2009. The Company is currently evaluating the potential impact of adopting this statement on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 clarifies the accounting for noncontrolling interests and establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, including classification as a component of equity. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not currently have any minority interests.

In March 2008, the FASB issued FSAB Statement No. 161 “Disclosure about Derivative Instruments and Hedging Activities-an amendment of FASB statements No. 133 ( “FAS 161”) which provides revised guidance for enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under FAS 133, and how derivative instruments and the related hedged items affect and entity’s financial position, financial performance and cash flows. FAS 161 is effective for the Company’s fiscal year beginning January 1,2009. The Company does not currently have any derivative instruments and is not involved in any hedging activities.

3.	PROPERTY AND EQUIPMENT

Property and equipment is stated at cost.  Depreciation is computed over a period covering the estimated useful life of the applicable property and equipment.

		At March 31, 2008			At December 31, 2007
	Depreciable Life (in years)	Cost A$	Accumulated Depreciation A$	Net Book Value A$	Cost A$	Accumulated Depreciation A$	Net Book Value A$
Leasehold Improvements	1-2	16,732	(426)	16,306	16,732	(105)	16,627
Motor Vehicles	5	170,910	(18,221)	152,689	104,782	(13,114)	91,668
Equipment	1-10	184,655	(13,188)	171,467	57,633	(7,751)	49,882
		372,297	(31,835)	340,462	154,566	(20,970)	158,177

The depreciation expense for the three months ended March 31, 2008 amounted to A$10,865 and the three months ended March 31, 2007 A$1,870.

4.	STOCKHOLDERS EQUITY

Common Stock

In January 2001, 4,297,500 common shares were issued to the Company's founder for organization cost valued at A$124,446 (US$95,500), and 146,250 common shares were issued to a related party in exchange for consulting fee valued at A$4,235 (US$3,250).

In March 2002, 11,250,000 common shares were issued to the Company's founder in exchange for present and future services valued at A$162,888 (US$125,000).

In April 2002, the Company closed its offering under its registration statement filed with the United States Securities and Exchange Commission to sell up to 4,500,000 shares of its common stock at US$0.022 per share, which became effective on April 11, 2001. The Company sold 841,500 shares (616,500 shares in 2001 and a further 225,000 shares in 2002) of its common stock under the offering.

In 2003, a total of 5,026,500 common shares were issued to the Company's sole officer and director for services valued at A$145,556 (US$111,700) or A$0.029 (US$0.022) per share.

In 2004, a total of 2,004,750 common shares were issued to the Company’s former sole officer and director for services valued at A$58,053 (US$44,550) or A$0.029 (US$0.022) per share.

In December 2004, the Company issued to Renika Pty Limited (“Renika”), a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of common stock, at an exercise price of US$0.022 and a latest exercise date of December 2009 for services to be rendered to the Company.  The Company undertook a Black Scholes valuation of these options using a A$0.029 (US$0.022) exercise price, US$0.022 market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%.  The 20,250,000 options were valued at A$160,672 (US$123,300) or A$0.008 (US$0.006) each.  The stock options were issued for services rendered, to be rendered and for agreeing to provide financial assistance to the Company (not the actual provision of financial assistance).  The issue of the stock options was not contingent upon any further services or events.  The stock options are not forfeitable if the services or financial assistance are not provided.  Accordingly, the value of the stock options were expensed during 2004.

In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of common stock.

Effective as of December 12, 2005, the Board of Directors of Company approved the distribution to all stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of common stock of the Company at an exercise price of US$0.25 cents per share with a latest exercise date of December 31, 2012.  The options were issued on a pro-rata basis to all stockholders of record on December 31, 2005 on the basis of two (2) options for every one (1) share of common stock owned by a stockholder on the record date. The options may not be exercised until the shares underlying the options are registered under federal and state securities laws.

At December 31, 2005 the Company had outstanding 36,135,500 options and as at December 31, 2006, the Company had outstanding 1,388,280 options, each of which is exercisable to purchase one share of common stock at US$0.25 per share.  The options cannot be exercised, other than using the cashless exercise feature, until the Company registers the shares of common stock to be issued upon exercise of the options in accordance with the Securities Act of 1933, as amended and any applicable state securities laws. The only exception is in the case of a cashless exercise.

Effective July 21, 2006, Legend issued 71,730,079 shares of common stock to Renika Pty Ltd (“Renika”), a company associated with Mr. J I Gutnick, President of Legend, following the cashless exercise of 34,778,220 options. The shares of common stock issued are restricted shares.

Between September 19, 2006 and November 17, 2006, Legend issued 11,703,728 shares of common stock at a placement price of US$0.22 per share raising A$3,384,709. The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (“The Act”) under Section 4(2) of the Act.

Effective November 30, 2006, Legend issued a further 112,500 shares of common stock and 50,000 options with an exercise price of A$0.25 per option and a latest exercise date of December 12, 2012 for no consideration to settle outstanding matters with an external party.

Effective December 31, 2006, Legend issued a further 1,053,000 shares of common stock at a placement price of US$0.33 raising A$445,705 (US$351,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (“the Act”) under Section 4 (2) of the Act.

In December 2006, 19,000 options issued with no exercise price were exercised and the Company issued 24,750 shares of common stock.

In December 2006, 351,000 options were exercised using the cashless exercise feature and the Company issued 526,500 shares of common stock.

Between January 1, 2007 and September 30, 2007, Legend issued a further 29,136,624 shares of common stock at a placement price of US$0.25 raising A$8,816,411 (US$7,226,906). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended (“The Act”) under Section 4(2) of the Act.

Effective June 15, 2007, Legend issued a further 200,000 shares of common stock for consulting fees amounting to A$59,074 (US$50,000).

Between July 1, 2007 and September 30, 2007, Legend issued a further 2,150,200 shares of common stock for consulting fees amounting to A$614,469 (US$537,550).

On December 12, 2007, Legend issued a further 18,750,000 shares of common stock at a placement price of US$0.80 per share raising A$16,924,292 (US$15,000,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended (“The Act”) under Section 4(2) of the Act.

Between October 1, 2007 and December 31, 2007, Legend issued a further 500,000 shares of common stock for part settlement of acquisition of exploration permits amounting to A$518,000 (US$475,000).

Between October 1, 2007 and December 31, 2007, Legend issued a further 254,000 shares for consulting fees amounting to A$330,564 (US$289,420).

Between October 1, 2007 and December 31, 2007, Legend issued a further 200,000 shares of common stock as a result of delays in lodging a registration statement amounting to A$364,805 (US$318,000).

Between January 1, 2008 and March 31, 2008, Legend issued a further 132,877 shares of common stock as a result of delays in lodging a registration statement amounting to A$241,167 (US$204,631)

Share Bonus Issue

Effective November 17, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its common stock.

Effective December 31, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its common stock.

The Company has accounted for these two bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

Issue of Options under Equity Incentive Plan

(i)
Effective September 19, 2006, the Company issued 8,100,000 options over shares of common stock to Directors, Executives and Consultants under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00 for the President and Chief Executive Officer and one other participant; and for all other participants, US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is September 19, 2016.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 8,100,000 options using the Binomial valuation method using the following inputs:

Grant date	Sept 19, 2006	Sept 19, 2006	Sept 19, 2006	Sept 19, 2006	Sept 19, 2006	Sept 19, 2006
Grant date share price	US$0.222	US$0.222	US$0.222	US$0.222	US$0.222	US$0.222
Vesting date	Sept 19, 2007	Sept 19, 2007	Sept 19, 2008	Sept 19, 2008	Sept 19, 2009	Sept 19, 2009
Expected life in years	5.50	5.50	6.00	6.00	6.50	6.50
Risk-free rate	4.69%	4.69%	4.69%	4.69%	4.69%	4.69%
Volatility	60%	60%	60%	60%	60%	60%
Exercise price	US$0.444	US$1.00	US$0.444	US$1.00	US$0.444	US$1.00
Call option value	US$.09	US$.05	US$.10	US$.06	US$.10	US$.06

The Company adopted revised SFAS No.123, Share-Based payment, which addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for (a) equity instruments of that company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments.

	Options	Option Price Per Share US$	Weighted Average Exercise Price US$
Outstanding at January 1, 2006	-	-	-
Granted	8,100,000	0.444-1.00	0.69
Forfeited	-	-	-
Outstanding at December 31, 2006	8,100,000	0.444-1.00	0.69
Granted	-	-	-
Forfeited	(1,575,000)	-	-
Outstanding at December 31, 2007	6,525,000	0.444-1.00	0.69
Outstanding at March 31, 2008	6,525,000	0.444-1.00	0.69

The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2006 was US$0.07 and the weighted average remaining contractual life of those options is 8¾ years. No options are currently exercisable.

The remaining value of the outstanding options equates to A$151,086 (US$113,758) and is being amortised over the vesting periods.

For the three months ended March 31, 2008, the amortization amounted to A$41,893 (US$31,537).

(ii)
Effective May 16, 2007, the Company issued 862,500 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is May 16, 2017.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 862,500 options using the Binomial valuation method using the following inputs:

Grant date	May 16, 2007	May 16, 2007	May 16, 2007	May 16, 2007	May 16, 2007	May 16, 2007
Grant date share price	US$0.25	US$0.25	US$0.25	US$0.25	US$0.25	US$0.25
Vesting date	May 16, 2008	May 16, 2008	May 16, 2009	May 16, 2009	May 16, 2010	May 16, 2010
Expected life in years	5.50	5.50	6.00	6.00	6.50	6.50
Risk-free rate	4.92%	4.92%	4.92%	4.92%	4.92%	4.92%
Volatility	60%	60%	60%	60%	60%	60%
Exercise price	US$0.444	US$1.00	US$0.444	US$1.00	US$0.444	US$1.00
Call option value	US$0.1111	US$0.064	US$0.117	US$0.072	US$0.124	US$0.079

	Options	Option Price Per Share US$	Weighted Average Exercise Price US$
Outstanding at January 1, 2007	-	-	-
Granted	862,500	0.444-1.00	0.69
Forfeited	(187,500)	-	-
Outstanding at December 31, 2007	675,000	0.444-1.00	0.69
Outstanding at March 31, 2008	675,000	0.444-1.00	0.69

The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.0945 and the weighted average remaining contractual life of those options is 9½ years. No options are currently exercisable. The forfeiture rate of 56.52% is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

The remaining value of the outstanding options including employee retention factor equates to A$20,362 (US$16,941) and is being amortised over the vesting periods.

For the three months ended March 31, 2008, the amortization amounted to A$6,302 (US$5,243).

(iii)
Effective September 10, 2007, the Company issued 300,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is September 10, 2017.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 300,000 options using the Binomial valuation method using the following inputs:

Grant date	Sept 10, 2007	Sept 10, 2007	Sept 10, 2007	Sept 10, 2007	Sept 10, 2007	Sept 10, 2007
Grant date share price	US$1.25	US$1.25	US$1.25	US$1.25	US$1.25	US$1.25
Vesting date	Sept 10, 2008	Sept 10, 2008	Sept 10, 2009	Sept 10, 2009	Sept 10, 2010	Sept 10, 2010
Expected life in years	5.50	5.50	6.00	6.00	6.50	6.50
Risk-free rate	4.637%	4.637%	4.637%	4.637%	4.637%	4.637%
Volatility	60%	60%	60%	60%	60%	60%
Exercise price	US$0.444	US$1.00	US$0.444	US$1.00	US$0.444	US$1.00
Call option value	US$0.098	US$0.079	US$0.100	US$0.081	US$0.101	US$0.083

	Options	Option Price Per Share US$	Weighted Average Exercise Price US$
Outstanding at January 1, 2007	-	-	-
Granted	300,000	0.444-1.00	0.69
Forfeited	-	-	-
Outstanding at December 31, 2007	300,000	0.444-1.00	0.69
Outstanding at March 31, 2008	300,000	0.444-1.00	0.69

The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.9033 and the weighted average remaining contractual life of those options is 9¾ years. No options are currently exercisable. The forfeiture rate of 50% in the third year is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

The remaining value of the outstanding options including employee retention factor equates to A$172,281 (US$142,494) and is being amortised over the vesting periods.

For the three months ended March 31,2008, the amortization amounted to A$44,445 (US$36,760).

(iv)
Effective December 19, 2007, the Company issued 300,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is December 19, 2017.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 300,000 options using the Binomial valuation method using the following inputs:

Grant date	Dec 19, 2007	Dec 19, 2007	Dec 19, 2007	Dec 19, 2007	Dec 19, 2007	Dec 19, 2007
Grant date share price	US$0.95	US$0.95	US$0.95	US$0.95	US$0.95	US$0.95
Vesting date	Dec 19, 2008	Dec 19, 2008	Dec 19, 2009	Dec 19, 2009	Dec 19, 2010	Dec 19, 2010
Expected life in years	5.50	5.50	6.00	6.00	6.50	6.50
Risk-free rate	4.92%	4.92%	4.92%	4.92%	4.92%	4.92%
Volatility	60%	60%	60%	60%	60%	60%
Exercise price	US$0.444	US$1.00	US$0.444	US$1.00	US$0.444	US$1.00
Call option value	US$0.70	US$0.54	US$0.71	US$0.56	US$0.72	US$0.58

	Options	Option Price Per Share US$	Weighted Average Exercise Price US$
Outstanding at January 1, 2007	-	-	-
Granted	300,000	0.444-1.00	0.69
Forfeited	-	-	-
Outstanding at December 31, 2007	300,000	0.444-1.00	0.69
Outstanding at March 31, 2008	300,000	0.444-1.00	0.69

The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.6350 and the weighted average remaining contractual life of those options is 10 years. No options are currently exercisable. The forfeiture rate of 50% in the third year is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

The remaining value of the outstanding options including employee retention factor equates to A$149,839 (US$128,802) and is being amortised over the vesting periods.

For the three months ended March 31, 2008, the amortization amounted to A$29,971 (US$25,763).

(v)
Effective December 28, 2007, the Company issued 4,787,500 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00. The latest exercise date for the options is December 28, 2017.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 4,787,500 options using the Binomial valuation method using the following inputs:

Grant date	Dec 28, 2007	Dec 28, 2007	Dec 28, 2007
Grant date share price	US$1.09	US$1.09	US$1.09
Vesting date	Dec 28, 2008	Dec 28, 2009	Dec 28, 2010
Expected life in years	5.50	6.00	6.50
Risk-free rate	4.488%	4.488%	4.488%
Volatility	60%	60%	60%
Exercise price	US$1.00	US$1.00	US$1.00
Call option value	US$0.65	US$0.67	US$0.69

	Options	Option Price Per Share US$	Weighted Average Exercise Price US$
Outstanding at January 1, 2007	-	-	-
Granted	4,787,500	1.00	1.00
Forfeited	-	-	-
Outstanding at December 31, 2007	4,787,500	1.00	1.00
Outstanding at March 31, 2008	4,787,500	1.00	1.00

The range of exercise price is US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.67 and the weighted average remaining contractual life of those options is 10 years. No options are currently exercisable. The forfeiture rate of 42.85% in the third year is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

The remaining value of the outstanding options including employee retention factor equates to A$2,843,814 (US$2,488,622) and is being amortised over the vesting periods.

For the three months ended March 31, 2008, the amortization amounted to A$523,708 (US$480,659).

(vi)
Effective February 7, 2008, the Company issued 5,000,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$2.00. The latest exercise date for the options is February 7, 2018.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 5,000,000 options using the Binomial valuation method using the following inputs:

Grant date	Feb 7, 2008	Feb 7, 2008	Feb 7, 2008
Grant date share price	US$0.99	US$0.99	US$0.99
Vesting date	Feb 7, 2009	Feb 7, 2010	Feb 7, 2011
Expected life in years	5.50	6.00	6.50
Risk-free rate	4.387%	4.387%	4.387%
Volatility	60%	60%	60%
Exercise price	US$2.00	US$2.00	US$2.00
Call option value	US$0.40	US$0.43	US$0.46

	Options	Option Price Per Share US	Weighted Average Exercise Price US
Outstanding at January 1, 2008	-	-	-
Granted	5,000,000	2.00	2.00
Forfeited	-	-	-
Outstanding at March 31, 2008	5,000,000	2.00	2.00

The range of exercise price is US$2.00 per option. The weighted average per option fair value of options granted during 2007 was US$2.00 and the weighted average remaining contractual life of those options is 10 years. No options are currently exercisable. The options were issued to the Company’s CEO and therefore the Company does not believe a retention rate is applicable.

The remaining value of the outstanding options including employee retention factor equates to A$2,191,248 (US$1,964,015) and is being amortised over the vesting periods.

For the three months ended March 31, 2008, the amortization amounted to A$207,503 (US$185,985).

(vii)
Effective February 19, 2008, the Company issued 400,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00. The latest exercise date for the options is February 19, 2018.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 400,000 options using the Binomial valuation method using the following inputs:

Grant date	Feb 19, 2008	Feb 19, 2008	Feb 19, 2008
Grant date share price	US$1.04	US$1.04	US$1.04
Vesting date	Feb 19, 2009	Feb 19, 2010	Feb 19, 2011
Expected life in years	5.50	6.00	6.50
Risk-free rate	4.422%	4.422%	4.422%
Volatility	60%	60%	60%
Exercise price	US$1.00	US$1.00	US$1.00
Call option value	US$0.61	US$0.63	US$0.65

	Options	Option Price Per Share US$	Weighted Average Exercise Price US$
Outstanding at January 1, 2008	-	-	-
Granted	400,000	1.00	1.00
Forfeited	-	-	-
Outstanding at March 31, 2008	400,000	1.00	1.00

The range of exercise price is US$1.00 per option. The weighted average per option fair value of options granted during 2008 was US$1.00 and the weighted average remaining contractual life of those options is 10 years. No options are currently exercisable. The options were issued to one individual and in that case, the Company does not believe a retention rate is applicable.

The remaining value of the outstanding options equates to A$257,843 (US$234,482) and is being amortised over the vesting periods.

For the three months ended March 31, 2008, the amortization amounted to A$19,263 (US$17,518).

As of March 31, 2008, no options over shares were available for future grants under the Stock Plan.

5.	AFFILIATE TRANSACTIONS

In December 2004, the Company issued to Renika, a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of common stock, at an exercise price of 5 cents and a latest exercise date of December 2009 for services to be rendered to the Company. The Company undertook a Black and Scholes valuation of these options using a 2.22 cent exercise price, 2.22 cent market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%.  The Company valued the 20,250,000 options at A$160,672 (US$123,300) or A$0.0178 (US$0.0137) each. In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of common stock.

In December 2004, the Company entered into an agreement with AXIS Consultants Pty Ltd to provide geological, management and administration services to the Company.  AXIS is affiliated through common management.  The Company is one of five affiliated companies of which three are Australian public companies listed on Australian Stock Exchange. Each of the companies has some common Directors, officers and shareholders.  In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff. A number of arrangements and transactions have been entered into from time to time between such companies.  It has been the intention of the affiliated companies and respective Boards of Directors that each of such arrangements or transactions should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the shareholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

AXIS is a company owned by its public companies (including Legend) and any profits generated by AXIS are returned to its shareholders in the form of dividends.

AXIS is paid by each company for the costs incurred by it in carrying out the administration function for each such company. Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services.  AXIS procures items of equipment necessary in the conduct of the business of the Company.  AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

The Company is required to reimburse AXIS for any direct costs incurred by AXIS for the Company. In addition, the Company is required to pay a proportion of AXIS’s overhead cost based on AXIS’s management estimate of our utilisation of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. Amounts invoiced by AXIS are required to be paid by us.  The Company is also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first requests AXIS to provide the service and AXIS fails to provide the service within one month.

The Service Agreement may be terminated by AXIS or us upon 60 days prior notice.  If the Service Agreement is terminated by AXIS, the Company would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS.  There can be no assurance that the Company could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us.  The Company’s inability to provide such services or to find a third party to provide such services may have a material adverse effect on our operations.

In accordance with the Service Agreement AXIS provides the Company with the services of the Company’s Chief Executive Officer, Chief Financial Officer, geologists and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%.

During the three months ending March 31, 2007, AXIS charged the Company A$165,698 for management and administration services, and A$195,715 for exploration services and charged interest of A$8,401 on the outstanding balance and the Company repaid A$315,400. AXIS charged interest at a rate of 10.10% for the three months ended March 31, 2007. The amount owed to AXIS at March 31, 2007 was A$366,368.

During the three months ending March 31, 2008, AXIS charged the Company A$694,324 for management and administration services, and A$260,736 for exploration services. The Company repaid A$1,337,000 including an advance for April 2008 charges. The Company charged AXIS interest of A$7,762 at a rate between 10.80% and 11.45% for the three months ending March 31, 2008. The amount owed by AXIS at March 31, 2008 was A$382,790.

During the three months ending March 31, 2008, the Company has further advanced AXIS A$482,000 for ongoing business operations and charged interest of $3,281. The Company charged AXIS interest at a rate between 10.80% and 11.10% for the three months ending March 31, 2008. The amount owed by AXIS at March 31, 2008 was A$485,281.

Effective as of March 3, 2006, Legend entered into a Contract for the Sale of Mining Tenements (“Contract”) with Astro Diamond Mines N.L. (“Astro”) an Australian company pursuant to which the Company acquired certain diamond mining tenements in Northern Australia from Astro. The consideration payable by Legend to Astro was A$1.5 million and Legend was also required to pay to Astro any costs incurred on the tenements after February 1, 2006.  Astro provided commercial warranties which are usual for a transaction of this nature in favour of Legend. Under Australian law, Astro was required to provide an independent experts report to shareholders for this transaction. In order to prepare the independent experts report, a mineral valuation was prepared on behalf of Astro which indicated that the preferred value for the tenements that are the subject of the transaction was A$1.5 million. This formed the basis of the consideration agreed by the parties. The President and Chief Executive Officer of the Company, Mr. J. I. Gutnick, was Chairman and Managing Director of Astro and Dr DS Tyrwhitt, an independent Director of the Company is also a Director of Astro. The tenements are located in the Northern Territory of Australia and are prospective for all minerals. Astro incurred costs on the mining tenements from February 1, 2006 which at settlement Legend was required to pay. However, Astro had not quantified the amount at the date of settlement and it was only finally quantified in November 2006. The consideration and all related acquisition costs, costs incurred by Astro since February 1, 2006 and exploration expenditure incurred by the Company is shown in the Statement of Operations as Exploration Expenditure.

6.	COMMITMENTS

During December 2006, the Company entered into an operating lease agreement for a motor vehicle which expires in 2008. The lease agreement has a monthly repayment amount of A$1,123. The future minimum lease repayments under a non-cancellable lease at March 31, 2008, were A$8,662.

During July 2007, the Company entered into a sublease agreement for the rental of office premises which expires in 2008. The total rental payment for 2008 is A$98,617, outstanding as at March 31, 2007 A$79,900

During September 2007, the Company entered into a commercial hire purchase agreement for proposed on-site accommodation units, which expires in 2008. The hire purchase agreement has a monthly repayment amount of A$20,954 and a final repayment of A$174,280 in June 2008. The future minimum lease repayments under a non-cancellable lease at March 31, 2008 are A$41,908 and interest of A$7,479.

Exploration

The Company has to perform minimum exploration work and expend minimum amounts of money on its tenements. The overall expenditure requirement tends to be limited in the normal course of the Company’s tenement portfolio management through expenditure exemption approvals, and expenditure reductions through relinquishment of parts or the whole of tenements deemed non prospective. Should the company wish to preserve interests in its current tenements the amount which may be required to be expended is as follows:

2008 A$
Not later than one year	1,435,000
Later than one year but not later than five years	1,080,000
Later than five years but not later than twenty one years	-
2,515,000

7.	ACQUISITIONS/INVESTMENTS

On February 27, 2008, the Company entered into a Share Sale Agreement whereby the Company agreed to purchase all of the issued and outstanding shares of Teutonic Minerals Pty Ltd. As a result, Teutonic became a subsidiary of the Company from that date. Teutonic holds an application for a mineral licence over phosphate in the Georgina Basin in the State of Queensland, Australia. The consideration payable to the vendors was A$300,000, and the Company granted a 1% gross revenue royalty from production from the mineral licence and incurred legal costs of A$26,337.

The mineral licence application held by Teutonic was withdrawn on March 17, 2008 and replaced by a mineral application lodged by the Company. Teutonic had no other assets or liabilities.

As at March 31, 2008 the net assets and liabilities acquired by the Company have no value. The consideration and legal costs, A$326,337, paid by the Company are included as exploration expenditure.

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)

Financial Statements

December 31, 2007 and 2006

(with Report of Independent Registered Public Accounting Firm)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Legend International Holdings, Inc

We have audited the accompanying balance sheet of Legend International Holdings, Inc (An Exploration Stage Company) as of December 31, 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2007 and 2006 and the cumulative amounts from inception, January 5, 2001 through December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legend International Holdings, Inc. at December 31, 2007, and the results of its operations and its cash flows for the periods indicated above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As described in note 1, at December 31, 2007 the Company had not yet commenced revenue producing operations and had a retained deficit of A$13,993,863. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Management’s plans in regard to these matters are also discussed in note 1.

New York, NY	PKF
March 13, 2008	Certified Public Accountants
A Professional Corporation

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Balance Sheet
December 31, 2007

ASSETS
	2007 A$	Convenience Translation 2007 US$
Current Assets:
Cash	17,088,190	14,981,216
Receivables	507,264	444,718
Prepayments	110,840	97,174
Total Current Assets	17,706,294	15,523,108

Non-Current Assets:
Property and Equipment, net	158,177	138,674
Deposits (note 10)	130,000	113,971
Total Non-Current Assets	288,177	252,645

Total Assets	17,994,471	15,775,753

LIABILITIES

Current Liabilities:
Accounts payable and accrued expenses	671,384	588,602
Lease liability	273,740	239,988
Total Current Liabilities	945,124	828,590

Non Current Liabilities:
Reclamation and Remediation Provision (note 9)	90,000	78,903
Total Non Current Liabilities	90,000	78,903

Total Liabilities	1,035,124	907,493

Commitments and Contingencies (Notes 8, 9 and 10)
Stockholders’ Equity
Common stock: US$.001 par value 300,000,000 shares authorised
177,068,825 shares issued	223,039	195,538
Additional Paid-in-Capital	30,691,681	26,907,397
Other Comprehensive Gain	38,490	33,744
Retained Deficit during development period	(839,463)	(735,957)
Retained Deficit during exploration period	(13,154,400)	(11,532,462)

Total Stockholders’ Equity	16,959,347	14,868,260

Total Liabilities and Stockholders’ Equity	17,994,471	15,775,753

The accompanying notes are integral part of the financial statements.

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Statements of Operations

	For the years Ended December 31		Convenience Translation	January 5, 2001 (Inception) to December 31,
	2006 A$	2007 A$	2007 US$	2007 A$
Revenues:

Sales	-	-	-	6,353
less cost of sales	-	-	-	(1,362)

Gross profit	-	-	-	4,991

Other income
Interest income – related entity	-	-	-	-
Interest income – other	1,930	22,183	19,448	26,058
	1,930	22,183	19,448	31,049

Costs and expenses:
Legal, professional and accounting	89,351	213,063	186,792	348,460
Exploration expenditure	3,811,385	5,132,000	4,499,224	8,943,385
Stock based compensation	115,307	375,740	329,411	1,146,897
Interest expense	41,371	62,196	54,528	112,131
Loss on equipment written off	-	3,570	3,130	3,570
Administration expenses	479,093	2,753,365	2,413,875	3,310,074
Total expenses	(4,536,507)	(8,539,934)	(7,486,960)	(13,864,517)

(Loss) from operations	(4,534,577)	(8,517,751)	(7,467,512)	(13,833,468)
Foreign currency exchange gain/(loss)	(40,017)	(120,378)	(105,535)	(160,395)
(Loss) before income taxes	(4,574,594)	(8,638,129)	(7,573,047)	(13,993,863)

Provision for income taxes	-	-	-	-

Net (loss)	(4,574,594)	(8,638,129)	(7,573,047)	(13,993,863)

Basic and diluted loss per common shares	(0.06)	(0.06)	(0.05)	(0.31)

Weighted average number of common shares used in per share calculations	75,229,664	146,739,872	146,739,872	44,441,012

The accompanying notes are integral part of the financial statements.

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficit)
for the period ended December 31, 2007

	Common Stock
	Shares	Par Value A$	Additional Paid-In Capital A$	Retained (Deficit) During the Exploration Period A$	Retained (Deficit) During the Development Period A$	Other Comprehensive Gain A$	Stockholders’ Equity (Deficit) A$
Balance, January 5, 2001	-	-	-	-	-	-	-

Shares issued to founder for organisation cost and services at US$0.05 per shares	4,297,500	5,550	118,896	-	-	-	124,446
Shares Issued for services rendered at US$0.05 per share	146,250	189	4,046	-	-	-	4,235
Shares Issued for Cash	616,500	796	17,056	-	-	-	17,852

Net Loss	-	-	-	-	(131,421)	-	(131,421)
Balance, December 31, 2001	5,060,250	6,535	139,998	-	(131,421)	-	15,112

Shares Issued for Cash	225,000	291	6,225	-	-	-	6,516
Shares Issued for Officer’s Compensation	11,250,000	14,529	148,359	-	-	-	162,888

Net Loss	-	-	-	-	(182,635)	-	(182,635)
Balance, December 31, 2002	16,535,250	21,355	294,582	-	(314,056)	-	1,881

Shares Issued for services rendered at US$0.022 per share	5,026,500	6,491	139,065	-	-	-	145,556

Net Loss	-	-	-	-	(156,965)	-	(156,965)
Balance, December 31, 2003	21,561,750	27,846	433,647	-	(471,021)	-	(9,528)

Shares Issued for services rendered at US$0.022 per share	2,004,750	2,589	55,464	-	-	-	58,053
Options Issued for services	-	-	160,672	-	-	-	160,672
Loan forgiveness-former major shareholder	-	-	12,144	-	-	-	12,144

Net Loss	-	-	-	-	(234,611)	-	(234,611)
Balance, December 31, 2004	23,566,500	30,435	661,927	-	(705,632)	-	(13,270)
Shares issued on cashless exercise of options	17,085,938	22,066	(22,066)	-	-	-	-
Net Loss	-	-	-	-	(75,508)	-	(75,508)
Balance, December 31, 2005	40,652,438	52,501	639,861	-	(781,140)	-	(88,778)
Share issued on cashless exercise of options	72,281,329	93,336	(93,336)	-	-	-	-
Shares and options issued under settlement agreement	112,500	144	35,272	-	-	-	35,416
Shares issued for cash	12,756,734	16,524	3,854,843	-	-	-	3,871,367
Cost of share issues	-	-	(128,376)	-	-	-	(128,376)
Amortisation of Options under stock option plan	-	-	115,307	-	-	-	115,307
Net unrealized gain on foreign exchange translation	-	-	-	-	-	38,490	38,490
Net Loss	-	-	-	(4,516,271)	(58,323)	-	(4,574,594)
Balance, December 31, 2006	125,803,001	162,505	4,423,571	(4,516,271)	(839,463)	38,490	(731,168)

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficit)
for the period ended December 31, 2007
(continued)

	Common Stock
	Shares	Par Value A$	Additional Paid-In Capital A$	Retained (Deficit) During the Exploration Period A$	Retained (Deficit) During the Development Period A$	Other Comprehensive Gain A$	Stockholders’ Equity (Deficit) A$
Shares issued for cash	47,886,624	56,690	25,684,414	-	-	-	25,741,104
Cost of share issues	-	-	(1,675,111)	-	-	-	(1,675,111)
Shares issued for consulting fees	2,604,200	2,984	1,001,122	-	-	-	1,004,106
Shares issued on cashless exercise of options	75,000	85	(85)	-	-	-	-
Shares issued as a result of delay in lodgement of registration statement	200,000	230	364,575	-	-	-	364,805
Shares issued for part- settlement of the acquisition of rights to exploration licences under agreement	500,000	545	517,455	-	-	-	518,000
Amortization of options under stock option plan	-	-	375,740	-	-	-	375,740
Net Loss	-	-	-	(8,638,129)	-	-	(8,638,129)
Balance, December 31, 2007	177,068,825	223,039	30,691,681	(13,154,400)	(839,463)	38,490	16,959,347

The accompanying notes are integral part of the financial statements.

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Statements of Cash Flows

	For the years Ended December 31		Convenience Translation	January 5, 2001 (Inception) to December 31,
	2006 A$	2007 A$	2007 US$	2007 A$
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	(4,574,594)	(8,638,129)	(7,573,048)	(13,993,863)

Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Foreign exchange	40,017	120,378	105,535	159,052
Shares and Options issued for Stock Based Compensation
- Employees	115,307	375,740	329,411	1,146,898
- Consultants	-	383,833	336,507	383,833
- Exploration Agreement	-	518,000	454,131	518,000
- Registration Payment Arrangements	-	364,805	319,825	364,805
Provision for rehabilitation	-	90,000	78,903	90,000
Depreciation	1,021	19,949	17,489	20,970
Accrued interest added to principal	34,800	-	-	37,282
Net Change in:
Receivables	(169,271)	(388,634)	(340,716)	(557,905)
Prepayments and deposits	(104,559)	(136,281)	(119,477)	(240,840)
Accounts Payable and Accrued Expenses	532,144	241,601	211,812	806,413
Net Cash (Used) In Operating Activities	(4,125,135)	(7,048,738)	(6,179,628)	(11,265,355)

CASH FLOWS FROM INVESTING ACTIVITIES:

Write off of Property and Equipment	-	3,570	3,130	3,570
Purchase of Property, Equipment and Motor Vehicle	(12,273)	(142,292)	(124,748)	(154,565)
Net Cash (Used) In Investing Activities	(12,273)	(138,722)	(121,618)	(150,995)

CASH FLOWS FROM FINANCING ACTIVITIES:

Advances Payable - Affiliates	1,245,345	(1,271,501)	(1,114,725)	(26,156)
Repayment of Convertible Debenture	-	-	-	(130,310)
Repayment of Shareholder Advance	-	-	-	(641)
Proceeds from Convertible Debenture Payable	-	-	-	130,310
Shareholder Advance	-	-	-	6,621
Proceeds from Issuance of Stock	3,871,367	25,741,103	22,567,225	29,636,838
Cost of share issues	(128,376)	(1,033,749)	(906,288)	(1,162,125)
Net Borrowing/Repayments from Affiliates	(11,131)	-	-	50,003
Net Cash Provided for financing activities	4,977,205	23,435,853	20,546,212	28,504,540

Net Increase in Cash	839,797	16,248,393	14,244,966	17,088,190

Cash at Beginning of Period	-	839,797	736,250	-

Cash at End of Period	839,797	17,088,190	14,981,216	17,088,190

Supplemental Disclosures:
Cash paid for interest	-	62,196	54,527	62,196
Cash paid for income taxes	-	-	-	-
Stock and options issued for services	150,723	641,361	562,281	1,447,935
Accrued interest and stockholder advances charged to paid in capital	-	12,744	11,172	12,744
Stock issued for exploration agreement	-	518,000	454,131	518,000
Stock issued for registration payment arrangement	-	364,805	319,825	364,805
Equipment obtained through a capital lease	-	24,581	21,550	24,581
Capital lease obligation for exploration costs	-	362,462	317,770	362,462
Interest in relation to capital lease for exploration costs	-	42,313	37,096	42,313

The accompanying notes are integral part of the financial statements.

LEGEND INTERNATIONAL HOLDINGS, INC.
(An Exploration Stage Company)
Notes to Financial Statements

1.	ORGANISATION AND BUSINESS

Legend International Holdings, Inc, ("the Company"), was incorporated under the laws of the State of Delaware on January 5, 2001.

The Company has never generated any significant revenues from operations and is still considered an exploration stage company.  The Company was initially formed to engage in the business of selling compatible inkjet cartridges and refill kits on the Internet for the consumer printer market.  In March 2003, management of the Company decided to engage in the business of building and acquiring controlling or other interests in one or more companies engaged in the contract sales and distribution of specialty medical products, and raise additional capital for this purpose.  Neither business was successful and operations of both were eventually discontinued.  During fiscal 2004, management of the Company developed a plan of operations to acquire income-producing real property.  The Company did not acquire any properties pursuant to such plan.

Following a change of management in November 2004, the Company developed a new plan of operations for fiscal 2006, which is to engage in mineral exploration and development activities.  The Company's current business plan calls for the identification of mineral properties where it can obtain secure title to exploration, development and mining interests. The Company’s preference is to identify large minerals deposits with low operating costs. The Company is prepared to consider the exploration, development and mining of profitable base metal interests.  At the beginning of 2006, the Company expanded its areas of interest to include diamond exploration activities and in July 2006, the Company completed the acquisition of certain diamond mining tenements in Northern Australia. Since that time, the Company has identified that those mining tenements in Northern Australia also have potential for uranium and base metals. In November 2007, the Company acquired mining tenements prospective for phosphate in the State of Queensland, Australia.

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred net losses since its inception.

Exploration Stage Enterprise

The Company is an exploration stage enterprise. The Company is devoting all of its present efforts in securing and establishing its exploration business through field sampling and drilling programs in the State of Queensland and the Northern Territory of Australia.

2.	RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (FIN 48), which provides clarification related to the process associated with accounting for uncertain tax positions recognized in consolidated financial statements. FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. FIN 48 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on the Company’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. The adoption of this interpretation is not expected to have a material impact on the Company’s future reported financial position or results of operations.

In February 2007 the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115”, which permits companies to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of this interpretation is not expected to have a material impact on the Company’s future reported financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”), which replaces SFAS 141. SFAS 141(R) requires assets and liabilities acquired in a business combination, contingent consideration, and certain acquired contingencies to be measured at their fair values as of the date of acquisition. SFAS 141(R) also requires that acquisition-related costs and restructuring costs be recognized separately from the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and will be effective for business combinations entered into after January 1, 2009. The Company is currently evaluating the potential impact of adopting this statement on the Company’s financial position, results of operations or cashflows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 clarifies the accounting for noncontrolling interests and establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, including classification as a component of equity. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not currently have any minority interests.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration Expenditure

Exploration expenditure consisting of acquisition cost and related expenditure, prospecting and exploration costs are written off into operations as incurred.

Functional and Reporting Currency

Prior to July 31, 2006, the Company’s functional currency was the US dollar. However, as a result of the purchase of diamond mining tenements in Northern Australia in July 2006, the Company’s 2006 revenue and expenses will be primarily denominated in Australian dollars (A$). Statement of Financial Accounting Standards (‘‘SFAS’’) No. 52, Foreign Currency Translation, states that the functional currency of an entity is the currency of the primary economic environment in which the entity operates. Accordingly the Company determined that from August 1, 2006 the functional currency of the Company is the Australian dollar. Assets, liabilities and equity were translated at the rate of exchange at July 31, 2006.  Revenue and expenses were translated at actual rates. Translation gains and losses were included as part of accumulated other comprehensive gain.

Restatement of comparative numbers was made for the change in functional and reporting currency. The change was adopted prospectively beginning July 31, 2006 in accordance with SFAS No. 52.

Stock Options

For the issuances of stock options, the Company follows the fair value provisions of Financial Accounting Standards No. 123(R) “Share Based Payments”. SFAS 123(R) requires the company to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value.  The cost will be recognised over the period during which an employee is required to provide service in exchange for the award – usually the vesting period.  In the case where there is no required service period, the fair value of the equity instruments is expensed immediately.

Loss per Common Share

Basic loss per share is computed on the basis of the weighted average number of common shares outstanding during each year. Diluted loss per share is not presented as the effect of Common Stock equivalents would be anti dilutive.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The translation gains and losses from the change to functional currency of the Company from August 1, 2006 are included as part of the accumulated other comprehensive loss. Comprehensive loss for the years ended December 31, 2007 and 2006 amounted to A$8,636,129 and A$4,536,104 respectively.

Property and Equipment

Property and equipment is stated at cost.  Depreciation is computed over a period covering the estimated useful life of the applicable property and equipment.

		At December 31, 2007			At December 31, 2006
	Depreciable Life (in years)	Cost A$	Accumulated Depreciation A$	Net Book Value A$	Cost A$	Accumulated Depreciation A$	Net Book Value A$
Leasehold Improvements	1-2	16,732	(105)	16,627	-	-	-
Motor Vehicles	5	104,782	(13,114)	91,668	26,332	(402)	25,930
Equipment	1-5	57,633	(7,751)	49,882	10,523	(619)	9,904
		179,147	(20,970)	158,177	36,855	(1,021)	35,834

The depreciation expense for the year ended December 31, 2007 amounted to A$19,949 (US$17,489) and the year ended December 31, 2006 A$1,021.

Cash

Cash consists of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value.

Federal Income Tax

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes.  The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. For the period presented, there was no taxable income. There are no deferred income taxes resulting from temporary differences in reporting certain income and expense items for income tax and financial accounting purposes. Legend, at this time, is not aware of any net operating losses which are expected to be realised.

Foreign Currency Translation

The Company’s functional and reporting currency is the Australian dollar. Expenses incurred in a currency other than the reporting currency, Australian dollars are translated at the date invoiced. Assets and liabilities are re-valued at the period end exchange rate where appropriate. Foreign currency exchange loss in 2007 amounted to A$120,378 (US$105,535), (2006 A$40,017).

Goods and Services Tax (“GST”)

Revenues, expenses and assets generated in Australia are subject to Australian GST which requires the supplier to add a 10% GST to predominately all expenses and the cost of assets and for the Company to include a 10% GST to the selling price of a product. Revenues, expenses and assets are recognized net of the amount of GST except where the GST incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the GST is recognized as part of the cost of acquisition of the assets or as part of the expense item as applicable, and receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the balance sheet. Cash flows are included in the cash flow statement on a gross basis and the GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority are classified as operating cash flows. Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the taxation authority

Reclamation and Remediation Obligations (Asset Retirement Obligations)

Reclamation costs are allocated to expense over the life of the exploration activity and are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and remediation costs. The asset retirement obligation is based on when the spending for an existing environmental disturbance will occur. The Company reviews, on at least an annual basis, the asset retirement obligation at each exploration site.

Future remediation costs are accrued based on management’s best estimate at the end of each period of the costs expected to be incurred. Such cost estimates include, where applicable, plugging of drillholes, removal of consumerables and ripping of drill pads and tracks. Changes in estimates are reflected in earnings in the period an estimate is revised.

Accounting for reclamation and remediation obligations requires management to make estimates unique to each exploration operation of the future costs the Company will incur to complete the reclamation and remediation work required to comply with existing laws and regulations. Actual costs incurred in future periods could differ from amounts estimated. Additionally, future changes to environmental laws and regulations could increase the extent of reclamation and remediation work required. Any such increases in future costs could materially impact the amounts charged to earnings for reclamation and remediation.

Financial Instruments

The Company’s cash, receivables, payables, short and long term borrowings represent financial instruments whose carrying amounts reasonably approximate their fair value.

Concentrations of credit risk

The Company monitors its position with, and the credit quality of, the financial institution it invests with. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Convenience Translation to US$

The consolidated financial statements as of and for the year ended December 31, 2007 have been translated into United States dollars using the rate of exchange of the United States dollar at December 31, 2007 (A$1.00=US$0.8767). The translation was made solely for the convenience of readers in the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comparative Figures

Where necessary, comparative figures have been restated to be consistent with current year presentation.

Prior to July 31, 2006, the Company’s functional currency was the US dollar. However, as a result of the purchase of diamond mining tenements in Northern Australia in July 2006, the Company’s 2006 revenue and expenses are primarily denominated in Australian dollars (A$). Statement of Financial Accounting Standards (‘‘SFAS’’) No. 52, Foreign Currency Translation, states that the functional currency of an entity is the currency of the primary economic environment in which the entity operates. Accordingly the Company determined that from August 1, 2006 the functional currency of the Company is the Australian dollar. Assets, liabilities and equity were translated at the rate of exchange at  July 31, 2006.  Revenue and expenses were translated at actual rates. Translation gains and losses were included as part of accumulated other comprehensive gain.

4.	STOCKHOLDERS EQUITY

Common Stock

In January 2001, 4,297,500 common shares were issued to the Company's founder for organization cost valued at A$124,446 (US$95,500), and 146,250 common shares were issued to a related party in exchange for consulting fee valued at A$4,235 (US$3,250).

In March 2002, 11,250,000 common shares were issued to the Company's founder in exchange for present and future services valued at A$162,888 (US$125,000).

In April 2002, the Company closed its offering under its registration statement filed with the United States Securities and Exchange Commission to sell up to 4,500,000 shares of its Common Stock at US$0.022 per share, which became effective on April 11, 2001. The Company sold 841,500 shares (616,500 shares in 2001 and a further 225,000 shares in 2002) of its Common Stock under the offering.

In 2003, a total of 5,026,500 common shares were issued to the Company's sole officer and director for services valued at A$145,556 (US$111,700) or A$0.029 (US$0.022) per share.

In 2004, a total of 2,004,750 common shares were issued to the Company’s former sole officer and director for services valued at A$58,053 (US$44,550) or A$0.029 (US$0.022) per share.

In December 2004, the Company issued to Renika Pty Limited (“Renika”), a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of Common Stock, at an exercise price of US$0.022 and a latest exercise date of December 2009 for services to be rendered to the Company.  The Company undertook a Black Scholes valuation of these options using a A$0.029 (US$0.022) exercise price, US$0.022 market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%.  The 20,250,000 options were valued at A$160,672 (US$123,300) or A$0.008 (US$0.006) each.  The stock options were issued for services rendered, to be rendered and for agreeing to provide financial assistance to the Company (not the actual provision of financial assistance).  The issue of the stock options was not contingent upon any further services or events.  The stock options are not forfeitable if the services or financial assistance are not provided.  Accordingly, the value of the stock options were expensed during 2004.

In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of Common Stock.

Effective as of December 12, 2005, the Board of Directors of Company approved the distribution to all stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of Common Stock of the Company at an exercise price of US$0.25 cents per share with a latest exercise date of December 31, 2012.  The options were issued on a pro-rata basis to all stockholders of record on December 31, 2005 on the basis of two (2) options for every one (1) share of Common Stock owned by a stockholder on the record date. The options may not be exercised until the shares underlying the options are registered under federal and state securities laws.

At December 31, 2005 the Company had outstanding 36,135,500 options and as at December 31, 2006, the Company had outstanding 1,388,280 options, each of which is exercisable to purchase one share of Common Stock at US$0.25 per share.  The options cannot be exercised, other than using the cashless exercise feature, until the Company registers the shares of Common Stock to be issued upon exercise of the options in accordance with the Securities Act of 1933, as amended and any applicable state securities laws. The only exception is in the case of a cashless exercise.

Effective July 21, 2006, Legend issued 71,730,079 shares of Common Stock to Renika Pty Ltd (“Renika”), a company associated with Mr. J I Gutnick, President of Legend, following the cashless exercise of 34,778,220 options. The shares of Common Stock issued are restricted shares.

Between September 19, 2006 and November 17, 2006, Legend issued 11,703,728 shares of Common Stock at a placement price of US$0.22 per share raising A$3,425,662. The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (“The Act”) under Section 4(2) of the Act.

Effective November 30, 2006, Legend issued a further 112,500 shares of Common Stock and 50,000 options with an exercise price of A$0.25 per option and a latest exercise date of December 12, 2012 for no consideration to settle outstanding matters with an external party. The Company has valued these shares and options at A$35,416.

Effective December 31, 2006, Legend issued a further 1,053,000 shares of Common Stock at a placement price of US$0.33 raising A$445,705 (US$351,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (“the Act”) under Section 4 (2) of the Act.

In December 2006, 19,000 options issued with no exercise price were exercised and the Company issued 24,750 shares of Common Stock.

In December 2006, 351,000 options were exercised using the cashless exercise feature and the Company issued 526,500 shares of Common Stock.

Between January 1, 2007 and September 30, 2007, Legend issued a further 29,136,624 shares of Common Stock raising A$8,816,411 (US$7,226,906). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended (“The Act”) under Section 4(2) of the Act.

Effective June 15, 2007, Legend issued a further 200,000 shares of Common Stock for consulting fees amounting to A$59,074 (US$50,000).

Between July 1, 2007 and September 30, 2007, Legend issued a further 2,150,200 shares of Common Stock for consulting fees amounting to A$614,469 (US$537,550).

On December 12, 2007, Legend issued a further 18,750,000 shares of Common Stock at a placement price of US$0.80 per share raising A$16,924,292 (US$15,000,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended (“The Act”) under Section 4(2) of the Act.

Between October 1, 2007 and December 31, 2007, Legend issued a further 500,000 shares of Common Stock for part settlement of acquisition of exploration permits amounting to A$518,000 (US$475,000).

Between October 1, 2007 and December 31, 2007, Legend issued a further 254,000 shares for consulting fees amounting to A$330,564 (US$289,420).

Between October 1, 2007 and December 31, 2007, Legend issued a further 200,000 shares of Common Stock as a result of delays in lodging a registration statement amounting to A$364,805 (US$318,000)

Share Bonus Issue

Effective November 17, 2006, Legend issued one (1) new bonus share of Common Stock for every two (2) shares of Common Stock outstanding on the record at that date. The issue of the new bonus shares of Common Stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its Common Stock.

Effective December 31, 2006, Legend issued one (1) new bonus share of Common Stock for every two (2) shares of Common Stock outstanding on the record at that date. The issue of the new bonus shares of Common Stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its Common Stock.

The Company has accounted for these two bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

Issue of Options under Equity Incentive Plan

(i)
Effective September 19, 2006, the Company issued 8,100,000 options over shares of Common Stock to Directors, Executives and Consultants under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00 for the President and Chief Executive Officer and one other participant; and for all other participants, US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is September 19, 2016.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 8,100,000 options using the Binomial valuation method using the following inputs:

Grant date	Sept 19, 2006	Sept 19, 2006	Sept 19, 2006	Sept 19, 2006	Sept 19, 2006	Sept 19, 2006
Grant date share price	US$0.222	US$0.222	US$0.222	US$0.222	US$0.222	US$0.222
Vesting date	Sept 19, 2007	Sept 19, 2007	Sept 19, 2008	Sept 19, 2008	Sept 19, 2009	Sept 19, 2009
Expected life in years	5.50	5.50	6.00	6.00	6.50	6.50
Risk-free rate	4.69%	4.69%	4.69%	4.69%	4.69%	4.69%
Volatility	60%	60%	60%	60%	60%	60%
Exercise price	US$0.444	US$1.00	US$0.444	US$1.00	US$0.444	US$1.00
Call option value	US$0.09	US$0.05	US$0.10	US$0.06	US$0.10	US$0.06

The Company adopted revised SFAS No.123, Share-Based payment, which addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for (a) equity instruments of that company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments.

	Options	Option Price Per Share US$	Weighted Average Exercise Price US$
Outstanding at January 1, 2006	-	-	-
Granted	8,100,000	0.444-1.00	0.69
Forfeited	-	-	-
Outstanding at December 31, 2006	8,100,000	0.444-1.00	0.69
Granted	-	-	-
Forfeited	(1,575,000)	-	-
Outstanding at December 31, 2007	6,525,000	0.444-1.00	0.69

The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2006 was US$0.07 and the weighted average remaining contractual life of those options is 8¾  years. No options are currently exercisable.

The total value of the outstanding unvested options equates to A$192,979 (US$177,513) and is being amortised over the vesting periods.

For 2007, the amortization amounted to A$281,844 (US$259,345).

(ii)
Effective May 16, 2007, the Company issued 862,500 options over shares of Common Stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is May 16, 2017.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 862,500 options using the Binomial valuation method using the following inputs:

Grant date	May 16, 2007	May 16, 2007	May 16, 2007	May 16, 2007	May 16, 2007	May 16, 2007
Grant date share price	US$0.25	US$0.25	US$0.25	US$0.25	US$0.25	US$0.25
Vesting date	May 16, 2008	May 16, 2008	May 16, 2009	May 16, 2009	May 16, 2010	May 16, 2010
Expected life in years	5.50	5.50	6.00	6.00	6.50	6.50
Risk-free rate	4.92%	4.92%	4.92%	4.92%	4.92%	4.92%
Volatility	60%	60%	60%	60%	60%	60%
Exercise price	US$0.444	US$1.00	US$0.444	US$1.00	US$0.444	US$1.00
Call option value	US$0.1111	US$0.064	US$0.117	US$0.072	US$0.124	US$0.079

	Options	Option Price Per Share US$	Weighted Average Exercise Price US$
Outstanding at January 1, 2007	-	-	-
Granted	862,500	0.444-1.00	0.69
Forfeited	(187,500)	-	-
Outstanding at December 31, 2007	675,000	0.444-1.00	0.69

The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.0945 and the weighted average remaining contractual life of those options is 9½  years. No options are currently exercisable. The forfeiture rate of 56.52% is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

The total value of the outstanding unvested options including employee retention factor equates to A$26,665 (US$22,185) and is being amortised over the vesting periods.

For 2007, the amortization amounted to A$15,928 (US$13,964).

(iii)
Effective September 10, 2007, the Company issued 300,000 options over shares of Common Stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is September 10, 2017.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 300,000 options using the Binomial valuation method using the following inputs:

Grant date	Sept 10, 2007	Sept 10, 2007	Sept 10, 2007	Sept 10, 2007	Sept 10, 2007	Sept 10, 2007
Grant date share price	US$1.25	US$1.25	US$1.25	US$1.25	US$1.25	US$1.25
Vesting date	Sept 10, 2008	Sept 10, 2008	Sept 10, 2009	Sept 10, 2009	Sept 10, 2010	Sept 10, 2010
Expected life in years	5.50	5.50	6.00	6.00	6.50	6.50
Risk-free rate	4.637%	4.637%	4.637%	4.637%	4.637%	4.637%
Volatility	60%	60%	60%	60%	60%	60%
Exercise price	US$0.444	US$1.00	US$0.444	US$1.00	US$0.444	US$1.00
Call option value	US$0.98	US$0.79	US$1.00	US$0.81	US$1.01	US$0.83

	Options	Option Price Per Share US$	Weighted Average Exercise Price US$
Outstanding at January 1, 2007	-	-	-
Granted	300,000	0.444-1.00	0.69
Forfeited	-	-	-
Outstanding at December 31, 2007	300,000	0.444-1.00	0.69

The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.9033 and the weighted average remaining contractual life of those options is 9¾ years. No options are currently exercisable. The forfeiture rate of 50% in the third year is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

The total value of the outstanding unvested options including employee retention factor equates to A$216,726 (US$179,254) and is being amortised over the vesting periods.

For 2007, the amortization amounted to A$55,309 (US$48,489).

(iv)
Effective December 19, 2007, the Company issued 300,000 options over shares of Common Stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is December 19, 2017.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 300,000 options using the Binomial valuation method using the following inputs:

Grant date	Dec 19, 2007	Dec 19, 2007	Dec 19, 2007	Dec 19, 2007	Dec 19, 2007	Dec 19, 2007
Grant date share price	US$0.95	US$0.95	US$0.95	US$0.95	US$0.95	US$0.95
Vesting date	Dec 19, 2008	Dec 19, 2008	Dec 19, 2009	Dec 19, 2009	Dec 19, 2010	Dec 19, 2010
Expected life in years	5.50	5.50	6.00	6.00	6.50	6.50
Risk-free rate	4.441%	4.441%	4.441%	4.441%	4.441%	4.441%
Volatility	60%	60%	60%	60%	60%	60%
Exercise price	US$0.444	US$1.00	US$0.444	US$1.00	US$0.444	US$1.00
Call option value	US$0.70	US$0.54	US$0.71	US$0.56	US$0.72	US$0.58

	Options	Option Price Per Share US$	Weighted Average Exercise Price US$
Outstanding at January 1, 2007	-	-	-
Granted	300,000	0.444-1.00	0.69
Forfeited	-	-	-
Outstanding at December 31, 2007	300,000	0.444-1.00	0.69

The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.6350 and the weighted average remaining contractual life of those options is 10 years. No options are currently exercisable. The forfeiture rate of 50% in the third year is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

The total value of the outstanding unvested options including employee retention factor equates to A$179,810 (US$154,565) and is being amortised over the vesting periods.

For 2007, the amortization amounted to A$3,996 (US$3,503).

(v)
Effective December 28, 2007, the Company issued 4,787,500 options over shares of Common Stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00. The latest exercise date for the options is December 28, 2017.

The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

An external consultant has calculated the fair value of the 4,787,500 options using the Binomial valuation method using the following inputs:

Grant date	Dec 28, 2007	Dec 28, 2007	Dec 28, 2007
Grant date share price	US$1.09	US$1.09	US$1.09
Vesting date	Dec 28, 2008	Dec 28, 2009	Dec 28, 2010
Expected life in years	5.50	6.00	6.50
Risk-free rate	4.488%	4.488%	4.488%
Volatility	60%	60%	60%
Exercise price	US$1.00	US$1.00	US$1.00
Call option value	US$0.65	US$0.67	US$0.69

	Options	Option Price Per Share US$	Weighted Average Exercise Price US$
Outstanding at January 1, 2007	-	-	-
Granted	4,787,500	1.00	1.00
Forfeited	-	-	-
Outstanding at December 31, 2007	4,787,500	1.00	1.00

The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.67 and the weighted average remaining contractual life of those options is 10 years. No options are currently exercisable. The forfeiture rate of 42.85% in the third year is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

The total value of the outstanding unvested options including employee retention factor equates to A$3,574,212 (US$3,127,793) and is being amortised over the vesting periods.

For 2007, the amortization amounted to A$18,664 (US$16,345).

As of December 31, 2007, 5,119,326 options over shares were available for future grants under the Stock Plan.

5.	SHORT-TERM ADVANCE – AFFILIATE

During 2007, the Company repaid the amount owing to Astro Diamond Mines N.L. for costs incurred on mining tenements acquired in 2006, including interest charged for 2007 of A$16,744. Astro charged interest at the rate of between 9.85% and 10.10%, being the “reference rate” of the ANZ Banking Group Ltd.

During June 2007, the Company paid AXIS Consultants Pty Ltd amounts owing under the Service Agreement (refer footnote 6 for further information). The amount of A$2,432,687 included an interest charge of A$14,683.

During March 2007, the Company paid the amount owing to Joseph Gutnick, President and Chief Executive Officer of Legend International Holdings, Inc. of $1,303, less expenses incurred of A$472. No interest was incurred.

6.	AFFILIATE TRANSACTIONS

In December 2004, the Company issued to Renika, a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of Common Stock, at an exercise price of 5 cents and a latest exercise date of December 2009 for services to be rendered to the Company. The Company undertook a Black and Scholes valuation of these options using a 2.22 cent exercise price, 2.22 cent market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%.  The Company valued the 20,250,000 options at A$160,672 (US$123,300) or A$0.0178 (US$0.0137) each. In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of Common Stock.

In December 2004, the Company entered into an agreement with AXIS Consultants Pty Ltd to provide geological, management and administration services to the Company.  AXIS is affiliated through common management.  The Company is one of four affiliated companies. Each of the companies has some common Directors, officers and shareholders.  In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff. A number of arrangements and transactions have been entered into from time to time between such companies.  It has been the intention of the affiliated companies and respective Boards of Directors that each of such arrangements or transactions should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the shareholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

AXIS is a company owned by its public companies (including Legend) and any profits generated by AXIS are returned to its shareholders in the form of dividends.

AXIS is paid by each company for the costs incurred by it in carrying out the administration function for each such company. Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services.  AXIS procures items of equipment necessary in the conduct of the business of the Company.  AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

The Company is required to reimburse AXIS for any direct costs incurred by AXIS for the Company.  In addition, the Company is required to pay a proportion of AXIS’s overhead cost based on AXIS’s management estimate of our utilisation of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. Amounts invoiced by AXIS are required to be paid by us.  The Company is also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first requests AXIS to provide the service and AXIS fails to provide the service within one month.

The Service Agreement may be terminated by AXIS or us upon 60 days prior notice.  If the Service Agreement is terminated by AXIS, the Company would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS.  There can be no assurance that the Company could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us.  The Company’s inability to provide such services or to find a third party to provide such services may have a material adverse effect on our operations.

In accordance with the Service Agreement AXIS provides the Company with the services of the Company’s Chief Executive Officer, Chief Financial Officer, geologists and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%.

During 2006, AXIS charged the Company A$203,664 in management fees and administration services, A$212,679 for exploration services provided to the Company, charged interest of A$13,498 on the outstanding balance, loaned us $4,500 and the Company repaid A$180,000. AXIS charged interest at a rate of between 9.35% and 10.10% for 2006. AXIS did not charge a service fee for 2006. The amount owed to AXIS at December 31, 2006 was A$312,253. During 2007, AXIS charged the Company A$1,126,311 in management fees and administration services including salaries incurred in relation to AXIS staff that provided services to the Company, A$834,552 for exploration services, A$151,800 for asset usage, A$14,683 in interest on the outstanding balance and the Company repaid A$2,432,687. AXIS charged interest at a rate of 10.10% until June 2007. The amount owed to AXIS at December 31, 2007 was $6,912 which is included in accounts payable.

Mr Joseph Gutnick, the President of the Company advanced the Company the initial deposit on opening a US Dollar bank account. In March, 2007, the balance of A$831, owing of the initial advance of A$1,303 (US$1,000) less expenses incurred of A$472, was repaid.

Effective as of March 3, 2006, Legend entered into a Contract for the Sale of Mining Tenements (“Contract”) with Astro Diamond Mines N.L. (“Astro”) an Australian company pursuant to which the Company acquired certain diamond mining tenements in Northern Australia from Astro. The consideration payable by Legend to Astro was A$1.5 million and Legend was also required to pay to Astro any costs incurred on the tenements after February 1, 2006.  Astro provided commercial warranties which are usual for a transaction of this nature in favour of Legend. Under Australian law, Astro was required to provide an independent experts report to shareholders for this transaction. In order to prepare the independent experts report, a mineral valuation was prepared on behalf of Astro which indicated that the preferred value for the tenements that are the subject of the transaction was A$1.5 million. This formed the basis of the consideration agreed by the parties. The President and Chief Executive Officer of the Company, Mr. J. I. Gutnick, was Chairman and Managing Director of Astro and Dr DS Tyrwhitt, an independent Director of the Company is also a Director of Astro. The tenements are located in the Northern Territory of Australia and are prospective for all minerals. Astro incurred costs on the mining tenements from February 1, 2006 which at settlement Legend was required to pay. However, Astro had not quantified the amount at the date of settlement and it was only finally quantified in November 2006. At December 31, 2006, the Company owed Astro A$942,433 for these costs including interest of A$21,302. During 2007, the amount was repaid in full including interest charge for 2007 of A$16,774. Astro charged interest at a rate of 10.10%.

The consideration and all related acquisition costs, costs incurred by Astro since February 1, 2006 and exploration expenditure incurred by the Company is shown in the Statement of Operations as Exploration Expenditure.

7.	INCOME TAXES

The Company has adopted the provisions of SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Company has operations in both the USA and Australia and the Company is subject to taxation in both jurisdictions on the operations in each respective jurisdiction.

At December 31, 2007 and 2006 deferred taxes consisted of the following:

	USA 2007 A$	Australia 2007 A$	Total 2007 A$
Deferred tax assets

Net operating loss carry-forward	1,756,879	3,031,967	4,788,846
Less valuation allowance	(1,756,879)	(3,031,967)	(4,788,846)
Net deferred taxes	-	-	-

	USA 2006 A$	Australia 2006 A$	Total 2006 A$
Deferred tax assets

Net operating loss carry-forward	1,313,017	1,218,600	2,531,617
Less valuation allowance	(1,313,017)	(1,218,600)	(2,531,617)
Net deferred taxes	-	-	-

The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.

At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

As a result of the ownership change that occurred in November 2004 (see note 1), Internal Revenue Code Section 382 limits the use of available operating loss carryforwards for losses incurred prior to the ownership change.  In addition, the Company will need to file a tax return for 2006 to establish the tax benefits of the net operating loss carry forwards. Future net operating losses will be fully available to offset future taxable income.  Total available net operating loss carryforwards, which are subject to limitations, amount to approximately A$15,273,850 at December 31, 2007 and expire in years 2022 through 2026

8.	COMMITMENTS

During December 2006, the Company entered into an operating lease agreement for a motor vehicle which expires in 2008. The lease agreement has a monthly repayment amount of A$1,123. The future minimum lease repayments under a non-cancellable lease at December 31, 2007 is A$11,230 (US$9,845) for 2008.

During July 2007, the Company entered into a sublease agreement for the rental of office premises which expires in 2008. The total rental payment for 2007 is A$27,457 (US$24,072), for the security bond of A$16,615 (US$14,566), and for 2008, A$103,241 (US$90,511).

During September 2007, the Company entered into a commercial hire purchase agreement for proposed on-site accommodation units, which expires in 2008. The hire purchase agreement has a monthly repayment amount of A$20,954 and a final repayment of A$174,280 in June 2008. The future minimum lease repayments under a non-cancellable lease at December 31, 2007 are A$89,945 (US$78,854) and interest of A$17,078 (US$14,972).

Exploration

The Company has to perform minimum exploration work and expend minimum amounts of money on its tenements. The overall expenditure requirement tends to be limited in the normal course of the Company’s tenement portfolio management through expenditure exemption approvals, and expenditure reductions through relinquishment of parts or the whole of tenements deemed non prospective. Should the company wish to preserve interests in its current tenements the amount which may be required to be expended is as follows:

	2007 A$	2006 A$
Not later than one year	1,795,000	860,000
Later than one year but not later than five years	3,085,000	875,000
Later than five years but not later than twenty one years	115,000	-
	4,995,000	1,735,000

9.	RECLAMATION AND REHABILITATION

The Company’s exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company conducts its operations so as to protect the environment and believes its operations are in compliance with applicable laws and regulations in all material respects. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures. Estimated future reclamation costs are based principally on legal and regulatory requirements.

10.	DEPOSITS

Deposits	2007 A$	2006 A$
Cash deposits have been provided to the Department of Business, Industry and Resource Development of Northern Territory for the purpose of guaranteeing the Company’s performance in accordance with Northern
Territory mining law (refer footnote 9).

The performance relates to the requirement that the Company adheres to the terms and conditions of its exploration licences, which inter alia requires site restoration. However, the Directors do not anticipate the
Department of Business, Industry and Resource Development of Northern
Territory will exercise these guarantees as the Company adheres to all conditions of its exploration licences.
	130,000	90,000

11.	SUBSEQUENT EVENTS

On February 7, 2008, the Board of Directors of the Company agreed to issue 5,000,000 options under the 2006 Incentive Option Plan to the President and Chief Executive Officer. The options have an exercise price of US$2.00, vest 1/3 on February 7, 2009, 1/3 on February 7, 2010 and 1/3 on February 7, 2011. The latest exercise date is February 7, 2018. The Company has appointed an external consultant to provide a valuation of the options.

On February 18, 2008, the Board of Directors of the Company agreed to issue 400,000 options under the 2006 Incentive Option Plan. The options have an exercise price of US$1.00, vest 1/3 on February 18, 2009, 1/3 on February 18, 2010 and 1/3 on February 18, 2011. The latest exercise date is February 18, 2018. The Company has appointed an external consultant to provide a valuation of the options.

Effective February 27, 2008, the Company entered into a Share Sale Agreement whereby the Company agreed to purchase all of the issued and outstanding shares of Teutonic Minerals Pty Ltd. As a result, Teutonic became a subsidiary of the Company from that date. Teutonic holds an application for a mineral licence over phosphate in the Georgina Basin in the State of Queensland, Australia. The consideration payable to the vendors was A$300,000 in cash, and the Company granted a 1% gross revenue royalty from production from the mineral licence.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Legend to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Legend may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Legend would have the legal power to indemnify them directly against such liability.

Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Legend in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Legend and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Legend nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Golden River Resources pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses, incurred or expected to be incurred by Legend in connect with the issuance and distribution of the securities being registered. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will not pay any part of these expenses.

SEC Registration Fee	$2,663
Legal Fees and Expenses*	20,000
Accounting Fees and Expenses*	15,000
Printing	-
Miscellaneous	5,000

TOTAL*	$42,663

Item 26. RECENT ISSUANCE OF SECURITIES

In 2004, a total of 2,004,750 common shares were issued to the Company’s former sole officer and director for services valued at A$58,053 (US$44,550) or A$0.029 (US$0.022) per share.

In December 2004, the Company issued to Renika Pty Limited (“Renika”), a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of Common Stock, at an exercise price of A$0.029 (US$0.022) and a latest exercise date of December 2009 for services to be rendered to the Company.  The Company undertook a Black Scholes valuation of these options using a A$0.029 (US$0.022) exercise price, A$0.029 (US$0.022) market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%.  The 9,000,000 options were valued at A$160,672 (US$123,300) or A$0.008 (US$0.006) each.

The stock options were issued for services rendered, to be rendered and for agreeing to provide financial assistance to the Company (not the actual provision of financial assistance).  The issue of the stock options was not contingent upon any further services or events.  The stock options are not forfeitable if the services or financial assistance are not provided.  Accordingly, the value of the stock options was expensed immediately during 2004.

In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of Common Stock.

Effective as of December 12, 2005, the Board of Directors of Company approved the distribution to all stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of Common Stock of the Company at an exercise price of 25 cents per share with a latest exercise date of December 31, 2012.  The options were issued on a pro-rata basis to all stockholders of record on December 31, 2005 on the basis of two (2) options for every one (1) share of Common Stock owned by a stockholder on the record date. The options may not be exercised (other than pursuant to a cashless exercise feature) until the shares underlying the options are registered under federal and state securities laws.

Effective July 21, 2006, Legend issued 71,730,079 shares of Common Stock to Renika Pty Ltd (“Renika”), a company associated with Mr J I Gutnick, President of Legend, following the cashless exercise of 34,778,220 options. The shares of Common Stock issued are restricted shares.

From September 19, 2006 to November 17, 2006, we entered into subscription agreements with a number of parties pursuant to which we issued to those parties in a private placement transaction shares of Common Stock in Legend at an issue price of US$0.50 per share.

Effective November 17, 2006, Legend issued one (1) new bonus share of Common Stock for every two (2) shares of Common Stock outstanding on the record at that date. The issue of the new bonus shares of Common Stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its Common Stock.The Company has accounted for these bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

On November 30, 2006, we issued 112,500 shares of Common Stock and 112,500 options over shares of Common Stock to Pinchas T Althaus.

On December 31, 2006, we entered into a subscription agreement with a party pursuant to which we issued to that party in a private placement transaction shares of Common Stock and options on the basis of one option for every two shares subscribed for with no exercise price in Legend at an issue price of US$0.50 per share. The Company has accounted for these bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

Effective December 31, 2006, Legend issued one (1) new bonus share of Common Stock for every two (2) shares of Common Stock outstanding on the record at that date. The issue of the new bonus shares of Common Stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its Common Stock.

From February 19, 2007 to July 31, 2007, we entered into subscription agreements with a number of parties pursuant to which we issued to those parties in a private placement transaction 29,336,824 shares of Common Stock in Legend at an issue price of US$0.25 per share.

From June 15, 2007 to July 31, 2007, we issued an aggregate of 2,150,000 shares of Common Stock as consulting fees in connection with a private placement.

On November 2, 2007, we entered into an agreement with Iron Duyfken Pty Ltd to acquire three (3) project areas in the Georgina Basin of Queensland, Australia. We agreed to pay A$500,000 and issue 500,000 shares of Common Stock as consideration.

On November 22, 2007, we agreed to issue 75,000 shares of Common Stock as a result of the cashless exercise of 90,000 options expiring December 31, 2012.

On November 22 and 24, 2007, we agreed to issue a total of 104,000 shares of Common Stock for investor relations and consulting services.

On December 12, 2007, we entered into a Subscription Agreement with Atticus European Fund Ltd and Green Way Managed Account Series Ltd in respect of its segregated account, Green Way Portfolio D (collectively “Atticus”) pursuant to which the Company issued in a private placement transaction (the ”Private Placement”) to Atticus an aggregate of 18,750,000 shares of Common Stock at a price of US$0.80 per share for an aggregate purchase price of US$15,000,000..

On December 31, 2007, we issued 200,000 shares of Common Stock for services rendered to us and 150,000 shares of Common Stock for consulting services.

Between January 1, 2008 and March 31, 2008, Legend issued a further 132,877 shares of common stock as a result of delays in lodging a registration statement.

Between April 1, 2008 and June 30, 2008, Legend issued a further 324,932 shares of common stock as a result of delays in lodging a registration statement and a further 30,800 shares of common stuck for consulting services.

In May 2008, we issued 1,125,980 shares of Common Stock as a result of the exercise of options expiring December 31, 2012.

In June 2008, we issued 256,602 shares of Common Stock as a result of the exercise of options expiring December 31, 2012.

On June 03, 2008, we entered into an Agency Agreement with BMO Nesbitt Burns Inc. (“BMO”), Wellington West Capital Markets Inc. and BBY Limited (collectively, the “Agents”) pursuant to which the Company issued in a private placement transaction (the ”Private Placement”) an aggregate of 42,000,000 shares of Common Stock at a price of US$2.50 per share for an aggregate purchase price of US$105,000,000 to accredited investors introduced by the Agents.

On July 1, 2008 we issued 318,960 shares of Common Stock as a result of the exercise of options expiring December 31, 2012.

The securities described above were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act) under Section 4(2) of the Act and/or under Regulation S promulgated under the Act.

Item 27.  EXHIBITS

Incorporated by
Reference to:

Exhibit No.	Exhibit
1.1	Subscription Agreement (1)
3.1	Certificate of Incorporation (1)
3.2	Amended Certificate of Incorporation (2)
3.3	Bylaws (1)
3.4	Specimen Stock Certificate (1)
3.5	Amendment to Certificate of Incorporation (3)
5.1	Opinion of Phillips Nizer LLP (4)
10.1	2006 Incentive Stock Option Plan (5)
10.2	Contract for the Sale of Mining Tenements (6)

10.3	Subscription Agreement dated as of December 12, 2007 (6)
10.4	Agreement with Iron Duketon Pty Limited dated November 2, 2007(7)
10.5	Agreement with Ansett Resources & Industries Pty Ltd. dated November 7, 2007(7)
10.6	Agreement with King Eagle Resources Pty Limited dated December 7, 2007(8)
10.7	Form of Subscription Agreement for BMO Offering (9)
10.8	Agency Agreement dated as of June 3, 2008 (9)
10.9	Registration Rights Agreement dated as of June 3, 2008 (9)
10.10	Form of Broker Warrant (9)
10.11	Share Options Agreement dated July 14, 2008 with Indian Farmers Fertilizer Cooperative Limited (IFFCO)(10)
21.1*	Subsidiaries of the Registrant (4)
23.1	Consent of Phillips Nizer LLP (included in Exhibit 5.1) (4)
23.2	Consent of PKF, Certified Public Accountants, A Professional Corporation (4)

Footnotes:

(1)	Incorporated herein by reference to the Company’s Registration Statement on Form S-1, filed on February 2, 2001, File No. 333-55116, and the amendments thereto.

(2)	Incorporated herein by reference to the Company’s current report on Form 8-K filed on March 21, 2003.

(3)	Incorporated herein by reference to the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2006.

(4)	Filed herewith.

(5)	Incorporated by reference to the Appendix to the Company’s Proxy Statement filed on October 19, 2006.

(6)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed on December 19, 2007.

(7)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed on December 28, 2007.

(8)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed on December 28, 2007.

(9)	Incorporated herein by reference to the Company’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement, filed on July 18, 2008, File No. 333-145082

(10)	Incorporated herein by reference to the Company’s Current Report on From 8-K filed on July 16, 2008.

Item 28.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of or used or referred to by the undersigned;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

(iv)	Any other communication that is an offer in the offering made by the undersigned to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and  contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

(8) For the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus is deemed part of and included in this registration statement;

(ii)
Each prospectus require to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement shall be made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in any document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Victoria, Australia on August 1, 2008.

LEGEND INTERNATIONAL
HOLDINGS, INC.

By:                     Peter Lee
Name:                Peter Lee
Title:                  CFO & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Lee and Brian Brodrick and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Joseph I Gutnick	President, Chairman of the Board and Chief Executive Officer	August 1, 2008
Joseph I Gutnick

/s/ David Tyrwhitt	Director	August 1, 2008
David Tyrwhitt

/s/ Peter Lee	Secretary, Chief Financial Officer and Principal Accounting Officer	August 1, 2008
Peter Lee